Exhibit 10.1

EXECUTION COPY

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of July 7, 2011, among Michael Kors Holdings Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”), the persons listed on Schedule I hereto (the “Sellers”), and the investors named on the signature pages hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Sellers, collectively, wish to sell to each Buyer, and each such Buyer wishes to purchase, upon the terms and conditions set forth in this Agreement, the number of preference shares, no par value, of the Company (the “Preference Shares”) set forth below such Buyer’s signature on the signature pages hereto (such sales and purchases being referred to herein as the “Offering”).

B. The Company, the Sellers and the Buyers intend to make such offer and sale in reliance upon one or more exemptions from registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

C. In connection with the transactions contemplated by the Offering, the Company, the Sellers and the Buyers will execute and deliver the Shareholders Agreement, in the form attached as Exhibit A hereto (the “Shareholders Agreement”).

NOW, THEREFORE, the Company, the Sellers and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF THE PREFERENCE SHARES.

(a) Purchase and Sale of the Preference Shares.

(i) In reliance upon the Buyers’ representations and warranties contained in Section 2 hereof and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, at the closing of the Offering (the “Closing”), the Company and the Sellers, collectively, shall sell, transfer and deliver, free and clear of liens and encumbrances (other than those set forth in the Shareholders Agreement or the Company’s Memorandum and Articles of Association and those resulting from any action or inaction of a Buyer), to each Buyer the number of Preference Shares set forth below such Buyer’s signature on the signature pages hereto. The aggregate number of Preference Shares to be issued and sold by the Company shall be 217,137 and the aggregate number of Preference Shares to be sold by each Seller shall be set forth opposite such Seller’s name on Schedule I hereto. The specific number of Preference Shares to be sold by the Company and the Sellers to each Buyer shall be proportionate to the aggregate number of shares to be sold by the Company and the Sellers (with appropriate rounding adjustments to be determined by the Company).

(ii) In reliance upon the representations and warranties of the Company contained in Section 3 hereof and the Sellers contained in Section 4 hereof, and subject to the satisfaction (or waiver) of the conditions set forth in Section 7 below, at the Closing, each Buyer severally, but not jointly, shall purchase the Preference Shares to be purchased by such Buyer from the Company and the Sellers, on a pro-rata basis, as set forth below such Buyer’s signature on the signature pages hereto.

(iii) Closing. The Closing shall occur on (i) July 11, 2011 or (ii) if the conditions set forth in Sections 6 and 7 have not been satisfied or waived by such date, one (1) business day following the satisfaction (or waiver) of such conditions (the “Closing Date”), at the New York, New York offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, or on such other date or at such other location as the Company, the Sellers and the Buyers shall mutually agree.

(iv) Purchase Price. The purchase price for the Preference Shares to be purchased by the Buyers at the Closing shall be $46.053860 per Preference Share (the “Per Share Purchase Price”), and the aggregate purchase price for all Preference Shares being purchased by any specific Buyer shall be the product obtained by multiplying the Per Share Purchase Price by the total number of Preference Shares being purchased by such Buyer, which aggregate purchase price for such Buyer being as set forth below such Buyer’s signature on the signature pages hereto (the “Buyer’s Purchase Price”).

(b) Closing Mechanics.

(i) (A) Subject to Section 1(b)(i)(B), at the Closing the Company and the Sellers, as applicable, shall deliver to each Buyer one or more share certificates evidencing the Preference Shares being purchased by such Buyer hereunder, in each case against delivery by such Buyer of the Buyer’s Purchase Price therefor.

(B) The Company shall deliver to the Buyers on Schedule II hereto executed share certificates in the names and amounts set forth below such Buyers’ signature on the signature pages hereto at least three (3) business days prior to the Closing. To the extent this Agreement is terminated pursuant to Section 8 or the Closing does not occur for any reason, (i) the Shares represented by such share certificates shall be deemed cancelled automatically without any action on the part of any Person and (ii) each such Buyer shall promptly return (in any event no later than two (2) business days) such share certificates to the Company. For the avoidance of doubt, the Shares represented by such share certificates are being delivered to such Buyers in advance of the Closing for such Buyers’ internal compliance requirements only and such Shares shall neither be deemed delivered to, nor and owned by, such Buyers unless and until the occurrence of the Closing in accordance with Section 1(a)(iii). At the Closing, such Shares shall be deemed delivered against delivery by each such Buyer of the Buyer’s Purchase Price therefor.

(ii) At the Closing, each Buyer shall deliver to JPMorgan Chase Bank, N.A. (the “Paying Agent”) such Buyer’s Purchase Price paid by such Buyer by wire transfer of immediately available U.S. funds to a bank account designated in writing by the Company at least two (2) business days prior to the Closing Date, which funds will be allocated and delivered to the Company and the Sellers in consideration of the Preference Shares being purchased by each such Buyer. The Company and each Seller hereby acknowledge that upon the completion of such wire transfers, no Buyer shall have any further liability with respect to such payment or the delivery thereof to the Company and the Sellers.

(iii) The Company shall deliver evidence to the Buyers that the Amended and Restated Memorandum and Articles of Association of the Company, in the form attached as Exhibit B hereto (the “Company’s Memorandum and Articles of Association”), has been filed with the Registrar of Corporate Affairs of the British Virgin Islands and has become effective on or prior to the Closing.

2. BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally, and not jointly or jointly and severally, as to itself represents and warrants to the Company and the Sellers that:

(a) Organization and Good Standing. If such Buyer is an entity, such Buyer is a corporation, partnership, limited liability company or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Buyer (if such Buyer is an entity) has the requisite power and authority to enter into and perform and such Buyer (if such Buyer is a natural person) has the capacity to enter into and perform its obligations under this Agreement and the Shareholders Agreement and each other agreement contemplated by this Agreement to which such Buyer is a party or to be executed by such Buyer in connection with the transactions contemplated by this Agreement (together with the Shareholders Agreement and the Restructuring Agreement (as defined herein), the “Ancillary Documents”), and to purchase the Preference Shares (and the ordinary shares, no par value, of the Company (the “Ordinary Shares”) into which such Preference Shares may be converted) being sold to it hereunder. If such Buyer is an entity, the execution, delivery and performance of this Agreement and the Ancillary Documents by such Buyer and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate or partnership action, and no further consent or authorization of such Buyer, as the case may be, is required. This Agreement has been (and the Ancillary Documents will be at or prior to Closing) duly executed and delivered by such Buyer and, assuming due execution by each other party thereto, constitutes, or shall constitute when executed and delivered, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and contribution under the Shareholders Agreement may be limited by applicable law.

(c) No Public Sale or Distribution. Such Buyer is acquiring the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Preference Shares (and the Ordinary Shares into which such

Preference Shares may be converted) at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of this Agreement and the Shareholders Agreement. Such Buyer is acquiring the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted). As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(d) Accredited Investor Status. Such Buyer is under the Securities Act an “accredited investor” within the meaning of Rule 501(a) of Regulation D. Such Buyer (other than MKFF Investors, LLC, a Delaware limited liability company) is not an entity formed for the sole purpose of acquiring the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted).

(e) Reliance on Exemptions. Such Buyer understands that the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) are being offered and sold to it in reliance on exemptions from the registration requirements of U.S. federal and state securities laws and that the Company and the Sellers are relying in part upon the truth and accuracy of such Buyer’s representations and warranties and the compliance by such Buyer of such Buyer’s agreements set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Preference Shares from the Company and the Sellers.

(f) Information and Exculpation.

(i) Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, properties, finances, prospects and operations of the Company and all other materials relating to the offer and sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) that have been requested by such Buyer as it has deemed necessary or appropriate to conduct its due diligence investigation. Such Buyer has sufficient knowledge and experience in investing in the securities of companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and the Sellers. Such Buyer understands and acknowledges that (A) its investment in the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) involves a high degree of risk, (B) it may be required to bear the financial risks of an investment in the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) for an indefinite period of time and (C) prior to making an investment in the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted), such Buyer has concluded that it is able to bear those risks for an indefinite period. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted).

(ii) Such Buyer acknowledges that it is purchasing the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) based on the results of its own due diligence investigation of the Company, including the representations and warranties being made by the Company and the Sellers in this Agreement, and that such Buyer and its advisors, if any, have had access to and opportunity to review all materials, documents and information made available to the Buyers on the Company’s electronic datasite (all such documents, materials and other information made available on the Company’s electronic datasite, as amended, modified or supplemented to the date of this Agreement, the “Datasite Materials”).

(iii) Such Buyer acknowledges that Morgan Stanley & Co. LLC (in its capacity as the sole placement agent of the Preference Shares in the Offering, the “Agent”) and its respective directors, officers, employees, representatives and controlling Persons have no responsibility for making any independent investigation of the information contained in the Datasite Materials, any publicly available information or any other documents or information made available to the Buyers by the Company.

(g) No Governmental Review. Such Buyer understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) or the fairness or suitability of an investment in the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) or has passed upon or endorsed the merits of the offering of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) or an investment therein.

(h) Transfer or Resale. Subject to the terms of the Shareholders Agreement, such Buyer understands that: (i) neither the offer nor sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) have been and, except as provided for in the Shareholders Agreement, will not be registered under the Securities Act or any state securities laws, and the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) may not be offered for sale, sold, assigned or transferred unless (x) the offer and sale thereof shall have been registered under the Securities Act, (y) the offer and sale thereof is permitted pursuant to an exemption from such registration, or (z) the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) are sold to the Company or any Subsidiary (as defined herein) thereof; and (ii) none of the Company, the Sellers nor any other Person is under any obligation to register the offer or sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Legends. Such Buyer understands that until such time as the same is no longer required under applicable requirements of the Securities Act and applicable state securities laws and the terms of the Shareholders Agreement, the certificates evidencing the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted), and all certificates or other instruments issued in exchange therefor or in substitution thereof, or if held in book-entry form through a direct registration system as the case may be, the

Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) in such form, shall bear a legend on the face thereof in the form set forth in the Shareholders Agreement referencing the restrictions on the transferability of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted), and the Company shall make a notation on its records and give instructions to the Company’s transfer agent for the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted), to the extent the Company shall have retained the services of a transfer agent for the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted), in order to implement the restrictions on transfer set forth and described herein and therein.

(j) No Conflicts. Assuming the accuracy of the representations and warranties in Sections 3 and 4, the execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer (if such Buyer is an entity) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(k) Consents. Assuming the accuracy of the representations and warranties in Sections 3 and 4, such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement and the Shareholders Agreement (other than (i) any consent, authorization or order that has been duly obtained as of the date hereof and (ii) any filing or registration that has been made as of the date hereof).

(l) Residency. Such Buyer is a resident of that jurisdiction specified below its signature on the signature pages hereto.

(m) No General Solicitation or Advertising. Such Buyer acknowledges that the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) were not offered to such Buyer by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Buyer was invited by any of the foregoing means of communications.

(n) Brokers. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, the Sellers or any Subsidiary therefore for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Buyer.

(o) Filings. If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, such Buyer shall reasonably assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the offer and sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted).

(p) Ontario Securities Law Matters. (For Ontario Teachers’ Pension Plan Board only)

(i) Such Buyer has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than all of the materials contained in the Datasite Materials) describing or purporting to describe the business and affairs of the Company which has been prepared for delivery to, and review by, such Buyer in order to assist it in making an investment decision in respect of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted).

(ii) Such Buyer has been notified by the Company:

(1) that the Company may be required to provide certain personal information (“personal information”) pertaining to such Buyer as required to be disclosed in Schedule I of Form 45-106F1 under National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”) (including its name, address, telephone number and the number and value of any Preference Shares), which Form 45-106F1 may be required to be filed by the Company under NI 45-106;

(2) that such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106;

(3) that such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario;

(4) that such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and

(5) that the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684.

(iii) Such Buyer has authorized the indirect collection of the personal information by the OSC.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the corresponding sections of the disclosure letter delivered by the Company to the Buyers prior to the execution of this Agreement (the “Company

Disclosure Letter”), it being agreed that disclosure of any item in any section of the Company Disclosure Letter (whether or not an explicit cross reference appears) shall be deemed to be disclosure with respect to any other section to which the relevance of such item is reasonably apparent, the Company hereby represents and warrants to each of the Buyers as follows:

(a) Organization and Qualification. The Company is duly incorporated and validly existing as a company in good standing under the laws of the British Virgin Islands and has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect, individually or in the aggregate, (i) on the business, assets, results of operations, or financial condition of the Company and its Subsidiaries taken as a whole, or (ii) on the transactions contemplated by this Agreement, the Shareholders Agreement and by the agreements and instruments to be entered into in connection herewith, or (iii) on the authority or ability of the Company and the Sellers to perform their respective obligations under this Agreement. As used in this Agreement, “Subsidiary” of a Person means any and all corporations, partnerships, limited liability companies and other entities, whether incorporated or unincorporated, with respect to which such Person, directly or indirectly, owns a majority of the equity interests or securities having the power to elect a majority of the board of directors or similar body governing the affairs of such entity.

(b) Subsidiaries. Each of the Company’s Subsidiaries is a corporation, partnership, limited liability company or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents. The execution and delivery of this Agreement, and each of the Ancillary Documents, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance and sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) by the Company, has been duly authorized and approved by all necessary corporate action on the part of the Company and no further consent or authorization of the Company, as the case may be, is required. This Agreement has been, and each of the Ancillary Documents will be at or prior to the Closing, duly executed and delivered by the Company and constitutes, or shall constitute when executed and delivered, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except as rights to indemnification and contribution under the Shareholders Agreement may be limited under applicable law.

(d) Issuance and Sale of the Preference Shares.

(i) The Preference Shares (including the Preference Shares to be sold by the Sellers) outstanding prior to the issuance of the Preference Shares to be sold by the Company hereunder have been duly authorized and are validly issued, fully paid and non-assessable. The Preference Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances (other than those set forth in the Shareholders Agreement or the Company’s Memorandum and Articles of Association and those resulting from any action or inaction of a Buyer), and the issuance of such Preference Shares will not be subject to any preemptive or similar rights (other than those set forth in the Shareholders Agreement or the Company’s Memorandum and Articles of Association and those resulting from any action or inaction of a Buyer). Prior to the Closing Date, the Ordinary Shares will have been duly authorized and adequately reserved in contemplation of the conversion of the Preference Shares and, when issued and delivered in accordance with the terms of the Company’s Memorandum and Articles of Association, will be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances (other than those set forth in the Shareholders Agreement or the Company’s Memorandum and Articles of Association and those resulting from any action or inaction of a Buyer), and the issuance of such Ordinary Shares will not be subject to any preemptive or similar rights (other than those set forth in the Shareholders Agreement or the Company’s Memorandum and Articles of Association and those resulting from any action or inaction of a Buyer).

(ii) After giving pro forma effect to the Restructuring (as defined below) and the Offering, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire (except upon conversion) any Preference Shares or Ordinary Shares or the capital stock or other equity interests of the Company or any of its Subsidiaries, or (B) make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person other than any investment or guarantee between or among the Company and its Subsidiaries. There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote or consent (or, convertible into, or exchangeable for, securities having the right to vote or consent) on any matter on which stockholders (or other equity holders) of the Company or any of its Subsidiaries may vote.

(e) No Conflicts. Assuming the accuracy of the representations and warranties contained in Sections 2 and 4 hereof and the Buyers’ compliance with their agreements contained in the Shareholders Agreement, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted)) and the execution, delivery and performance of the Ancillary Documents by the Company will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations, bylaws (as applicable) or other constituent documents of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the

Company or any of its Subsidiaries is a party, or (iii) result in a violation of any applicable law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) to which the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(f) Consents. Assuming the accuracy of the representations and warranties contained in Sections 2 and 4 hereof and the Buyers’ compliance with their agreements contained in the Shareholders Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement and the Ancillary Documents (other than (i) any consent, authorization or order that has been duly obtained as of the date hereof, (ii) any filing or registration that has been made as of the date hereof, (iii) any filings which may be required to be made after the date hereof by the Company with any U.S. federal or state agency or administrator (including the SEC), each of which shall be duly made as and when required and (iv) the filing of the Company’s Memorandum and Articles of Association with the Registrar of Corporate Affairs of the British Virgin Islands).

(g) No General Solicitation; Agent’s Fees. None of the Company, any of its Subsidiaries, or to the knowledge of the Company, any of its affiliates, or any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preference Shares. The Company acknowledges that it has engaged the Agent as the sole placement agent in connection with the sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) by the Company and the Sellers in the Offering. Other than the Agent and its affiliates, none of the Company or any of its Subsidiaries has engaged any other placement agent, broker, finder, investment banker, financial advisor or similar Person in connection with the sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted), and no Person (other than the Agent) is entitled to any agent, financial advisory, finder’s or other fee arising from this transaction as a result of any agreement, arrangement or understanding entered into by or on behalf of the Company. As used in this Agreement, the phrase “knowledge of the Company” means the actual knowledge of John Idol, Joe Parsons and Lee Sporn.

(h) No Integrated Offering. None of the Company, any of its Subsidiaries, any of its affiliates, or any Person acting on its behalf, including the Agent and its affiliates, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer or sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) under the Securities Act, whether through integration with prior offerings or otherwise.

(i) Historical Financial Statements. The Company has furnished or made available to the Buyers in the Datasite Materials a true, correct and complete copy of the audited consolidated balance sheets of the Company and its Subsdiaries, and the related consolidated statements of income, cash flows, and stockholders’ equity for the fiscal years ended April 2, 2011 and April 3, 2010 (the “Financial Statements”), together with the notes thereto. The

Financial Statements (x) were prepared based on the books and records of the Company and its Subsidiaries (except as may be indicated in the notes thereto), (y) were prepared in conformity with U.S. generally accepted accounting principles consistently applied (“GAAP”) throughout the periods indicated (except as may be indicated in the notes thereto) and (z) fairly present, in all material respects, the financial condition, assets and liabilities, results of operations, cash flows, and changes in stockholders’ equity, on a consolidated basis, of the Company and its Subsidiaries as at the respective dates, and for the periods, indicated therein.

(j) Absence of Certain Changes. Since April 2, 2011, (x) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business, consistent with past practice, and (y) no event, circumstance or change has occurred that has caused or evidences, or would reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

(k) Capitalization. After giving pro forma effect to (i) the consummation of the restructuring transactions (the “Restructuring”) to occur pursuant to the terms of the Restructuring Agreement, the form of which is attached as Exhibit C hereto (the “Restructuring Agreement”), (ii) the purchase by each Buyer of the Preference Shares contemplated by this Agreement and (iii) all post-Closing repurchases of options to acquire shares of the Company (“Company Options”), there will be no outstanding (x) equity interests or other equity securities of the Company, (y) securities of the Company convertible into or exchangeable or exercisable for equity interests or other equity securities of the Company or (z) options, warrants, preemptive rights (other than those set forth in the Shareholders Agreement and the Company’s Memorandum and Articles), stock appreciation, phantom stock or profit participation rights with respect to, or other rights to acquire from the Company or any of its Subsidiaries, or other obligations, contingent or otherwise, of the Company or any of its Subsidiaries to issue, sell or transfer any equity interests or other securities or securities convertible into or exchangeable for equity interests or other equity securities of the Company or any of its Subsidiaries or evidencing the right to subscribe for equity securities of the Company or any of its Subsidiaries. After giving pro forma effect to the events described in clauses (i), (ii) and (iii) above, the capitalization of the Company shall be as set forth on Section 3(k) of the Company Disclosure Letter. The aggregate exercise proceeds of all outstanding Company Options as of the date of this Agreement is $59,082,536.

(l) Material Contracts. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each of the material contracts of the Company and/or its Subsidiaries are in full force and effect and are the legal, valid and binding obligation of the Company or any Subsidiary of the Company which is a party thereto, and, to the knowledge of the Company, of the other parties thereto, enforceable against each of them in accordance with its terms and, upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence, (ii) neither the Company nor any Subsidiary of the Company is in default under any such material contract, nor, to the knowledge of the Company, is any other party to any material contract in breach of or default thereunder, (iii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default on the Company, any Subsidiary of the Company or, to the knowledge of the Company, any other party thereunder, (iv) none of the Company, any Subsidiary or, to the knowledge of the Company, any other party to any such material contracts has exercised any termination rights with respect thereto and (v) no party has given written notice of any significant dispute with respect to any material contract.

(m) Absence of Litigation. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) there are no legal proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (ii) to the Company’s knowledge, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any governmental authority seeking to affect the legality, validity or enforceability of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

(n) No Undisclosed Liabilities. The Company and its Subsidiaries have no liability, obligation, interest, tax, penalty, fine, demand, judgment, cost or expense, whether known or unknown, determined or determinable, accrued or unaccrued, absolute or contingent, or incurred or consequential (“Liabilities”) that are required to be reflected in, reserved against, or otherwise described in a balance sheet (or the notes thereto) in accordance with GAAP except (i) those Liabilities provided for or reserved against in the Financial Statements, (ii) Liabilities arising in the ordinary course of business consistent with past practice since April 2, 2011, which are not individually or in the aggregate material, (iii) Liabilities under this Agreement or (iv) Liabilities that would not reasonably be expected to result in a Material Adverse Effect.

(o) Affiliate Transactions. No officer, director or shareholder owning (directly or indirectly) in excess of 5% of capital stock of the Company or any of its Subsidiaries or any Affiliate of such officer, director or shareholder (any such person, a “Related Person”) (i) owes any material amount to the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries owe any material amount (other than salaries, employee benefits and other transactions pursuant to any Company benefit plan and any employment agreements, in each case in the ordinary course of business), or has it committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) has any material claim or cause of action or any action or suit against the Company or any of its Subsidiaries, (iii) to the knowledge of the Company, has any direct or indirect material ownership interest in, or is an officer, director, employee, consultant, or agent of, any Person that has a material business relationship with the Company (or any of its Subsidiaries) or that directly and substantially competes with the Company or any of its Subsidiaries (other than passive investments therein), or (iv) owns, directly or indirectly, in whole or in part, any real property, leasehold interests, or other property or any Permits, the use of which is necessary and material for the conduct of the business of the Company or its Subsidiaries as currently conducted and as proposed to be conducted. Other than any ordinary course employment agreements with the Company or any of its Subsidiaries to which such Related Person is a party, no Related Person has any material direct or indirect interest in any contract to which the Company or its Subsidiaries is a party or by which it is bound.

(p) Insurance. The Company and its Subsidiaries are covered by valid and currently effective insurance policies and all premiums payable under such policies have been duly paid to date, except as would not reasonably be expected to result in a Material Adverse Effect. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or its Subsidiaries provide adequate coverage for all normal risks incident to the business of the Company and its properties and assets except for such failures to maintain such insurance policies that would not reasonably be expected to result in a Material Adverse Effect. There are no pending claims against any such insurance policy as to which the insurers have denied liability, except as would not reasonably be expected to result in a Material Adverse Effect.

(q) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining contract that pertains to employees of the Company or any of its Subsidiaries.

(ii) Except as would not reasonably be expected to result in a Material Adverse Effect and except as contemplated by the Restructuring Agreement, there is (a) no strike or work stoppage in existence or threatened involving the Company or its Subsidiaries and (b) no union representation question existing with respect to the employees of the Company or its Subsidiaries and, to the knowledge of the Company, no union organization activity that is taking place.

(iii) Neither the Company nor any Subsidiary was or is required to consult with a “workers council” or similar body in connection with the execution of this Agreement or the Ancillary Documents or the performance of its obligations hereunder or thereunder.

(iv) Except as would not reasonably be expected to result in a Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events): (A) result in any payment becoming due from the Company or a Subsidiary to any current or former employee, officer or director of the Company, (B) increase any benefits otherwise payable under any Company benefit plan, (C) result in the acceleration of the time of payment or vesting of any such benefits under any Company benefit plan or (C) require any contributions or payments to fund any obligations under any Company benefit plan.

(r) Title. The Company and its Subsidiaries have good title to, or in the case of property held under lease, a valid right to use, all of the assets (real and personal, tangible and intangible) that are included on the balance sheet included in the most recent Financial Statements, in each case free and clear of all liens, encumbrances and defects other than liens permitted under the Company’s Credit Agreement, except for any such assets which have been sold or otherwise disposed of in the ordinary course of business, consistent with past practice, since April 2, 2011, or where the failure to have such good title would not reasonably be expected to result in a Material Adverse Effect. Each material lease or sublease of real property to which the Company or any of its Subsidiaries is a party or by which it is bound is a valid and binding agreement of the Company or its Subsidiary, as the case may be, and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity, except such as would not reasonably be expected to result in a

Material Adverse Effect. As used in this Agreement, “Company’s Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 30, 2007 among Michael Kors (USA), Inc. and Michael Kors (Europe) B.V., as borrowers, certain of their affiliates, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Trade Capital, LLC, as collateral agent, as amended.

(s) Permits. The Company and each of its Subsidiaries owns, holds, possesses, or lawfully uses in its business all approvals, authorizations, certifications, franchises, licenses, permits, and similar authorities (“Permits”) that are necessary for the conduct of their business as currently conducted or the ownership and use of their assets or properties, in compliance with all laws, except for those Permits the failure to obtain or loss of which would not reasonably be expected to have a Material Adverse Effect. All such Permits, to the knowledge of the Company, are renewable by their respective terms in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fee, except for those Permits the failure of which to be renewable would not reasonably be expected to have a Material Adverse Effect.

(t) Intellectual Property Rights. (i) The Company and each of its Subsidiaries exclusively own, free and clear of all liens, claims or encumbrances other than liens permitted under the Company’s Credit Agreement, or have the right to use pursuant to a valid and enforceable written license (other than commercial off-the-shelf computer software licenses), all Intellectual Property that is necessary in the conduct of their businesses as presently conducted and proposed to be conducted; (ii) all Intellectual Property owned by the Company or any Company’s Subsidiary, is valid, subsisting and enforceable and all necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof in connection therewith have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant patent, trademark, copyright, domain name, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property in full force and effect; (iii) the operation of the business of the Company and its Subsidiaries, do not infringe or misappropriate any Intellectual Property rights or other rights of other Persons, and the Company is not aware of any facts which indicate a likelihood of any of the foregoing and (iv) to the knowledge of the Company, no third party is currently infringing or misappropriating any of the Company’s or any of its Subsidiaries’ Intellectual Property rights except, in the case of each of clauses (i), (ii), (iii) and (iv), as would not reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, the term “Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (A) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof; (B) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (C) all internet domain names; (D) all copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof; and (E) trade secrets, confidential and proprietary information and know-how.

(u) Environmental Laws. The Company and its Subsidiaries (i) are and have been since March 31, 2008 in compliance with any and all applicable Environmental Laws (as hereinafter defined), (ii) have obtained, maintained and complied with all certificates, permits, authorities, licenses or other approvals (collectively, “Permits”) required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (iii) are in compliance with all terms and conditions of any such Permit, (iv) are not subject to any pending or, to the knowledge of the Company, threatened claim, controversy or dispute arising under or related to Environmental Laws and (v) have not caused and have not assumed by contract or otherwise responsibility or liability for the release of any Hazardous Materials at concentrations in excess of those allowed for under applicable Environmental Laws, except in the case of each of clauses (i), (ii), (iii), (iv) and (v) as would not reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, the term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health, natural resources or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, Permits, plans or regulations issued, entered, promulgated or approved thereunder.

(v) Taxes.

(i) (A) All tax returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account all applicable extensions), and all such tax returns are true, complete and correct in all respects and (B) the Company and its Subsidiaries have fully and timely paid (or have had paid on their behalf) all taxes due and owing (whether or not shown on any of the tax returns referred to in the preceding sentence), except, in the case of each clause (i)(A) or (i)(B), as would not reasonably be expected to result in a Material Adverse Effect.

(ii) All deficiencies of taxes asserted or assessed in writing against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent financial statements made available to the Buyers, except such as would not reasonably be expected to result in a Material Adverse Effect.

(iii) The Company is properly treated as an association taxable as a corporation for federal income tax purposes. The Company has no plan to make an election to be treated as a partnership for federal income tax purposes.

(iv) Neither the Company nor any of its Subsidiaries have incurred or will incur any material tax liability as a result of the Restructuring.

(v) Except as set forth on Section 3(v)(v) of the Company Disclosure Letter, within the prior eighteen (18) month period, neither the Company nor a predecessor to the Company has made a distribution of cash or property with respect to the Company’s outstanding stock.

(vi) Neither the Company nor any Subsidiary has ever been treated by the Internal Revenue Service as a controlled foreign corporation (a “CFC”), as defined in the Code, and neither the Company nor any Subsidiary has ever been treated by the Internal Revenue Service as “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. The Company hereby represents, warrants and acknowledges that it has no plan to (and it has not engaged in any transactions to) acquire, directly or indirectly, any of the intellectual property held directly or indirectly by a United States Subsidiary.

(vii) Except as set forth in Section 3(v)(vii) of the Company Disclosure Letter, (A) neither the Company nor any Subsidiary has been advised (i) that any material returns, federal, state or other, have been or are being audited as of the Closing, (ii) of any material deficiency in assessment or proposed judgment to its federal, state or other material taxes or (iii) by any jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation in respect of material amounts in such jurisdiction, (B) the Company has no knowledge of any material liability of any material tax to be imposed upon its properties or assets as of the Closing that is not adequately provided for in the Financial Statements and (C) neither the Company nor any Subsidiary has entered into a material written agreement with a taxing authority, including, but not limited to a closing agreement, advance pricing agreement, or gain recognition agreement.

(viii) The Company has no current plan or intention to make a distribution or payment with respect to (a) outstanding stock (as defined in Treasury regulation section 1.305-3) or (b) stock or other instruments deemed to be treated as “outstanding stock” as defined in Treasury regulation section 1.305-3, other than Ordinary Shares (to the extent clause 11(a) of the Company’s Memorandum and Articles is applicable to such distribution), Preference Shares or the Company’s compensatory options, that could result in a “disproportionate distribution” within the meaning of section 305(b)(2) of the Internal Revenue Code of 1986, as amended, to a holder of the Preference Shares.

(w) Investment Company Status. The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x) ERISA Compliance. The Company, each of its Subsidiaries and each of their respective ERISA Affiliates (i) are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and (ii) have performed all their obligations under each Employee Benefit Plan, except, in the case of each clause (i) or (ii), as would not reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, the term “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a “multiemployer plan”) which is or, within the last six years, was sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of its Subsidiaries or, solely with respect to any Employee Benefit Plan covered under Title IV of ERISA, any of their respective ERISA Affiliates. As used in this Agreement, the term “ERISA” means the Employee Retirement Income Security Act of

1974, as amended from time to time, and any successor thereto. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. As used in this Agreement, “ERISA Affiliate” means, with respect to any entity, any trade or business, whether or not incorporated, that together with such entity and its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

(y) Foreign Corrupt Practices and International Trade Sanctions. None of the Company, any Subsidiary, any of their respective directors, executive officers, and, to the knowledge of the Company, agents, employees or any other persons acting on their behalf (i) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person shall pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (ii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations.

(z) Shell Company. The Company is not a shell company as such term is defined in Rule 12(b)(2) under the Securities Act of 1934, as amended and the rules and regulations of the SEC thereunder.

(aa) No Registration. Assuming the accuracy of the representations and warranties contained in Sections 2 and 4 hereof and the Buyers’ compliance with their agreements contained in the Shareholders Agreement, it is not necessary in connection with the offer, sale and delivery of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) in the manner contemplated by this Agreement to register the offer or sale of any of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) under the Securities Act.

(bb) No Side Letters. After giving effect to the Restructuring, as of the Closing Date the Company will not be a party to any agreement with any of the Sellers or any of their respective affiliates relating to the Preference Shares or Ordinary Shares or to the governance of the Company and its Subsidiaries.

4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

Each Seller, severally, and not jointly or jointly and severally, as to itself represents and warrants to the Buyers that:

(a) Organization and Good Standing. If such Seller is an entity, such Seller is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Seller (if such Seller is an entity) has the requisite power and authority to enter into and perform under this Agreement and the Ancillary Documents to which it is a party, such Seller (if such Seller is a natural person) has the capacity to enter into and perform its obligations under this Agreement and such Ancillary Documents and to sell the Preference Shares being sold by it hereunder. If such Seller is an entity, the execution, delivery and performance of this Agreement and such Ancillary Documents by such Seller and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Seller, as the case may be, is required. This Agreement has been, and each of the Ancillary Documents to which such Seller is party will be at or prior to the Closing, duly and validly executed and delivered by such Seller and constitutes, or shall constitute when executed and delivered, valid and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and contribution under the Shareholders Agreement may be limited under applicable law.

(c) Title. Such Seller has valid title to the Preference Shares to be sold by such Seller free and clear of all security interests, claims, liens, equities or other encumbrances (other than those set forth in the Shareholders Agreement or the Company’s Memorandum and Articles of Association and those resulting from any action or inaction of a Buyer) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Preference Shares to be sold by such Seller. Upon delivery to the Buyers at the Closing of share certificates evidencing the Preference Shares being sold by such Seller, good and valid title to such Preference Shares will pass to the Buyers, free and clear of any security interests, claims, liens, equities or other encumbrances (other than those set forth in the Shareholders Agreement or the Company’s Memorandum and Articles of Association and those resulting from any action or inaction of a Buyer).

(d) No Conflicts. Assuming the accuracy of the representations and warranties in Sections 2 and 3, the execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Seller (if such Seller is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Seller is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Seller, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to perform its obligations hereunder.

(e) Consents. Assuming the accuracy of the representations and warranties in Sections 2 and 3, such Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement and the Shareholders Agreement (other than (i) any consent, authorization or order that has been duly obtained as of the date hereof and (ii) any filing or registration that has been made as of the date hereof).

(f) No General Solicitation; Agent’s Fees. Such Seller has not (and if the Seller is an entity, none of its Subsidiaries have), and to the knowledge of such Seller, no affiliates of such Seller or any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted). Such Seller acknowledges that the Company has engaged the Agent in connection with the sale of Preference Shares by the Company and the Sellers. Other than the Agent and its affiliates, such Seller has not engaged any other placement agent, broker, finder, investment banker, financial advisor, or similar Person in connection with the sale of the Preference Shares, and no Person (other than the Agent) is entitled to any agent, financial advisory, finder’s or other fee arising from this transaction as a result of any agreement, arrangement or understanding entered into by or on behalf of such Seller. Each Seller hereby covenants to indemnify and hold harmless, severally and not jointly, the Buyers in connection with any such fees in respect of such Seller. For the purposes of this Section 4(f), the terms “Subsidiary”, “affiliates” and “Person” shall exclude the Company and its Subsidiaries.

(g) No Integrated Offering. Such Seller has not (and if the Seller is an entity, none of its Subsidiaries have), and no affiliates of such Seller or any Person acting on its behalf, including the Agent and its affiliates, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer or sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) under the Securities Act, whether through integration with prior offerings or otherwise. For the purposes of this Section 4(g), the terms “Subsidiary,” “affiliates” and “Person” shall exclude the Company and its Subsidiaries.

(h) No Side Letters. After giving effect to the Restructuring and as of the Closing Date, except for (i) this Agreement, (ii) the Voting Agreement, (iii) the Ancillary Documents, (iv) the Amended and Restated Employment Agreement, by and among Michael Kors (USA), Inc., the Company, Michael D. Kors and Sportswear Holdings Limited and (v) the Amended and Restated Employment Agreement, by and among Michael Kors (USA), Inc., the Company, John D. Idol and Sportswear Holdings Limited, such Seller will not be a party to any agreement with any other Seller or their respective affiliates relating to the Preference Shares or Ordinary Shares or to the governance of the Company and its Subsidiaries.

5. COVENANTS.

(a) Certain Fees and Expenses. The Company shall pay all transfer agent fees, stamp or transfer taxes and other taxes (not including income or similar taxes) and duties levied in connection with the sale and issuance of the Preference Shares to be sold by the

Company and each Seller. Except as otherwise expressly set forth in this Agreement or as otherwise agreed between the Company and the Sellers, each party to this Agreement shall bear its own fees and expenses in connection with the sale of the Preference Shares to the Buyers (including, without limitation, each party’s legal, accounting and other expenses).

(b) General Solicitation. Prior to the Closing Date, none of the Company, the Sellers or any of their respective affiliates (as defined in Rule 501(b) under the Securities Act) or any Person acting on behalf of the Company, the Sellers or such affiliate will solicit any offer to buy or offer or sell the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or on the Internet or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(c) Integration. None of the Company, the Sellers or any of their respective affiliates (as defined in Rule 501(b) under the Securities Act) or any Person acting on behalf of the Company, the Sellers or such affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) in a manner which would require the registration under the Securities Act of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted), and the Company and the Sellers shall take all action that is appropriate or necessary to ensure that the Company’s offerings of other securities will not be integrated with the Offering for purposes of the Securities Act.

(d) Regulatory Filings. The Sellers, the Company and the Buyers shall use their respective commercially reasonable efforts to obtain the authorizations, consents, orders and approvals necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement. The parties hereto shall coordinate and cooperate with one another in exchanging and providing such information to each other and in making the filings and requests referred to in this Section 5(d). The parties hereto shall use commercially reasonable efforts to supply such reasonable assistance as may be reasonably requested by any other party hereto in connection with the foregoing.

(e) Public Announcement. The content and timing of any press release or other public statement in respect of the transactions contemplated hereby will be mutually agreed upon by the Company and the Buyers purchasing more than 50% of the Preference Shares under this Agreement, except (i) as may be required by applicable law, regulation or legal process, (ii) in connection with any Public Offering (as such term is defined in the Shareholders Agreement), (iii) upon the request or demand of any regulatory authority (including a self-regulatory authority) having jurisdiction over a party or as may be required by the rules, regulations, schedules and forms of any securities regulatory authorities or the SEC in connection with any filings made with such authorities or the SEC, as applicable; provided, however, that in the case of clause (iii) the parties hereto will give prior notice to the other parties of the content and timing of any such press release or other public statement. For the avoidance of doubt, except as described in this Section 5(e), the Company shall not refer to any Buyer by name or use such

Buyer’s trademarks in any public statement without the express written consent of such Buyer. Notwithstanding the foregoing, nothing in this Section 5(e) shall prohibit or restrict a Buyer, a Seller or the Company from disclosing the existence of the transactions contemplated by this Agreement to their affiliates (provided that such disclosure shall be made only on a confidential and need-to-know basis).

(f) Option Repurchases. As promptly as practicable following the Closing, the Company shall effect the repurchases of Company Options as set forth on Section 3(k) of the Company Disclosure Letter.

(g) Conduct of the Business Pending the Closing.

(i) Except with the prior written consent of the Buyers purchasing more than 50% of the Preference Shares under this Agreement (such consent not to be unreasonably withheld) and except as contemplated by the Restructuring Agreement, between the date hereof and the earlier of (A) the Closing or (B) the date, if any, on which this Agreement is terminated pursuant to Section 8 (the “Interim Period”), the Company shall conduct the business of the Company and its Subsidiaries only in the ordinary course of business, consistent with past practice.

(ii) Without limiting the generality of the foregoing, except as expressly permitted by this Agreement (including, without limitation, Section 5(g)(i)) or as required by applicable law, during the Interim Period, the Company shall not (and shall cause its Subsidiaries not to) without the prior written consent of the Buyers purchasing more than 50% of the Preference Shares under this Agreement (such consent not to be unreasonably withheld):

(1) issue, sell, transfer, grant, dispose of, pledge or otherwise encumber any shares of its, capital stock, voting securities or other equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests (other than the granting to any person any Company Option in the ordinary course of business);

(2) declare, set aside or pay any dividend or other distribution in respect of any share of capital stock of the Company, other than dividends and distributions by wholly-owned Subsidiaries of the Company;

(3) issue, create, incur, assume, guaranty, endorse or otherwise become liable or responsible with respect to (whether directly, contingently, or otherwise), any indebtedness other than any indebtedness incurred in the ordinary course of business, consistent with past practice); or

(4) enter into any formal contract or agreement to license or transfer any of its or its Subsidiaries’ Intellectual Property to any Person relating to China (including without limitation Hong Kong, Macau or Taiwan), the equity interests of which are owned, directly or indirectly, by any of the Sellers or any affiliate of the Company (such person, “Far East Holdings”) unless any such contract or agreement that is entered into has substantially the same terms and conditions as those set forth in the term sheets attached as Exhibit D hereto. No Seller shall, directly or indirectly, enter into any agreement or transaction with the Company or its Subsidiaries which is prohibited under this Section 5(g)(ii)(4).

(h) Notification. From the date hereof through the Closing Date, the Company will notify each Buyer of any change, circumstance, condition, development, effect, event, fact, or result in respect of the business, operations, financial condition, results of operations, assets or liabilities of the Company or its Subsidiaries that, individually or in the aggregate, has resulted in or would reasonably be expected to have a Material Adverse Effect.

(i) All Reasonable Efforts. Subject to the terms and conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, as promptly as practicable, all things necessary, proper, or advisable under applicable law to consummate and make effective as promptly as practicable the transactions contemplated hereby, including, with respect to the Company and the Sellers, the Restructuring.

(j) Additional Subscriptions. To the extent, at the Closing Date, the aggregate gross proceeds received from the Offering by the Company and the Sellers does not reach $500,000,000, the Company and the Sellers shall have until the date which is six (6) months following the Closing Date to sell additional Preference Shares to any new subscribers (the “New Subscribers”), so long as the aggregate gross proceeds received from the New Subscribers, together with the aggregate gross proceeds received from the Buyers at the Closing, does not exceed $500,000,000; provided, that the New Subscribers shall (i) execute and deliver a joinder to this Agreement reasonably satisfactory to the Buyers purchasing more than 50% of the Preference Shares under this Agreement, and (ii) execute and deliver a joinder to the Shareholders Agreement at the closing of such subsequent offering.

(k) Far East Offering. As soon as practicable after the Closing, the Sellers shall cause Far East Holdings to deliver a written offer to invest in Far East Holdings to each Buyer (or group of Buyers that are Affiliates) whose Buyer’s Purchase Price hereunder equals or exceeds $75,000,000. The Sellers shall cause Far East Holdings to keep such offer open for 30 days after the Closing Date (or, if sooner, until such time as all such Buyers have given written notice to Far East Holdings of their acceptance or rejection of such offer), shall cause Far East Holdings to use commercially reasonable efforts to close the transactions contemplated by such offer within 45 days after the Closing Date and shall cause the terms of such investment to be substantially the same as the terms set forth in the term sheet attached as Exhibit E hereto.

6. CONDITIONS TO THE COMPANY’S AND THE SELLERS’ OBLIGATION TO SELL.

The obligations of the Company and the Sellers hereunder are subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for the sole benefit of the Company and the Sellers and may be waived by the Company and all of the Sellers at any time in their sole discretion by providing each Buyer with prior written notice thereof:

(a) No injunction, restraining order or order of any nature by a governmental authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated hereby; and no stop order suspending the qualification or exemption from qualification of any of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or be pending as of the Closing Date.

(b) Each Buyer shall have executed this Agreement and delivered the same to the Company and Sellers.

(c) Each Buyer shall have executed the Shareholders Agreement and delivered same to the Company.

(d) The Company shall have completed the Restructuring in accordance with the terms of the Restructuring Agreement (other than those actions that by their terms are to take place after the Closing in accordance with the terms of the Restructuring Agreement).

(e) The Voting and Lock-Up Agreement, in the form attached as Exhibit F hereto (the “Voting Agreement”), shall have been executed and delivered by the Sellers.

(f) The representations and warranties of the Buyers shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preference Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company and the Sellers with prior written notice thereof; provided, further, that the obligation of any Buyer to purchase Preference Shares at the Closing shall not be conditioned upon any other Buyer purchasing Preference Shares at the Closing:

(a) No injunction, restraining order or order of any nature by a governmental authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated hereby; and no stop order suspending the qualification or exemption from qualification of any of the Preference Shares (and the Ordinary Shares into which such Preference Shares may be converted) in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or be pending as of the Closing Date.

(b) This Agreement shall have been executed and delivered by the Company and each of the Sellers, and each Buyer shall have received a copy of this Agreement executed by the Company and each of the Sellers.

(c) The Shareholders Agreement shall have been executed and delivered by the Company and each of the Sellers, and each Buyer shall have received a copy of the Shareholders Agreement executed by the Company and each of the Sellers.

(d) The Company shall have completed the Restructuring in accordance with the terms of the Restructuring Agreement (other than those actions that by their terms are to take place after the Closing in accordance with the terms of the Restructuring Agreement).

(e) The Buyers shall have received on the Closing Date:

(i) a certificate, dated the Closing Date, executed by the Secretary of the Company, certifying and, if applicable, having attached thereto (x) the resolutions consistent with Section 3(c) as adopted by the Company’s Board of Directors, (y) the Company’s Memorandum & Articles of Association, each as in effect at the Closing and (z) to the effect that the condition set forth in Section 7(d) has been satisfied;

(ii) the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit G attached hereto; and

(iii) the opinion of British Virgin Island counsel to the Company, dated the Closing Date, substantially in the form of Exhibit H attached hereto.

(f) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof and, to the extent that the Closing shall not have occurred prior to July 13, 2011, as of the date of the Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Company and the Sellers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing Date.

(g) The representations and warranties of the Sellers shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof and as of Closing (except for representations and warranties that speak as of a specified date, which shall be true and correct as of such specified date).

(h) Since April 2, 2011, there shall not have occurred any event, circumstance, condition, fact or other matter that has had or could reasonably be expected to have a Material Adverse Effect; provided, however, that if the Closing shall occur prior to July 13, 2011, the condition set forth in this Section 7(h) shall be deemed satisfied.

8. TERMINATION.

This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date by either (i) the Company, (ii) Sellers holding in the aggregate greater than 50% of the Preference Shares to be sold by the Sellers under this Agreement, or (iii) Buyers purchasing more than 50% of the Preference Shares to be purchased by the Buyers under this Agreement, by delivery of written notice to the other parties hereto of such termination and abandonment, if the Closing shall not have been consummated thirty (30) days from the date hereof (the “Walk-Away Date”), provided, however, that the right to terminate this Agreement under this Section 8 shall not be available to a party or parties if the failure of the transactions to have been consummated on or before the Walk-Away Date was primarily due to the failure of such party or parties to perform any of its or their obligations under this Agreement.

9. INDEMNIFICATION.

(a) Indemnification.

(i) Indemnification by the Company. Upon the terms and subject to the conditions of this Section 9, from and after the Closing Date, the Company hereby covenants and agrees to indemnify each Buyer from, and hold such Buyer harmless against, any and all losses, claims, liabilities, obligations, deficiencies, demands, judgments, damages (including any diminution in value), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards and costs of any kind or nature whatsoever, whether or not related to a Third Party Claim (as defined herein) (collectively, “Losses”) that may be incurred by such Buyer or asserted against or involve such Buyer as a result of any breach of any of the representations and warranties of the Company set forth in Section 3. The calculation of any Losses to any Buyer pursuant to the previous sentence shall directly take into account the fact that such Losses are being paid by the Company and such Buyer has an equity ownership in the Company, by including an additional amount (the “Gross-Up Amount”) equal to (A) the amount of such Losses to be paid by the Company, multiplied by (B) a fraction, the numerator of which is the total number of Ordinary Shares then held by such Buyer (assuming the conversion of all Preference Shares into Ordinary Shares) and the denominator is the excess of (x) the total number of Ordinary Shares then outstanding (assuming the conversion of all Preference Shares into Ordinary Shares) over (y) the total number of Ordinary Shares then held by such Buyer (assuming the conversion of all Preference Shares into Ordinary Shares).

(ii) Indemnification by the Sellers. Upon the terms and subject to the conditions of this Section 9, from and after the Closing Date, each Seller, on a several and not joint and several basis, hereby covenants and agrees to indemnify each Buyer from, and hold each of them harmless against, any and all Losses that may be incurred by such Buyer or asserted against or involve such Buyer as a result of any breach of any of the representations and warranties of such Seller set forth in Section 4.

(iii) Indemnification by the Buyers. Upon the terms and subject to the conditions of this Section 9, from and after the Closing Date, each Buyer, on a several and not joint and several basis, hereby covenants and agrees to indemnify the Company and each Seller from, and hold each of them harmless against, any and all Losses that may be incurred by any of them or asserted against or involve any of them as a result of any breach of any of the representations and warranties of such Buyer set forth in Section 2.

(iv) For purposes of this Section 9, any qualification of the representations and warranties (other than the representations and warranties contained in clause (y) of Section 3(j)) by reference to materiality or Material Adverse Effect relating to the matters stated therein, or words of similar effect, shall be disregarded in determining any breach thereof or inaccuracy therein and the amount of any Losses arising therefrom. Any Losses payable pursuant to this Section 9 shall be paid exclusively in cash.

(b) Indemnification Procedures.

(i) Any Person that may be entitled to be indemnified under this Section 9 (the “Indemnified Party”) shall promptly, and in any event within thirty (30) days, notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim that the Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Section 9 (a “Claim”) (including a pending or threatened Claim (in either case, in writing) asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such Claim, including the amount of such Claim and the representation or warranty alleged to have been breached or inaccurate (such notice, a “Claim Notice”); provided, however, that the failure to provide such Claim Notice shall not release the Indemnifying Party from any of its obligations under this Section 9 except to the extent the Indemnifying Party is prejudiced by such failure, it being agreed that notices for Claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of any applicable survival period specified in Section 9(c)(i) for such representation or warranty.

(ii) Upon receipt of a notice of a Third Party Claim for indemnification from an Indemnified Party pursuant to Section 9(b)(i), the Indemnifying Party shall be entitled, by notice to the Indemnified Party delivered within thirty (30) days of the receipt of notice of such Third Party Claim, to assume the defense and control of such Third Party Claim; provided, that the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at the Indemnified Party’s own expense. The Indemnified Party may take any actions reasonably necessary to avoid material prejudice to defend such Third Party Claim prior to the time that it receives notice from the Indemnifying Party as contemplated by the preceding sentence. If the Indemnifying Party does not assume the defense and control of any Third Party Claim pursuant to this Section 9(b)(ii), the Indemnified Party shall be entitled to control such defense and the Indemnifying Party shall pay (in addition to any other Losses) the reasonable and documented out of pocket fees and expenses of one (1) legal counsel to the Indemnified Party incurred by the Indemnified Party in connection therewith, which fees and expenses shall not be considered “Losses” for purposes of this Agreement. The Indemnifying Party may nonetheless participate in the defense of such Third Party Claim with its own counsel and at the Indemnifying Party’s own expense.

(iii) Each Indemnified Party shall, and shall cause each of its affiliates and representatives to, reasonably cooperate with the Indemnifying Party in the defense of any Third Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third Party Claim, in each case at no cost to the Indemnifying Party. If the Indemnifying Party shall have assumed the defense and control of a Third Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, in its sole discretion and without the consent of any Indemnified Party; provided, that such settlement or judgment does not involve any injunctive relief or finding or admission of any violation of any law or admission of any wrongdoing by the Indemnified Party and the Indemnifying Party shall (A) pay or cause to be paid all amounts in such settlement or judgment, (B) not encumber any of the assets of any Indemnified Party or the Company, or any of its Subsidiaries or agree to any restriction or condition that would apply to or adversely affect any Indemnified Party or the Company, or any of its Subsidiaries or the conduct of any Indemnified Party’s or the Company’s, or any of its Subsidiaries’ respective businesses and (C) obtain, as a condition of any settlement or other resolution, a complete, unconditional and irrevocable release of any Indemnified Party potentially affected by such Third Party Claim. The Indemnified Party shall not consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party.

(iv) The Indemnifying Party may, within 30 days after receipt by the Indemnifying Party of a Claim Notice not involving a Third Party Claim, deliver to the Indemnified Party a written response disputing such Claim. If no such written response is received by the Indemnified Party within such 30-day period, then such claim for indemnification shall be conclusive against the Indemnifying Party. If the Indemnifying Party in such written response contests the payment of the Claim, then the Indemnifying Party and the Indemnified Party shall use good faith efforts to arrive at a mutually acceptable resolution of such dispute within the next 30 days. If a mutually acceptable resolution cannot be reached between the Indemnified Party and the Indemnifying Party within such 30-day period, then the Indemnified Party and the Indemnifying Party may thereupon proceed to pursue any and all available remedies at law.

(c) Survival; Limitations on Liability.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Buyers, the Company and the Sellers contained in Sections 2, 3 and 4 shall survive the Closing until the later of (x) eighteen (18) months following the Closing Date and (y) thirty (30) days following the delivery of the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended April 2, 2012; provided, that (A) the representations and warranties of the Company set forth in Section 3(a), 3(b), 3(c), 3(d) and 3(k) (the “Company Fundamental Representations”), (B) the representations and warranties of the Sellers in Section 4(a), 4(b) and 4(c) (the “Seller Fundamental Representations”) and (C) the representations and warranties of the Buyers in Section 2(a), 2(b), 2(c) and 2(d) (the “Buyer Fundamental Representations”) shall, in each case, survive the Closing until the expiration of the applicable statute of limitations. The Company and each Buyer and Seller shall be responsible only for its own representations and warranties hereunder. With respect to any claim for a breach of a representation or warranty of the Company in

Section 3 (including any claim by any Buyer alleging a diminution of the value of the Company), the parties hereto agree that all relevant factors should be considered by a court of competent jurisdiction, including, without limitation, the ownership percentage interest of the Buyers in the Company, in determining the amount of losses or damages from such breach. In addition, the Company and the Sellers acknowledge that (i) the Buyers are purchasing $500,000,000 of Preference Shares, (ii) the Company is only directly receiving approximately $10,000,000 of the aggregate purchase price hereunder, (iii) the Sellers are receiving approximately $490,000,000 of the aggregate purchase price hereunder, (iv) the losses or damages to the Buyers from a breach of a representation or warranty of the Company in Section 3 herein could be in excess of $10,000,000 and (v) each Seller would indirectly bear its pro rata portion of any amount that the Company pays to the Buyers due to such Seller’s ownership interest in the Company solely as a result of the possible decline in the value of such Seller’s ownership interest in the Company in the event that the Company must pay such losses or damages.

(ii) Cap. Except for indemnifiable Losses in respect of any inaccuracy in or breach of a Company Fundamental Representation, the maximum aggregate amount of indemnifiable Losses payable by the Company under Section 9(a)(i) to the Buyers in respect of all Claims made thereunder (including the Gross-Up Amount) shall not exceed 50% of the aggregate purchase price paid by the Buyers for the Preference Shares in the Offering. Except for indemnifiable Losses in respect of any inaccuracy in or breach of a Seller Fundamental Representation, the maximum aggregate amount of indemnifiable Losses payable by any Seller under Section 9(a)(ii) to the Buyers in respect of all Claims made thereunder shall not exceed fifty percent (50%) of the aggregate net proceeds received by such Seller under this Agreement. Except for indemnifiable Losses in respect of any inaccuracy in or breach of a Buyer Fundamental Representation, the maximum aggregate amount of indemnifiable Losses payable by any Buyer under Section 9(a)(iii) to the Company and the Sellers in respect of all Claims made thereunder shall not exceed fifty percent (50%) of such Buyer’s Purchase Price.

(iii) Deductible. Excluding any right to indemnification for Losses claimed under Section 9(a)(i) for a breach by the Company of Section 3(d) or 3(k), no Buyer shall be entitled to indemnification for Losses claimed under Section 9(a)(i) unless and until the aggregate amount of such Losses of each such Buyer in respect of such Claims exceeds 1% of such Buyer’s investment amount (the “Company Deductible”), and, in such case, the Company’s liability shall only be for the amount of such Buyer’s losses in excess of the Company Deductible. Excluding any right to indemnification for Losses claimed under Section 9(a)(ii) for a breach by a Seller of Section 4(d), no Buyer shall be entitled to indemnification for Losses claimed under Section 9(a)(ii) unless and until the aggregate amount of such Losses of each such Buyer in respect of such Claims exceeds 1% of such Buyer’s investment amount (the “Seller Deductible”), and, in such case, such Seller’s liability shall only be for the amount of such Buyer’s losses in excess of the Buyer Deductible. Neither the Company nor any Seller shall be entitled to indemnification for Losses claimed under Section 9(a)(iii) unless and until the aggregate amount of such Losses of the Company or any Seller in respect of such Claims exceeds 1% of such Buyer’s investment amount (the “Buyer Deductible”), and, in such case, any such Buyer’s liability shall only be for the amount of the Company or any such Seller’s losses in excess of the Buyer Deductible. Each Buyer also agrees that if such Buyer intends to bring a claim for a breach of any representation or covenant in this Agreement then such Buyer shall provide written notice to each other Buyer and shall give each other Buyer until the earlier of (A) the expiration of the survival period to bring a claim against the Company or the Sellers or (B) ten (10) business days after delivery of such notice, to make an election in writing to participate in such claim.

(iv) Other Limitations. Notwithstanding anything to the contrary in this Agreement, (A) no Indemnified Party shall make an indemnification claim hereunder for Losses for which written notice of the underlying claim was not duly delivered to the Indemnifying Party within the applicable time limitation set forth in Section 9(b)(i), (B) an Indemnified Party shall only be entitled to indemnification for Losses that are quantifiable and (C) in no event shall any Indemnifying Party have any liability to an Indemnified Party for any punitive, indirect or consequential damages (to the extent such consequential damages are not reasonably foreseeable on the date hereof to result from the breach in question), or damages measured based on loss of business opportunity or reputation (unless such damages are paid in a Third Party Claim) other than an equitable claim for an injunction or specific performance. After the Closing, the rights of the Indemnified Parties under this Section 9 shall be the sole and exclusive remedies of the Indemnified Parties with respect to Claims under this Agreement.

(d) Mitigation.

(i) Each Indemnified Party shall use commercially reasonable efforts to mitigate any Losses after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable hereunder. The amount of any Losses for which indemnification is provided under this Section 9 shall be (A) calculated net of any tax benefit actually realized in the year of such Loss by any Indemnified Party by reason of such Loss and (B) reduced by any amounts actually recovered by any Indemnified Party under any (x) indemnification or other recovery under any contract, agreement or arrangement between any Indemnified Party and any third Person and (y) insurance policies with respect to such indemnification claim (each source named in clauses (x) and (y) of this Section 9(e)(i), a “Collateral Source”)). An Indemnified Party shall pursue any claims against all Collateral Sources; provided, that such Indemnified Party shall nevertheless be entitled to bring a claim for indemnification under this Section 9 in respect of such Losses.

(ii) If an Indemnified Party has received the payment required under this Section 9 from an Indemnifying Party in respect of any Losses and later receives proceeds from insurance or other payments from a Collateral Source in respect of the same Losses, then such Indemnified Party shall hold such proceeds or other similar amounts in trust for the benefit of the Indemnifying Party and shall pay to such Indemnifying Party, within 30 days after receipt, an amount equal to the excess of (A) the amount previously received by such Indemnified Party under this Section 9, plus the amount of the insurance payments or other recoveries from such Collateral Source actually received by such Indemnified Party (net of any expenses reasonably incurred by the Indemnified Party in collecting such amounts, including any deductible amounts, reasonable and documented attorney’s fees and increase in insurance premiums), over (B) the amount of Losses with respect to such claim which such Indemnified Party incurred, regardless of whether such Indemnified Party has become entitled to receive an indemnity payment under this Section 9. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no Collateral Source shall be (x) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (y) relieved of the responsibility to pay any claims for which it is obligated.

10. MISCELLANEOUS.

(a) Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(b) Submission to Jurisdiction; Service. Each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States District Court for the Southern District of New York or any New York State Court sitting in New York City, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10(h) or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

(c) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (i) no other party to this Agreement or any of its representatives have represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (ii) such party has considered and understands the implications of this waiver, (iii) such party makes this waiver voluntarily and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10(c).

(d) Counterparts. This Agreement may be executed in two or more identical counterparts or by signatures in PDF format transmitted electronically, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided, that a facsimile or PDF signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF signature transmitted electronically.

(e) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g) Entire Agreement; Amendments. This Agreement and the Shareholders Agreement supersede all other prior oral or written agreements between the Buyers, the Company, the Sellers, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Shareholders Agreement and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company, the Sellers, or any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Sellers and the Buyers. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(h) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided, that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, and facsimile numbers for such communications shall be:

if to the Company:

Michael Kors Holdings Limited

c/o Michael Kors (USA), Inc.

11 West 42nd Street, 21st Floor

New York, New York 10036

Attention: John Idol

Fax: 646-354-4826

with a copy (which shall not constitute notice hereunder) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: John C. Kennedy

Fax: 212-757-3990

if to the Sellers:

if to SHL Fashion Limited and SHL – Kors Limited to:

c/o Michael Kors (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Fax No: (646) 354-4826

Attention: John Idol

with a copy (which shall not constitute notice hereunder) to:

SHL Investment Group (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Fax No: (646) 354-4842

Attention: Gary I. Sheff

if to Michael Kors to:

Mr. Michael Kors

65 West 13th Street, #11D

New York, NY 10011

with a copy (which shall not constitute notice hereunder) to:

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, NY 10036-6731

Fax No: (212) 336-2222

Attention: Peter Schaeffer

if to Sportswear Holdings Limited to:

c/o Sportswear Holdings Limited

12/F, Novel Industrial Building

850-870 Lai Chi Kok Road

Cheung Sha Wan, Kowloon, Hong Kong

Fax No: +852-2310-1841

Attention: Oliver Chu

with a copy (which shall not constitute notice hereunder) to:

SHL Investment Group (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Fax No: (646) 354-4842

Attention: Gary I. Sheff

if to Littlestone to:

c/o Zenobia Management S.A.

Grand Rue 114

P.O. Box 1459

1820 Montreux, Switzerland

Fax No: + 41-21-966-5249

Attention: Farouk Abdullah

if to Northcroft Trading Inc. to:

2 Bd Georges - Favon

CH-1204 Geneva

Switzerland

Fax No: + 41-22-781-4711

Attention: Arturo Fasana

if to Vax Trading, Inc. to:

c/o MAO Financial Services S.A.

1, rue Etienne-Dumont

1204 Geneva, Switzerland

Fax No: + 41-22-818-6168

Attention: Michel Clemence

if to OB Kors LLC to:

c/o Orca Bay Capital Corp.

1301 First Avenue, Suite 200

Seattle, WA 98101

Fax No: (206) 689-2404

Attention: Bryon Madsen

if to John Idol to:

Mr. John D. Idol

225 Elderfields Road

Manhasset, NY 11030

Fax No: (516) 365-6872

if to the John Muse, Muse Children’s GS Trust, Muse Family Enterprises and JRM Interim Investors, LP to:

c/o Hicks, Muse, Tate & Furst Incorporated

200 Crescent Court, Suite 600

Dallas, TX 75201

Fax No: (214) 740-7313

Attention: Linda Ehlers

if to a Buyer, to its address or facsimile number set forth below such Buyer’s signature on the signature pages hereto (with a copy, which shall not constitute notice hereunder, to such Buyer’s representatives set forth below such Buyer’s signature on the signature pages hereto);

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

(j) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the Agent may rely upon the representations and warranties contained in Sections 2, 3 and 4 hereof.

(k) No Recourse. Notwithstanding any provision of this Agreement to the contrary, each party hereto agrees that neither it nor any person acting on its or their behalf may assert any claim or cause of action against any officer, director, stockholder, controlling person, manager, member, partner, employer, agent, representative, or affiliate of any other party or such party’s officers, directors, stockholders, controlling persons, managers, members, partners, employees, agents, or representatives in connection with, arising out of, or relating to this Agreement, the Ancillary Documents, or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing in this Section 10(k) shall be construed to alter or affect the rights of any party hereto against any other party hereto arising out of this Agreement, the Ancillary Documents, or the transactions contemplated hereby or thereby.

(l) Further Assurances. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 8, each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated by this Agreement. Each party shall, on or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any agreements, certificates, instruments or documents that are reasonably required for the consummation of the transactions contemplated by this Agreement.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Independent Nature of Obligations and Rights of the Parties. The obligations of each party to this Agreement is several and not joint with the obligations of any other party to this Agreement, and no party to this Agreement shall be responsible in any way for the performance of the obligations of any other party to this Agreement. Notwithstanding anything to the contrary herein, no action taken by any party to this Agreement pursuant hereto or any other action taken in connection with the transaction hereby, shall be deemed to constitute the Buyers collectively, the Sellers collectively or the Sellers and the Company together as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such parties are in any way acting in concert or as a group, and each party to this Agreement acknowledges the foregoing and agrees not to assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. Each party to this Agreement acknowledges and confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each party to this Agreement shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other party to this Agreement to be joined as an additional party in any proceeding for such purpose. Notwithstanding the foregoing, nothing in this Section 10(n) shall be construed to alter or affect the closing condition set forth in Section 6(a) hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Buyers, the Company and the Sellers have caused its respective signature page to this Subscription Agreement to be duly executed as of the date first written above.

MICHAEL KORS HOLDINGS LIMITED

By:	/s/ John D. Idol
Name:
Title:

Signature Page to Subscription Agreement

SPORTSWEAR HOLDINGS LIMITED

By:	/s/ Silas K. F. Chou
Name: Silas K. F. Chou
Title: Director

[Signature Page to Subscription Agreement]

/s/ Michael Kors
MICHAEL KORS

[Signature Page to Subscription Agreement]

/s/ John D. Idol
JOHN IDOL

[Signature Page to Subscription Agreement]

LITTLESTONE

By:	/s/ John Pickles
Name: John Pickles
Title: Director

[Signature Page to Subscription Agreement]

NORTHCROFT TRADING INC.

By:	/s/ Arturo Fasana
Name: Arturo Fasana
Title: President

[Signature Page to Subscription Agreement]

VAX TRADING, INC.

By:	/s/ Dominique Warluzel
Name: Dominique Warluzel
Title: Director

[Signature Page to Subscription Agreement]

OB KORS LLC

By:	/s/ Bryon R. Madsen
	Name:	Bryon R. Madsen
	Title:	Vice-President Orca Bay Capital Corporation, its Manager

[Signature Page to Subscription Agreement]

/s/ John R. Muse
JOHN MUSE

[Signature Page to Subscription Agreement]

MUSE CHILDREN’S GS TRUST

By:	/s/ Linda L. Ehlers
Name: Linda L. Ehlers
Title: Co-Trustee

[Signature Page to Subscription Agreement]

JRM INTERIM INVESTORS, LP

By:	/s/ John R. Muse
	Name:	John R. Muse
	Title:	President of JRM Management Company, LLC, its GP

[Signature Page to Subscription Agreement]

MUSE FAMILY ENTERPRISES

By:	/s/ John R. Muse
	Name:	John R. Muse
	Title:	President of JRM Management Company, LLC, its GP

[Signature Page to Subscription Agreement]

MKFF INVESTORS LLC

By:	/s/ Joel J. Horowitz
Name:
Title:

No. of Preferred Shares Being Purchased:	944,536
Buyer’s Purchase Price:	$43,499,989.25
Jurisdiction of Residency:

Notice to be sent to:
525 Highway 50
P.O. Box 10358
Zephyr Cove, NV 89448

Attention:
Facsimile no.:

with a copy (which shall not constitute notice hereunder) to:

Attention:
Facsimile no.:

[Signature Page to Subscription Agreement]

FEINBERG FAMILY TRUST

By:	/s/ Jeffrey Feinberg
Name: Jeffrey Feinburg
Title: Trustee

By:	/s/ Stacey Feinberg
Name: Stacey Feinberg
Title: Trustee

No. of Preferred Shares Being Purchased:	108568
Buyer’s Purchase Price:	$4,999,975.47
Jurisdiction of Residency:	CA, USA

Notice to be sent to:
25220 Walker Road
Hidden Hills, CA 91302

Attention:	Jeffrey Feinberg
Facsimile no.:	818-914-6159

with a copy (which shall not constitute notice hereunder) to:

Attention:
Facsimile no.:

[Signature Page to Subscription Agreement]

JEFFREY L. FEINBERG FAMILY TRUST

By:	/s/ Terence Ankner
Name: Terence Ankner
Title: Trustee

No. of Preferred Shares Being Purchased:	21714
Buyer’s Purchase Price:	$1,000,013.52
Jurisdiction of Residency:

Notice to be sent to:
Terence K. Ankner, Trustee
Partridge Ankner + Horstmann, LLP
200 Berkeley Street, 16th Floor
Boston, MA 02116

Attention:
Facsimile no.:	617-859-9998

with a copy (which shall not constitute notice hereunder) to:
Jeffrey L. Feinberg
25220 Walker Rd.
Hidden Hills, CA 91302

Attention:
Facsimile no.:

[Signature Page to Subscription Agreement]

KEC HOLDINGS LLC

By:	/s/ Jeffrey Citron
Name: Jeffrey Citron
Title: Managing Member

No. of Preferred Shares Being Purchased:	130282
Buyer’s Purchase Price:	$5,999,988.99
Jurisdiction of Residency:	NJ

Notice to be sent to:
KEC Holdings LLC
2317 Route 34, Suite 2B
Manasquan, NJ 08736

Attention:	Jeffrey Citron
Facsimile no.:	732 8170292

with a copy (which shall not constitute notice hereunder) to:
Morgan Stanley Smith Barney
100 Tower Bridge, 100Front St. Suite 600
West Conshohocken, PA 19428

Attention:	Anthony J DiValerialr
Facsimile no.:	610-260-7056

[Signature Page to Subscription Agreement]

POWERS TRUST
By:	/s/ William C. Powers
Name: William C. Powers
Title: Trustee

By:	/s/ Carolyn C. Powers
Name: Carolyn C Powers
Title: Trustee

No. of Preferred Shares Being Purchased:	108568
Buyer’s Purchase Price:	$4,999,975.47
Jurisdiction of Residency:	CA, USA

Notice to be sent to:		Shares Delivered TO:
	Home: 2012 The Strand	Morgan Stanley PWM
	Manhattan Beach, CA 90266 emails: wcp@thestrandpartners.com	522 Fifth Avenue, 10th Fl New York, NY 10036
	ccpowers@beachpowers.com	Attn: James Roddy

Attention:		FFC acct #: 04-h0kr2-Powers Trust
Facsimile no.:

with a copy (which shall not constitute notice hereunder) to:

Interested Party: Alan Markle		Interested Party:
101 Larkspur Landing Circle, Ste 200		ICG Advisors, LLC
Larkspur, CA 94939		11111 Santa Monica Blvd., Suite 2100
amarkle@wmshb.com		Los Angeles, CA 90025

Attention:	415-925-1120 x103	Attn: Jeremy Chused jchused@legaladvisors.com
Facsimile no.:		Ph: 424-270-8909

[Signature Page to Subscription Agreement]

FLAT PLUS LLC

By:	/s/ Virginia Gilder
Name: Virginia Gilder
Title: Manager

No. of Preferred Shares Being Purchased:	97712
Buyer’s Purchase Price:	$4,500,014.77
Jurisdiction of Residency:	WA

Notice to be sent to:
MSSB
399 Park Avenue, 12th Floor
NY, NY 10022

Attention:	Mark Miller
Facsimile no.:	212-893-6301

with a copy (which shall not constitute notice hereunder) to:

Gilder Office PW Graith
1836 Westlake N. Ste 302
Seattle, WA 98109

Attention:	V. Gilder
Facsimile no.:	206.283.0616

[Signature Page to Subscription Agreement]

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND

By:	/s/ Jeffrey Christian Name: Title:

No. of Preferred Shares Being Purchased:	325,704
Buyer’s Purchase Price:	$14,999,926.42
Jurisdiction of Residency:

Notice to be sent to:
CITIBANK NA
399 Park Avenue, Level B Vault
New York, NY 10022

Attention:
Facsimile no.:
Reference Internal
Account no.:	849453

with a copy (which shall not constitute notice hereunder) to:

Attention:
Facsimile no.:

[Signature Page to Subscription Agreement]

FIDELITY FINANCIAL TRUST: FIDELITY INDEPENDENCE FUND

By:	/s/ Jeffrey Christian
Name:
Title:

No. of Preference Shares Being Purchased:	184,570
Buyer’s Purchase Price:	$8,500,160.94
Jurisdiction of Residency:

Notice to be sent to:
The Northern Trust Company of New York
Harborside Financial Center 10
Suite 1401
3 Second Street
Jersey City, NJ 07311

Attention:
Facsimile no.:
a/c no.:	26-68301

with a copy (which shall not constitute notice hereunder) to:

Attention:
Facsimile no.:

[Signature Page to Subscription Agreement]

VARIABLE INSURANCE PRODUCTS FUNDS V: ASSET MANAGER: GROWTH PORTFOLIO

By:	/s/ Jeffrey Christian
Name:
Title:

No. of Preference Shares Being Purchased:	5,430
Buyer’s Purchase Price:	$250,072.46
Jurisdiction of Residency:

Notice to be sent to:
JP Morgan Chase Bank, N.A.
4 Chase Metrotech Center
1st Floor, Window 5 Brooklyn, NY 11245-0001

Attention:	Physical Receive Department
Facsimile no.:
Internal a/c no.:	P87356

with a copy (which shall not constitute notice hereunder) to:

Attention:
Facsimile no.:

[Signature Page to Subscription Agreement]

VARIABLE INSURANCE PRODUCTS FUNDS V: ASSET MANAGER PORTFOLIO

By:	/s/ Jeffrey Christian
Name:
Title:

No. of Preference Shares Being Purchased:	27,140
Buyer’s Purchase Price:	$1,249,901.76
Jurisdiction of Residency:

Notice to be sent to:
JP Morgan Chase Bank, N.A.
4 Chase Metrotech Center
1st Floor, Window 5 Brooklyn, NY 11245-0001

Attention:	Physical Receive Department
Facsimile no.:
Internal a/c no.:	P87360

with a copy (which shall not constitute notice hereunder) to:

Attention:
Facsimile no.:

[Signature Page to Subscription Agreement]

FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND

By:	/s/ Jeffrey Christian
Name:
Title:

No. of Preference Shares Being Purchased:	651,410
Buyer’s Purchase Price:	$29,999,944.94
Jurisdiction of Residency:

Notice to be sent to:
JP Morgan Chase Bank, N.A.
4 Chase Metrotech Center
1st Floor, Window 5 Brooklyn, NY 11245-0001

Attention:	Physical Receive Department
Facsimile no.:
a/c no.:	P 87887

with a copy (which shall not constitute notice hereunder) to:

Attention:
Facsimile no.:

[Signature Page to Subscription Agreement]

FIDELITY MT. VERNON STREET
TRUST: FIDELITY GROWTH COMPANY FUND
By:	/s/ Jeffrey Christian
Name:
Title:

No. of Preference Shares Being Purchased:	434,274
Buyer’s Purchase Price:	$19,999,994.00
Jurisdiction of Residency:

Notice to be sent to:
CITIBANK NA
399 Park Avenue, Level B Vault
New York, NY 10022

Attention:
Facsimile no.:

Reference Internal
Account no.:	206681

with a copy (which shall not constitute notice hereunder) to:

Attention:
Facsimile no.:

[Signature Page to Subscription Agreement]

T. ROWE PRICE ASSOCIATES, INC.
As Investment Adviser to and on behalf of the Participating Funds and Accounts on Attachment A:
T. Rowe Price Mid-Cap Growth Fund, Inc.
T. Rowe Price Institutional Mid-Cap Equity Growth Fund
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price U.S. Equities Trust
Maxim Series Fund, Inc. – Maxim / T. Rowe Price MidCap
Growth Portfolio
TD Mutual Funds – TD U.S. Mid-Cap Growth Fund
MassMutual Select Funds –MassMutual Select Mid Cap Growth Equity II Fund
MML Series Investment Fund – MML Mid Cap Growth Fund
State of California – Savings Plus Program
Met Investors Series Trust – T. Rowe Price Mid Cap Growth Portfolio
JNL Series Trust – JNL / T. Rowe Price Mid-Cap Growth Fund

By:	/s/ Brian W. H. Berghuis

Name:	Brian W. H. Berghuis

Title:	Vice President

Notice to be sent to:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345-2090 Fax: 410-345-6575
E-mail: andrew_baek@troweprice.com

Jurisdiction of Residency:
T. Rowe Price Associates, Inc.: Maryland

[Signature Page to Subscription Agreement]

T. ROWE PRICE ASSOCIATES, INC.
As Investment Adviser to and on behalf of the Participating Funds and Accounts on Attachment A:
T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust

By:	/s/ David Wagner

Name:	David Wagner

Title:	Vice President

Notice to be sent to:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345-2090 Fax: 410-345-6575
E-mail: andrew_baek@troweprice.com

Jurisdiction of Residency:
T. Rowe Price Associates, Inc.: Maryland

[Signature Page to Subscription Agreement]

T. ROWE PRICE ASSOCIATES, INC.
As Investment Adviser to and on behalf of the Participating Funds and Accounts on Attachment A:
T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.
The Bunting Family III, LLC
Seasons Series Trust – Mid-Cap Growth Portfolio
The Bunting Family VI Socially Responsible LLC
Lincoln Variable Insurance Products Trust – LVIP T. Rowe Price Structured Mid Cap Growth Portfolio
ING Partners, Inc. – ING T. Rowe Price Diversified Mid Cap
Growth Portfolio
T. Rowe Price Tax-Efficient Equity Fund

By:	/s/ Donald Peters

Name:	Donald Peters

Title:	Vice President

Notice to be sent to:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345-2090 Fax: 410-345-6575
E-mail: andrew_baek@troweprice.com

Jurisdiction of Residency:
T. Rowe Price Associates, Inc.: Maryland

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$ 46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
7057	T. Rowe Price Mid-Cap Growth Fund, Inc.	52-1784828	BARNACLESAIL & CO.	04-3145823	1,109,739	$51,107,764.54	State Street Bank New York Settlements DTC/NY Window 55 Water Street New York, NY 10041 Attn: Robert Mendez Account: State Street Fund - T. Rowe Price Mid-Cap Growth Fund Fund #7057
70F5	T. Rowe Price Institutional Mid-Cap Equity Growth Fund	52-1977811	WEATHERBOARD & CO.	04-2944982	111,400	$5,130,400.00

State Street Bank

New York Settlements

DTC/NY Window

55 Water Street

New York, NY 10041

Attn: Robert Mendez

Account: State Street

Fund - T. Rowe Price Institutional Mid-Cap Equity Growth Fund

Fund #70F5

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$ 46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
70F9	T. Rowe Price Mid-Cap Growth Portfolio	52-2004815	STERNMATE & CO.	04-3135443	19,982	$ 920,248.23	State Street Bank New York Settlements DTC/NY Window 55 Water Street New York, NY 10041 Attn: Robert Mendez Account: State Street Fund - T. Rowe Price Mid-Cap Growth Portfolio Fund #70F9
7GX4	T. Rowe Price U.S. Equities Trust	35-6785642	ICECOLD & CO.	04-3475446	3,550	$ 163,491.20	State Street Bank New York Settlements DTC/NY Window 55 Water Street New York, NY 10041 Attn: Robert Mendez Account: State Street Fund - T. Rowe Price US Equities Trust - Mid-Cap Growth Fund #70X4

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$ 46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
3489	JNL Series Trust - JNL/T. Rowe Price Mid-Cap Growth Fund	38-3230005	CUDD & CO.	13-6022143	90,853	$4,184,131.34	JP Morgan Chase Bank, NA 4 Chase Metrotech Center - 3rd Floor Brooklyn, NY 11245-0001 Attn: Physical Receive Department Account Name - JNL/T. Rowe Price Mid-Cap Growth Fund Reference A/C #P04347

3669	Maxim Series Fund, Inc. - Maxim/T. Rowe Price MidCap Growth Portfolio	84-1397090	HARE & CO.	13-6062916	32,659	$1,504,073.01	Bank of New York 1 Wall Street 3rd Floor, Window A New York, NY 10286 Fund - Maxim T. Rowe Price MidCap Growth Portfolio Fund #234253 Attn: Nathan Noble

3385	TD Mutual Funds - TD U.S. Mid-Cap Growth Fund	889141297RP0032	MAC & CO.	25-1536944	22,621	$1,041,784.37	Mellon Securities Trust Co. One Wall Street 3rd Floor- Receive Window C New York, NY 10286 Reference: TD U.S. Mid-Cap Growth Fund Fund #TDKF1124002

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$ 46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
3953	MassMutual Select Funds, Inc. - MassMutual Select Mid Cap Growth Equity II Fund	04-3512596	AURORA & CO.	04-2990390	73,248	$3,373,353.14	State Street Bank New York Settlements DTC/NY Window 55 Water Street New York, NY 10041 Attn: Robert Mendez Account: State Street Fund - MassMutual Select Mid-Cap Growth Equity II Fund Fund #ITHU

4703	MML Series Investment Fund - MML Mid Cap Growth Fund	05-0633806	AURORA & CO.	04-2990390	19,678	$906,247.86	State Street Bank New York Settlements DTC/NY Window 55 Water Street New York, NY 10041 Attn: Robert Mendez Account: State Street Fund - MML Mid Cap Growth Fund Fund #ITIV

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
4768	State of California - Savings Plus Program	05-0625533	KANE & CO.	13-6022144	15,950	$734,559.07	JP Morgan Chase Bank, NA 4 Chase Metrotech Center - 3rd Floor Brooklyn, NY 11245-0001 Attn: Physical Receive Department Account Name - State of California Mid-Cap Growth Reference A/C #P62775
4214	Met Investors Series Trust - T. Rowe Price Mid Cap Growth Portfolio	06-1606052	FROZENCREW & CO.	06-1606052	86,647	$3,990,428.81

State Street Bank

New York Settlements

DTC/NY Window

55 Water Street

New York, NY 10041

Attn: Robert Mendez

Account: State Street

Fund - Metropolitan Series Fund - TRP Mid Cap Growth Portfolio

Fund #C7L7

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
7001	T. Rowe Price New Horizons Fund, Inc.	52-0791372	BRIDGE & CO.	04-6184478	474,811	$21,866,879.32	State Street Bank New York Settlements DTC/NY Window 55 Water Street New York, NY 10041 Attn: Robert Mendez Account: State Street Fund - T. Rowe Price New Horizons Fund Fund #7001
4679	T. Rowe Price New Horizons Trust	52-6559833	HARE & CO.	13-6062916	37,562	$1,729,875.09	Bank of New York 1 Wall Street 3rd Floor, Window A New York, NY 10286 Fund - T. Rowe Price New Horizons Trust Fund #365341 Attn: Nathan Noble

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$ 46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
7JX4	T. Rowe Price U.S. Equities Trust	35-6785642	ICECOLD & CO.	04-3475446	1,234	$56,830.46	State Street Bank New York Settlements DTC/NY Window 55 Water Street New York, NY 10041 Attn: Robert Mendez Account: State Street Fund - T. Rowe Price US Equities Trust - Small Cap Growth Fund #70X4

70Q7	T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.	42-1615933	CANAL LOCK & CO.	04-3431015	9,161	$421,899.41	State Street Bank New York Settlements DTC/NY Window 55 Water Street New York, NY 10041 Attn: Robert Mendez Account: State Street Fund - T. Rowe Price Diversified Mid-Cap Growth Fund Fund #70Q7

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
3665	THE BUNTING FAMILY III, LLC	52-2042575	BOOTH & CO.	36-6033750	6,934	$319,337.47	The Northern Trust Company of New York Harborside Financial Center 10 - Suite 1401 3 Second Street Jersey City, NJ 07311 Attn: Jose Mero Account Name - LLC III Fund #26-16594

3833	Seasons Series Trust - Mid-Cap Growth Portfolio	95-4714427	MARKERLIGHT & CO.	04-3431229	1,420	$65,396.48	State Street Bank New York Settlements DTC/NY Window 55 Water Street New York, NY 10041 Attn: Robert Mendez Account: State Street Fund - Seasons Series Trust - Mid-Cap Growth Portfolio Fund #JUTF

4094	THE BUNTING FAMILY VI SOCIALLY RESPONSIBLE LLC	52-2360704	BOOTH & CO.	36-6033750	484	$22,290.07	The Northern Trust Company of New York Harborside Financial Center 10 - Suite 1401 3 Second Street Jersey City, NJ 07311 Attn: Jose Mero Account Name - LLC VI Fund #26-16679

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
4325	Lincoln Variable Insurance Products Trust - LVIP T. Rowe Price Structured Mid Cap Growth Portfolio	52-1835648	MAC & CO.	25-1536944	15,174	$698,821.27	Mellon Securities Trust Co. One Wall Street 3rd Floor- Receive Window C New York, NY 10286 Reference: LVIP T. Rowe Price Growth Stock Fund Account #LNMF5340002

4423	ING Partners, Inc. - ING T. Rowe Price Diversified Mid Cap Growth Portfolio	52-2354156	HARE & CO.	13-6062916	37,163	$1,711,499.60	Bank of New York 1 Wall Street 3rd Floor, Window A New York, NY 10286 Fund - ING T. Rowe Price Diversified Mid Cap Growth Portfolio Fund #464534 Attn: Nathan Noble

70J4	T. ROWE PRICE TAX-EFFICIENT EQUITY FUND	52-2294523	HORIZONBASS & CO.	04-3539793	1,101	$50,705.30

State Street Bank

New York Settlements

DTC/NY Window

55 Water Street

New York, NY 10041

Attn: Robert Mendez

Account: State Street

Fund - T. Rowe Price Tax Efficient Equity Fund - Smaller Company Growth

Fund #70J4

T. ROWE PRICE ASSOCIATES, INC. – SCHEDULE “A” – MICHAEL KORS HOLDINGS LIMITED

REGISTER SHARES IN NOMINEE NAME.	$46.053860 Cost/Share

TRPA Internal Account Number	Fund Name	Federal Tax ID #	Registration Name (if Different) - Shares will be Registered in Nominee Name	Nominee Tax ID #	No. of Shares	Cost	Physical Delivery Instructions
					2,171,371	$100,000,016.04

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Dennis Goldstein
Name: Dennis Goldstein
Title: Managing Director

No. of Preference Shares Being Purchased:	2,171,371
Buyer’s Purchase Price:	$100,000,016.04
Jurisdiction of Residency:	Massachusetts

Notice to be sent to:
c/o Bain Capital, LLC
111 Huntington Avenue
Boston, MA 02199

Attention:	Legal Department
Facsimile no.:	(617) 652-3247

with a copy (which shall not constitute notice hereunder) to:

Ropes & Gray LLP
Prudential Tower, 800 Boylston St.
Boston, MA 02119

Attention:	Joel F. Freedman
Facsimile no.:	(617) 235-0375

[Signature Page to Subscription Agreement]

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:	/s/ William Royan
Name: William Royan
Title: Vice President

No. of Preference Shares Being Purchased:	3,474,193
Buyer’s Purchase Price:	$159,999,998.03
Jurisdiction of Residency:	Ontario, Canada

Notice to be sent to:
Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5, Canada

Attention:	Legal Department
Facsimile no.:	416-730-3771

with a copy (which shall not constitute notice hereunder) to:

Public Equities Department
Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5, Canada

Attention:	William Royan / Theresa Tam
Facsimile no.:	416-730-5143

[Signature Page to Subscription Agreement]

SCHEDULE I

Sellers	Preference Shares

Sportswear Holdings Limited	7,388,891
Littlestone	225,897
Northcroft Trading Inc.	338,845
Vax Trading, Inc.	225,897
OB Kors LLC	451,794
John Idol	630,565
John Muse	45,179
Muse Children’s GS Trust	22,590
Muse Family Enterprises	22,590
JRM Interim Investors, LP	22,590
Michael Kors	1,264,878
Total	10,639,716

SCHEDULE II

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

Fidelity Financial Trust: Fidelity Independence Fund

Variable Insurance Products Fund V: Asset Manager: Growth Portfolio

Variable Insurance Products Fund V: Asset Manager Portfolio

Fidelity Puritan Trust: Fidelity Puritan Fund

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

EXHIBIT A

FORM OF SHAREHOLDERS AGREEMENT

(See fully executed agreement attached as Exhibit 10.2 to the Registration Statement on

Form F-1 filed by Michael Kors Holdings Limited.)

EXHIBIT B

FORM OF THE COMPANY’S MEMORANDUM AND ARTICLES OF ASSOCIATION

(See attached.)

BC No. 524407

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

MEMORANDUM AND ARTICLES

OF ASSOCIATION

OF

MICHAEL KORS HOLDINGS LIMITED

Incorporated the 13th day of December, 2002

under the International Business Companies Act

(CAP. 291)

Amended and Restated on the 7th day of July, 2011

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

MEMORANDUM OF ASSOCIATION

OF

MICHAEL KORS HOLDINGS LIMITED

NAME

1.	The Name of the Company is Michael Kors Holdings Limited.

REGISTERED OFFICE

2.	The registered office of the Company will be located at the offices of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

REGISTERED AGENT

3.	The registered agent of the Company will be Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

GENERAL OBJECTS AND POWERS

4.	(i)		Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other Law of the British Virgin Islands.

	(ii	)	Without limiting the foregoing, the powers of the Company include the power to do the following:

(a)	grant options over unissued shares in the Company and treasury shares;

(b)	issue securities that are convertible into shares;

(c)	give financial assistance to any person in connection with the acquisition of the Company’s own shares;

(d)	issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

(e)	guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

(f)	protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company.

EXCLUSIONS

5.	(i)	The Company may not

(a)	carry on business with persons resident in the British Virgin Islands;

(b)	own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph 5(ii)(e) of subclause 5(ii);

(c)	carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

(d)	carry on business as an insurance or re-insurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

(e)	carry on business of company management, unless it is licensed under the Company Management Act, 1990; or

(f)	carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

(ii)	For purposes of paragraph 5(i)(a) of subclause 5(i), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

(a)	it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

(b)	it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies,

3

administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

(c)	it prepares or maintains books and records within the British Virgin Islands;

(d)	it holds, within the British Virgin Islands, meetings of its directors or members;

(e)	it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

(f)	it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

(g)	shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

LIMITATION OF LIABILITY

6.	The Company is a company limited by shares. The liability of each member is limited to:

(a)	the amount from time to time unpaid on that member’s shares;

(b)	any liability expressly provided for in the Memorandum or the Articles; and

(c)	any liability to repay a distribution pursuant to section 58(1) of the Act.

CURRENCY

7.	Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

8.	The Company shall have no authorised capital.

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CLASSES, NUMBER AND PAR VALUE OF SHARES

9.	The Company is authorised to issue a maximum of 160,856,853 shares comprised of the following two classes of shares of one series each as follows:

(a)	10,856,853 preference shares of no par value each (the “Preference Shares”); and

(b)	150,000,000 ordinary shares of no par value each (the “Ordinary Shares”).

DESIGNATIONS, POWERS, PREFERENCES, ETC. OF PREFERENCE SHARES

10.	Ranking. The Preference Shares shall, with respect to dividend rights, rights on other distributions and rights upon liquidation, winding up or dissolution, rank (a) senior to the Ordinary Shares and any other class or series of ordinary, preference or other shares or Equity Securities of the Company now or hereafter authorized (such Equity Securities, “Junior Securities”) and (b) junior to any indebtedness now or hereafter incurred by the Company.

11.	Dividends.

(a)	Subject to clause 11(c) below, if the Company declares and pays any dividends on the Ordinary Shares, then, in that event, holders of Preference Shares shall be entitled to share in such dividends on a pro rata basis, as if their Preference Shares had been converted into Ordinary Shares pursuant to clause 13 below immediately prior to the record date for determining the holders of Ordinary Shares eligible to receive such dividends.

(b)

If the Company does not consummate a Qualified IPO within 18 months after the Closing (“IPO Dividend Date”), the Board of Directors shall (subject to the Company’s compliance with the provisions of the Act and the Articles) declare and the holders of Preference Shares shall receive, in addition to the dividends described in clause 11 (a), dividends at an annual rate equal to 10% of the Accreted Value, calculated on the basis of a 360-day year, consisting of twelve 30-day months, which shall accrue on a daily basis from the IPO Dividend Date, whether or not declared by the Board of Directors, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day, without accrual to the actual payment date) (each such date, a “Dividend Payment Date”). Unless otherwise specified in a resolution of directors, accrued and unpaid dividends shall compound and be added to the Accreted Value in effect immediately prior to each Dividend Payment Date; provided, that, in lieu

5

thereof, such accrued and unpaid dividends may (i) be paid to the holders of Preference Shares in cash or (ii) be paid in cash or compound and be added to the Accreted Value in any combination thereof, in each case as specified in a resolution of directors.

(c)	The Company shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any Junior Securities unless and until (i) all accrued and unpaid dividends on the Preference Shares have been paid in full and (ii) prior to the IPO Dividend Date, the affirmative vote or written consent of the holders of a majority of the then outstanding Preference Shares, voting as a separate class, shall have been received; provided, however, that the foregoing limitation shall not apply to any:

(i)	redemption, purchase or other acquisition of Junior Securities in connection with any put or call post-termination rights in any employment contract, benefit plan or other similar arrangement with one or more employees, officers, directors or consultants of the Company or any of its subsidiaries;

(ii)	exchange, redemption, reclassification or conversion of any class or series of Junior Securities for any class or series of Junior Securities; or

(iii)	purchase of fractional interests in any Junior Securities under the conversion or exchange provisions of such Junior Securities or the security being converted or exchanged, or in connection with any combination or reclassification of Junior Securities.

12.	Liquidation Event and Company Sale.

(a)

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Company and before any distribution or payment shall be made to holders of any Junior Securities, each holder of Preference Shares shall be entitled to receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) legally available therefor, an amount per Preference Share in cash equal to the greater of (i) the sum of (x) the Accreted Value, plus (y) any unpaid dividends on such Preference Share that have accrued since the last Dividend Payment Date through the date of such Liquidation Event or (ii) the aggregate amount payable in such Liquidation Event with respect to the number of Ordinary Shares into which such Preference Share is convertible immediately prior to such Liquidation Event (assuming the conversion of all such Preference Shares in accordance with clause 13) (the greater of subclause (i) or subclause (ii), the “Liquidation Preference”). Holders of Preference Shares shall not be entitled to any

6

other amounts from the Company after they have received the full amounts provided for in this clause 12(a) and will have no right or claim to any of the Company’s remaining assets. If the assets of the Company or proceeds thereof are not sufficient to pay in full the Liquidation Preference payable on the Preference Shares, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on the Preference Shares if all amounts payable thereon were paid in full.

(b)	Company Sale. No Company Sale shall be consummated unless, prior to any distribution or payment being made to holders of any Junior Securities, each holder of Preference Shares shall be entitled to receive an amount per Preference Share equal to the greater of (i) the sum of (x) the Accreted Value of such Preference Share plus (y) any unpaid dividends on such Preference Share that have accrued since the last Dividend Payment Date through the date of such Company Sale or (ii) the aggregate amount of consideration payable in such Company Sale with respect to the number of Ordinary Shares into which such Preference Share is convertible immediately prior to such Company Sale (assuming the conversion of all such Preference Shares in accordance with clause 13) (the greater of subclause (i) or subclause (ii), the “Sale Payment”). The Sale Payment shall be paid in the same form of consideration and proportion (i.e., in cash and/or other consideration) paid in such Company Sale on the closing date of such Company Sale; provided, however, if such Company Sale is entered into prior to the three year anniversary of the Closing, then the consideration payable to each holder of Preference Shares shall be payable either (i) solely in cash or Liquid Securities, or (ii) solely to the extent holders of Ordinary Shares are receiving securities, other than Liquid Securities in such Company Sale, then each holder of Preference Shares shall have the option of receiving non-Liquid Securities of either the same class received by holders of Ordinary Shares or in the form of Acceptable Securities. The value of any non-cash consideration to be delivered to the holders of Preference Shares in a Company Sale shall be the fair market value of such non-cash consideration (as determined by an independent appraiser selected in good faith by the Board of Directors). Upon receipt of the full amounts provided for in this clause 12(b), the Preference Shares shall be automatically cancelled and the holders of Preference Shares shall not be entitled to any other amounts. If the assets of the Company or proceeds thereof are not sufficient to pay in full the aggregate Sale Payment payable on the Preference Shares, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on the Preference Shares if all amounts payable thereon were paid in full.

(c)	Notice. Written notice of a Liquidation Event or a Company Sale stating a payment or payments and the place where such payment or payments shall

7

be payable shall be mailed not less than ten (10) days prior to the earliest payment date stated therein to each holder of Preference Shares at such holder’s address as it appears on the transfer books of the Company.

13.	Conversion.

(a)

Optional Conversion. Each holder of Preference Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this clause 13, any or all of such holder’s Preference Shares into such number of fully paid and non-assessable Ordinary Shares as is equal to the product of (i) the number of Preference Shares being so converted, multiplied by (ii) the quotient of (x) the Accreted Value, divided by (y) the Preference Share Issue Amount, subject to adjustment as provided in clause 13(f) below (such price in subclause (y), the “Conversion Price” and such quotient in subclause (ii), the “Conversion Ratio”). At the option of the Company, any accrued and unpaid dividends as of the date of conversion in respect of the Preference Shares being converted shall (i) be added to the Accreted Value, (ii) be paid in cash to the holder of such Preference Shares or (iii) be paid in cash or added to the Accreted Value in any combination thereof. For the avoidance of doubt, for purposes of calculating the Conversion Ratio, the Accreted Value of the Preference Shares that are being converted shall include the amount of any dividends which have been accreted, compounded and added to the Preference Share Issue Amount pursuant to clause (b) of the definition of “Accreted Value” through the last Dividend Payment Date. Such conversion right shall be exercised by the surrender of certificate(s) evidencing the Preference Shares to be converted to the Company at any time during usual business hours at its principal place of business (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of Preference Shares), accompanied by written notice that the holder elects to convert such Preference Shares and specifying the name or names (with address) in which a certificate or certificates for Ordinary Shares are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to clause 13(1) below. All certificates evidencing Preference Shares surrendered for conversion shall be delivered to the Company for cancellation and cancelled by it. As promptly as practicable after the surrender of any Preference Shares, the Company shall (subject to compliance with the applicable provisions of federal and state securities Laws) deliver to the holder of such Preference Shares so surrendered, certificate(s) evidencing the number of fully paid and non-assessable Ordinary Shares into which such Preference Shares are entitled to be converted. Upon registration in the register of members of the Company (which shall be subject to surrender of such share

8

certificates) to reflect the conversion, the person in whose name any certificate(s) for Ordinary Shares shall be issuable upon such conversion shall be the holder of record of such Ordinary Shares on such date, notwithstanding that the certificates evidencing such Ordinary Shares shall not then be actually delivered to such person.

(b)	Automatic Conversion.

(i)	Upon the earlier of (x) immediately prior to the consummation of a Qualified IPO and (y) the receipt of the approval of the holders of 66 2/3% of the then outstanding Preference Shares (each an (“Automatic Conversion Date”), all of the Preference Shares shall be automatically converted into the number of fully paid and non-assessable Ordinary Shares equal to the product of (1) the number of Preference Shares being converted, multiplied by (2) the Conversion Ratio calculated as of the date of such automatic conversion and the register of members of the Company shall be updated to reflect the conversion. At the option of the Company, any accrued and unpaid dividends as of the Automatic Conversion Date in respect to the Preference Shares being converted shall (i) be added to the Accreted Value, (ii) be paid in cash to the holder of such Preference Shares or (iii) be paid in cash or added to the Accreted Value in any combination thereof. For the avoidance of doubt, for purposes of calculating the Conversion Ratio in connection with any automatic conversion, the Accreted Value of the Preference Shares that are being converted shall include the amount of any dividends which have been accreted, compounded and added to the Preference Share Issue Amount pursuant to clause (b) of the definition of “Accreted Value” through the last Dividend Payment Date.

(ii)

Immediately upon conversion as provided in clause 13(b)(i), each holder of Preference Shares shall be registered in the Company’s register of members as the holder of record of the Ordinary Shares issuable upon conversion of such holder’s Preference Shares, notwithstanding that certificates evidencing the Ordinary Shares shall not then actually be delivered to such person. Upon written notice and instructions from the Company, each holder of Preference Shares so converted shall promptly surrender to the Company at its principal place of business (or at such other office or agency of the Company as the Company may designate by such notice to the holders of Preference Shares) certificates representing the Preference Shares so converted. As promptly as practicable after such conversion, the Company shall deliver to the holder of such Preference Shares so surrendered, certificate(s) evidencing

9

the number of fully paid and non-assessable Ordinary Shares into which such Preference Shares are entitled to be converted.

(c)	Conversion mechanics.

(i)	All conversions of Preference Shares to Ordinary Shares pursuant to this clause 13 shall be effected by the Company by way of repurchase by the Company of the Preference Shares in consideration for the simultaneous issue of Ordinary Shares, credited as fully paid.

(ii)	Any conversion of Preference Shares to Ordinary Shares pursuant to this clause 13 shall be deemed to be effected (a) in the event of a voluntary conversion pursuant to clause 13(a), at the time that the registrar of the Company registers the conversion in the Company’s register of members following written notice of the conversion having been provided to the registrar of the Company and (b) in the event of an automatic conversion of all of Preference pursuant to clause 13(b), at the time that the registrar of the Company registers the conversion in the Company’s register of members which time shall be the Automatic Conversion Date.

(d)	Termination of Rights. On the date of an optional conversion pursuant to clause 13(a) or of an automatic conversion pursuant to clause 13(b)(i), all rights with respect to the Preference Shares so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of Ordinary Shares into which such Preference Shares have been converted, and (ii) exercise the rights to which they are entitled as holders of Ordinary Shares. No holder of Preference Shares whose Preference Shares have been converted pursuant to clause 13(a) or clause 13(b)(i) shall be entitled to any further accrual of dividends in respect of such converted Preference Shares.

(e)	No Fractional Shares. No fractional shares or securities representing fractional Ordinary Shares shall be issued upon conversion of the Preference Shares. Any fractional interest in Ordinary Shares resulting from conversion of the Preference Shares shall be paid in cash (computed to the nearest cent) equal to such fraction multiplied by the fair market value per Ordinary Share as determined by the Board of Directors in good faith. If more than one certificate evidencing Preference Shares is surrendered for conversion at one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of the Preference Shares so surrendered for conversion.

10

(f)	Antidilution Adjustments. The Conversion Price and the Conversion Ratio shall be subject to adjustment as follows:

(i)	Division or Combination of Ordinary Shares. In the event that the Company shall at any time or from time to time, prior to conversion of Preference Shares effect a division or combination of shares in respect of the outstanding Ordinary Shares, then, and in each such case, the Conversion Price and/or the Conversion Ratio in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Preference Share thereafter surrendered for conversion shall be entitled to receive the number of Ordinary Shares that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Preference Share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this clause 13(f)(i) shall become effective retroactively to the close of business on the day upon which such corporate action becomes effective. No adjustments shall be made under this Section 13(f) in respect of any dividends (or any other distribution) paid in accordance with clause 11.

(ii)	Certain Dilutive Issuances of Ordinary Shares or Ordinary Share Equivalents.

(w)

If the Company shall at any time or from time to time prior to conversion of Preference Shares, issue or sell any Ordinary Shares or any security or obligation which is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Ordinary Shares and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or such security or obligation (“Ordinary Share Equivalents”) at a price per Ordinary Share (the “New Issue Price”) that is less than the Conversion Price as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the New Issue Price, in the case of the issuance of any Ordinary Share Equivalent, as equal to (A) the sum of the price for such Ordinary Share Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Ordinary Share Equivalent, divided by (B) the number of Ordinary Shares initially underlying such Ordinary Share Equivalent) (other than (1) issuances or sales of Ordinary Shares for which an adjustment is made in connection with a division or combination or

11

reclassification of Ordinary Shares pursuant to clause 13(f)(i) and (2) issuances in connection with an Excluded Transaction), then, and in each such case, the Conversion Price then in effect shall be adjusted by multiplying the Conversion Price in effect on the day immediately prior to the Relevant Date by a fraction (i) the numerator of which shall be the sum of (1) the number of outstanding Ordinary Shares (assuming the conversion, exchange and exercise of all Ordinary Share Equivalents) on the Relevant Date, plus (2) the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of such additional Ordinary Shares so issued would purchase at the Conversion Price on the Relevant Date (or, in the case of Ordinary Share Equivalents, the number of Ordinary Shares which the aggregate consideration received by the Company upon the issuance of such Ordinary Share Equivalents and receivable by the Company upon the conversion, exchange or exercise of such Ordinary Share Equivalents would purchase at the Conversion Price on the Relevant Date) and (ii) the denominator of which shall be the sum of the number of outstanding Ordinary Shares (assuming the conversion, exchange and exercise of all Ordinary Share Equivalents) on the Relevant Date, plus the number of additional Ordinary Shares issued or to be issued (or, in the case of Ordinary Share Equivalents, the maximum number of Ordinary Shares into which such Ordinary Share Equivalents initially may convert, exchange or be exercised).

(x)	Such adjustment shall be made whenever such Ordinary Shares or Ordinary Share Equivalents are issued, and shall become effective retroactively (A) in the case of an issuance to the members, as such, to a date immediately following the close of business on the record date for the determination of members entitled to receive such Ordinary Shares or Ordinary Share Equivalents and (B) in all other cases, on the date of such issuance (the “Issue Date”); provided, however, that the determination as to whether an adjustment is required to be made pursuant to this clause 13(f)(ii) shall only be made upon the issuance of such Ordinary Shares or Ordinary Share Equivalents, and not upon the issuance of any security into which the Ordinary Share Equivalents convert, exchange or may be exercised.

12

(y)	In case at any time any Ordinary Shares or Ordinary Share Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any Ordinary Shares or Ordinary Share Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any placement agent fees, any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as determined in good faith by the Board of Directors.

(z)	If any Ordinary Share Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this clause 13(f)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Ordinary Share Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional Ordinary Shares corresponding to such Ordinary Share Equivalents as shall have expired or terminated, (B) treat the additional Ordinary Shares, if any, actually issued or issuable pursuant to the previous exercise of such Ordinary Share Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Ordinary Share Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

(iii)

Other Changes. In case the Company at any time or from time to time, prior to the conversion of Preference Shares, shall take any action affecting the Ordinary Shares similar to or having an effect similar to any of the actions described in any of clauses 13(f)(i) or (ii) above or clause 13(i) below (but not including any action described in any such clause) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price or the Conversion Ratio as a result of

13

such action, then, and in each such case, the Conversion Price or the Conversion Ratio (as applicable) shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of Preference Shares).

(iv)	No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this clause 13(f) need be made to the Conversion Price or the Conversion Ratio if the Company receives written notice from holders of a majority of the then outstanding Preference Shares that no such adjustment is required.

(g)	Abandonment. If the Company shall take a record of the holders of Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to such holders legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price or the Conversion Ratio shall be required by reason of the taking of such record.

(h)	Certificate as to Adjustments. Upon any adjustment in the Conversion Price or the Conversion Ratio, the Company shall within a reasonable period (not to exceed twenty (20) Business Days) following any of the foregoing transactions deliver to each holder of Preference Shares a certificate, signed by the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price or Conversion Ratio then in effect following such adjustment.

(i)

Reorganization; Reclassification. In case of any merger or consolidation of the Company (other than a Company Sale) or any capital reorganization, reclassification or other change of outstanding Ordinary Shares (other than (i) a change in par value, or from par value to no par value, or from no par value to par value or (ii) a transaction for which an adjustment is made in connection with clause 13(f)(i) or clause 13(f)(ii)) in each case as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (each, a “Transaction”), then, at the effective time of the Transaction, the right to convert each Preference Share shall be changed into a right to convert such Preference Share into the kind and amount of shares of stock, other securities or other property or assets that a holder of Preference Shares would have received in respect of the Ordinary Shares issuable upon conversion of such Preference Shares immediately prior to such Transaction. In the event that holders of Ordinary Shares have the opportunity to elect the form of consideration to be received in the

14

Transaction, the Company shall make adequate provision whereby the holders of Preference Shares shall have a reasonable opportunity to determine the form of consideration into which all of the Preference Shares, treated as a single class, shall be convertible from and after the effective date of the Transaction.

(j)	Notices. In the event (i) that the Company authorizes the granting to the holders of Ordinary Shares rights or warrants to subscribe for or purchase any shares of Equity Securities of any class or of any other rights or warrants, (ii) of any Transaction, or (iii) of a Qualified IPO or a Company Sale, then the Company shall mail to each holder of Preference Shares at such holder’s address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, Qualified IPO or Company Sale is expected to become effective and, if applicable, the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for shares of stock or other securities or property or cash deliverable upon such Transaction, Qualified IPO or Company Sale.

(k)	Reservation of Ordinary Shares. The Company shall at all times reserve and keep available for issuance upon the conversion of Preference Shares, such number of its authorized but unissued Ordinary Shares as will from time to time be sufficient to permit the conversion of all outstanding Preference Shares, and shall take all action to increase the authorized number of Ordinary Shares if at any time there shall be insufficient authorized but unissued Ordinary Shares to permit such reservation or to permit the conversion of all outstanding Preference Shares; provided, that the holders of Preference Shares vote such Preference Shares in favor of any such action that requires a vote of members.

(1)

No Conversion Tax or Charge. The issuance or delivery of certificates for Ordinary Shares upon the conversion of Preference Shares shall be made without charge to the converting holder of Preference Shares for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities evidenced thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of applicable securities Laws) in such names as may be directed by, the holders of the Preference Shares converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in

15

the issuance and delivery of any such certificate in a name other than that of the holder of the Preference Shares converted, and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

14.	Redemption. Subject to this Memorandum of Association and the Articles of Association, the Preference Shares shall, only with the consent of the holder thereof, be subject to redemption, purchase or acquisition by the Company for fair value.

15.	Voting Rights. In addition to the voting rights to which the holders of Preference Shares are entitled under or granted by Law, each holder of Preference Shares shall be entitled to notice of any members’ meeting in accordance with this Memorandum of Association and the Articles of Association and shall be entitled to vote, on all matters with respect to which the issued and outstanding Ordinary Shares may be voted, the number of votes equal to the number of Ordinary Shares into which such holder’s Preference Shares could be converted on the record date for determination of the holders of Ordinary Shares entitled to vote on such matters, or, if no such record date is established, on the date such vote is taken or any written consent of holders of Ordinary Shares is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class.

16.	Springing Board Seat. If a Qualified IPO is not consummated on or prior to March 31, 2012, the holders of Preference Shares, as a class, shall have the right to designate, by approval of holders of a majority of the outstanding Ordinary Shares held by such holders of Preference Shares (assuming all Preference Shares are converted into Ordinary Shares), one member of the Board of Directors (or similar body, including any committee that acts on behalf of the Board pursuant to an express delegation of the Board of Director’s powers) until immediately prior to the consummation of a Qualified IPO; provided that if the holders of Preference Shares, as a class, are unable to attain the approval of a majority of the outstanding Ordinary Shares held by the holders of Preference Shares (assuming all Preference Shares are converted into Ordinary Shares) to designate such member to the Board of Directors (or similar body, including any executive committee that acts on behalf of the Board of Directors pursuant to an express or implied delegation of the Board of Directors’ powers), then within 14 days of March 31, 2012, the holder of the largest number of Preference Shares shall have the right in its sole discretion to designate such member to the Board of Directors on behalf of the holders of Preference Shares.

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DESIGNATIONS, POWERS, PREFERENCES, ETC. OF ORDINARY SHARES

17.	Dividends. Subject to this Memorandum of Association, the articles of association annexed hereto (the “Articles of Association”), including clauses 10 and 11 herein, and the prior rights of holders of classes of Equity Securities of the Company having prior rights as to dividends, the holders of Ordinary Shares shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

18.	Liquidation. Subject to this Memorandum of Association and the Articles of Association, including clause 12(a) herein, and the prior rights of holders of classes of Equity Securities of the Company having prior rights as to a Liquidation Event, upon the occurrence of a Liquidation Event each holder of Ordinary Shares shall be entitled to receive a distribution in respect of its Ordinary Shares from the remaining assets of the Company or the proceeds of such Liquidation Event (whether capital or surplus) legally available for distribution, in an amount equal to the aggregate amount of such assets or proceeds available for distribution to all holders of Ordinary Shares, multiplied by the quotient of (i) the number of Ordinary Shares held by such holder as of such time, divided by (ii) the total number of Ordinary Shares issued and outstanding as of such time.

19.	Redemption. Subject to this Memorandum of Association and the Articles of Association, Ordinary Shares shall, only with the consent of the holder thereof, be subject to redemption, purchase or acquisition by the Company for fair value.

20.	Voting Rights.

(a)	Each holder of Ordinary Shares shall be entitled to notice of any members’ meeting and shall be entitled to vote upon such matters and in such manner as provided in this Memorandum of Association and the Articles of Association.

(b)	Subject to clause 16 above, the holders of Ordinary Shares shall at all other times vote together as one class with the holders of Preference Shares on all matters submitted to a vote or for the written consent of the members. Members holding Ordinary Shares that were not previously converted from Preference Shares to such Ordinary Shares in accordance with the conversion rights of this Memorandum shall not have a right to vote in relation to the matters referred to in clause 16 above.

(c)	Each holder of Ordinary Shares shall be entitled to one (1) vote for each Ordinary Share held as of the applicable date on any matter that is submitted to a vote or for the written consent of the members.

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(e)	Equal Status. Ordinary Shares shall have the same rights and privileges and rank equally, share ratably and be identical in all respects to all matters.

REGISTERED SHARES

21.	Shares may be issued as registered shares only.

22.	Registered shares shall not be exchanged for bearer shares.

23.	The issue of shares is subject to the Preemptive Rights Restrictions (as set out in the Schedule to this Memorandum entitled “Preemptive Rights”, and which forms part of this Memorandum).

TRANSFER OF REGISTERED SHARES

24.	Registered shares in the Company may be transferred subject to the Share Transfer Restrictions and the provisions relating to the transfer of shares set forth in the Articles of Association.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

25.	Subject to the Consent Rights Matters of the Articles of Association, the Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

DEFINITIONS

26.	Words used in this Memorandum of Association and not defined herein shall have the respective meanings ascribed to them in the Articles of Association.

[remainder of page left intentionally blank]

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We, Offshore Incorporations Limited, of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 1st day of July, 2002.

SUBSCRIBER	Offshore Incorporations Limited

(Sd.) E.T. POWELL Authorised Signatory

in the presence of: WITNESS
(Sd.) Fandy Tsoi 9/F Ruttonjee House 11 Duddell Street, Central Hong Kong Production Supervisor

SCHEDULE

Article I

Preemptive Rights

1.	Preemptive Rights

(a)	If the Company or any of its subsidiaries proposes to issue, offer, sell or otherwise Transfer to any person (i) Equity Securities in the Company or such subsidiary, or (ii) any rights to subscribe for or purchase pursuant to any option or otherwise any Equity Securities of the Company or any of its subsidiaries, in each case except as provided in Section 2 (each, a “New Issuance”), or enter into any contracts relating to a New Issuance, the Company shall provide written notice to each member of such proposed New Issuance at least fifteen (15) Business Days in advance of the anticipated issuance date (the “New Issuance Notice”), which shall set forth the identity of the proposed purchaser, the number of Equity Securities proposed to be offered (the “Offered Securities”), the cash purchase price per security (the “Offering Price”), the anticipated issuance date and the other material terms and conditions of such New Issuance. Each member shall have the right to purchase for cash up to its Pro Rata Share of the Offered Securities (which, in the case of a New Issuance by a subsidiary of the Company shall be determined on a look-through basis, based on its indirect percentage of the outstanding common shares of such subsidiary), at the price per security and otherwise on the same terms and conditions as such New Issuance.

(b)	A member may elect to exercise its preemptive rights with respect to such New Issuance by delivering an irrevocable written notice (a “Section 1 Notice”) to the Company within ten (10) Business Days after the date the New Issuance Notice is delivered, setting forth the maximum percentage of the Offered Securities that such member desires to hold following the consummation of the New Issuance. If a member does not deliver a Section 1 Notice in accordance with this Section 1, then such member shall be deemed to have elected not to exercise its preemptive rights with respect to such New Issuance. For purposes of this Article I, an exercising member may allocate its portion of the Offered Securities among one or more of its Affiliates at the discretion of such exercising member.

(c)

At least three (3) Business Days prior to the consummation of any New Issuance, the Company shall provide written notice to each electing member, which shall set forth the actual issuance date (determined in accordance with the following sentence) and such electing member’s Pro Rata Share or such lesser percentage set forth in such member’s Section 1 Notice. For purposes of clarity, if the Company or any of its Subsidiaries consummates such New Issuance and the total number of Offered

Securities to be sold is less than the number set forth in the New Issuance Notice, then each electing member shall purchase such electing member’s Pro Rata Share or such lesser percentage set forth in such member’s Section 1 Notice based on such reduced number of Offered Securities. Any New Issuance shall be consummated on the later of (a) the proposed issuance date for such New Issuance set forth in the New Issuance Notice and (b)the fifth (5th) Business Day following the date on which all regulatory and governmental licenses, registrations, approvals and consents required for the New Issuance are received and all applicable waiting periods have expired or been waived or terminated (provided, however, that the Company and the electing members shall each use their commercially reasonable efforts to obtain such licenses, registrations, approvals or consents). If any of the members fails to exercise its preemptive rights under this Section 1 or elects to exercise such rights with respect to less than such member’s full Pro Rata Share (the difference between such member’s Pro Rata Share and the number of Offered Securities for which such member exercised its preemptive rights under this Section 1, the “Excess Shares”), any participating member electing to exercise its rights with respect to its full Pro Rata Share (a “Fully Participating Member”) shall be entitled to purchase from the Company an additional number of Offered Securities up to the aggregate number of Excess Shares, provided that such Fully Participating Member shall only be entitled to purchase up to that number of Excess Shares equal to the lesser of (i) the number of Excess Shares it has elected to purchase and (ii) the number of Excess Shares equal to the product of (A) the number of Excess Shares and (B) the quotient obtained by dividing (1) the total number of Ordinary Shares then owned by such Fully Participating Member by (2) the total number of Ordinary Shares then owned by all Fully Participating Members exercising their rights pursuant to this sentence (assuming the conversion of all Preference Shares held by the Fully Participating Members into Ordinary Shares in each of clauses (1) and (2) above).

(d)

If the members do not elect to purchase all of the Offered Securities in accordance with this Section 1, then the Company may, within 90 days from the date of delivery of the New Issuance Notice, offer, sell or otherwise Transfer any remaining portion of the Offered Securities to any Person or Persons at a price or prices equal to or greater than the Offering Price and on other terms and conditions not more favorable in the aggregate to the other purchasers than those set forth in the New Issuance Notice. If more than 90 days elapse from the date of delivery of the New Issuance Notice without the consummation of such Transfer of the remaining portion of the Offered Securities, the Company’s right to consummate such Transfer shall expire and the Company shall be required to comply with the procedures set forth in this Section 1 prior to offering, selling or otherwise transferring to any Person the Offered Securities. The election by a member not to exercise its preemptive rights under this

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Section 1 in any one instance shall not affect its right (other than in respect of a reduction in its Pro Rata Share) as to any future New Issuances under this Section 1.

(e)	Any New Issuance without first giving the members the rights described in this Section 1 shall be void ab initio and of no force and effect. The preemptive rights of a member hereunder may not be transferred, sold, assigned or otherwise disposed of, except to a Permitted Transferee of such member, and any purported disposition in violation hereof shall be void and of no force or effect.

(f)	There shall be no liability on the part of the Company, the Board of Directors or any member if a New Issuance is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a New Issuance shall be in the sole and absolute discretion of the Board of Directors.

(g)	Notwithstanding anything to the contrary contained herein, the preemptive rights of the members under this Section 1 shall be deemed satisfied with respect to any issuance of Offered Securities if within thirty (30) days following the sale of any Offered Securities by the Company to one or more Persons who are not, in each case, a holder of at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares) or an Affiliate of such holder (each, an “Initial Purchaser”), the Company offers to sell to each member on the same terms (including the price per share) as the Initial Purchasers purchased such Offered Securities the number of Offered Securities which each member (other than any Initial Purchasers) would have been entitled to purchase with respect to such issuance of Offered Securities pursuant to Section 1(a).

2.	Exempt Issuances

The provisions of Section 1 shall not apply to issuances of securities:

(a)	in connection with the Restructuring;

(b)	pursuant to the Subscription Agreement in connection with the Offering or any offering of Preference Shares pursuant to Section 5(j) of the Subscription Agreement;

(c)	pursuant to the exercise of any member’s preemptive rights under Section 1;

(d)	to officers, employees or directors of, or individuals who are consultants to, the Company or its subsidiaries pursuant to any compensation arrangement adopted from time to time, profit sharing, option or other equity incentive plans (including any employee share ownership plan)

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approved by the Board of Directors and Equity Securities issued upon exercise of such options or rights or otherwise issued pursuant to such plans, provided that such issuance shall not exceed (i) the number of shares for which options may be granted under the Amended and Restated Michael Kors (USA), Inc. Stock Option Plan plus (ii) 2,500,000 shares (in each case, as appropriately adjusted from time to time for any share split, reclassification, subdivision or recapitalization or any share dividend, or any corporate restructuring or reorganization), in the aggregate;

(e)	to third-party service providers or other third-party business partners who are not Affiliates of the Company or any member holding at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares), in each case, for bona fide commercial purposes and on an arm’s length basis, provided that such issuance shall not exceed 2,500,000 shares (in each case, as appropriately adjusted from time to time for any share split, reclassification, subdivision or recapitalization or any share dividend, or corporate restructuring or reorganization) in the aggregate;

(f)	as consideration for the acquisition of another person who is not an Affiliate of the Company or any member holding at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares), by the Company by consolidation, merger, purchase of all or substantially all of the assets or other reorganization in which the Company acquires one or more divisions or lines of business or all or substantially all of the assets of such other person or 50% or more of the voting power or equity ownership of such other person;

(g)	(i) pursuant to a Public Offering or (ii) in connection with any debt financing by the Company or any of its Subsidiaries with a person who is not an Affiliate of the Company or any member holding at least 3% of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares);

(h)	in connection with the conversion, exchange or exercise of any Equity Securities (including, for the avoidance of doubt, the conversion of Preference Shares into Ordinary Shares) in accordance with their applicable terms (it being understood that nothing in this clause (h) shall affect the applicability of this Article I to the issuance of any such Equity Securities);

(i)	in connection with any share split, reclassification, subdivision or recapitalization or any share dividend, or any corporate restructuring or reorganization, in each case approved by the Board of Directors, and whereby such securities are distributable on a pro rata basis to all members; or

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(j)	by a subsidiary of the Company to the Company or a wholly owned direct or indirect subsidiary of the Company;

provided, that in no event shall the total number of shares issued pursuant to clause (d)(ii), (e), (f) and (g) above exceed 5,000,000 shares (as appropriately adjusted from time to time for any share split, reclassification, subdivision or recapitalization or any share dividend, or any corporate restructuring or reorganization), in the aggregate).

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Article II

Transfer

1.	General Restrictions. Except as otherwise permitted in this Article II, prior to the earlier of (a) the consummation of an IPO, (b) the consummation of a Company Sale, (c) a liquidation, winding-up or dissolution of the Company and (d) the third (3rd) anniversary of the Closing, no member shall Transfer all or any portion of its shares, or rights with respect to its shares; it being understood that any such Transfer not in accordance with this Section 1 or the remainder of this Article II will be deemed to constitute a Transfer by such member in violation of this Article II, shall be void ab initio and the Company shall not recognize any such Transfer. This Article II shall not apply to any shares sold pursuant to the Subscription Agreement in connection with the Offering.

2.	Permitted Transfers. Subject to Section 3, the provisions of Section 1 shall not apply to the following Transfers of shares by a member (each of which shall be deemed to constitute a “Permitted Transfer,” and each Transferee of a Permitted Transfer of shares under clause (a) through (g) are referred to herein as a “Permitted Transferee”):

(a)	any Transfer of shares by a member to an Affiliate of such member (provided, that such Affiliate remains an Affiliate of the transferring member immediately after such Transfer and such transferring member remains, jointly and severally with the Affiliate Transferee, responsible for any and all obligations and liabilities under this Article II);

(b)	in the case of a member who is an individual, any Transfer of shares by such member to (i) the spouse or children (whether lineal or adopted) of such member (each, a “Family Member”) or (ii) any trust or similar estate planning entity established for the sole benefit of a Family Member (a “Permitted Trust”) (provided, however, that each such Permitted Trust shall provide that all of the beneficial interests therein are held by a Family Member and that the voting, managerial and operational control of such Permitted Trust remains solely with such member who establishes the Permitted Trust until the death or incapacity of such member);

(c)	any Transfer of shares by a member who is a senior executive of the Company or any of its Subsidiaries (or by such member’s estate or applicable beneficiary in the event of such member’s death) to (i) the Company or any of its Subsidiaries (ii) any of the Existing Members, their respective Affiliates or, with respect to any Existing Member who is an individual, such Existing Member’s Family Members or Permitted Trusts, or (iii) any third party, in each case pursuant to post-termination rights set forth in such senior executive’s employment contract with the Company or any of its Subsidiaries, as applicable (an “Executive Transfer”);

(d)	any Transfer of shares by a member in connection with any tender or exchange offer, merger, consolidation, amalgamation, recapitalization or other form of business combination involving the Company that is available on the same terms to all holders of Ordinary Shares (including all Ordinary Shares issuable upon conversion of the Preference Shares) and approved by the Board of Directors;

(e)	any Transfer of shares by a member consented to by the Board of Directors, if any, which consent shall be granted or withheld in the Board of Directors’ sole discretion; provided, that such Transfers shall be subject to rights of first offer in favor of the Company and the other members consistent with the procedures set forth in Section 5 (Rights of First Offer) and Tag-Along Rights in favor of the New Members consistent with the procedures set forth in Section 6 (Tag-Along Rights); provided, further, that neither Michael Kors (for purposes of this Section 2(e) only, Michael Kors shall be deemed to include any Permitted Transferee of Michael Kors under Section 2(a) and (b)) nor John Idol (for purposes of this Section 2(e) only, John Idol shall be deemed to include any Permitted Transferee of John Idol under Section 2(a) and (b)) shall effect any Transfers under this Section 2(e) if such Transfer (together with all other Transfers made by such person under this Section 2(e)) results in Michael Kors or John Idol, as the case may be, holding less than 80% of the shares held by such person on the date of the Shareholders Agreement on a fully diluted basis (assuming the exercise of all stock options); provided, further, that nothing contained in this Section 2(e) shall prohibit Michael Kors or John Idol from participating in a Tag-Along Sale or Drag-Along Sale in accordance with the provisions of (i) Section 6 (Tag-Along Rights) and (ii) Section 7 (Drag-Along Rights);

(f)	any Transfer of shares by a member subject to, or in accordance with, the provisions of (i) Section 6 (Tag-Along Rights) or (ii) Section 7 (Drag-Along Rights);

(g)	any Transfer of Shares by a member in the IPO;

(h)	any Transfer of Shares by an member pursuant to Section 5(j) of the Subscription Agreement; or

(i)

any Transfer of shares by a New Member that purchased at least 1,628,528 Preference Shares in the Offering if (i) such Transfer is made to a mutual fund, pension plan or other passive institutional investor which, to the knowledge of such New Member, typically makes investments in persons in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of such person, (ii) such Transfer (A) does not cause the Company to become a reporting company under the Exchange Act and (B) does not increase the number of record and beneficial owners of shares to be more than 150

26

persons as a result of such Transfer, (iii) as a result of such Transfer, no person would have (together with its Affiliates) beneficial or record ownership of 50% or more of the outstanding Preference Shares or more than 50% of the Ordinary Shares for which the Preference Shares may be converted (other than to the extent such Transfer is made to person that is a member on the date of the Shareholders Agreement) and (iv) such Transfer is subject to the rights of first offer in favor of the Company and the other members consistent with the procedures set forth in Section 5 (Rights of First Offer); it being understood that notwithstanding anything contained in Section 5.3 of the Shareholders Agreement to the contrary, any Transfer made pursuant to this Section 2(i) shall not Transfer any board observer rights but shall instead Transfer the right, to the extent the transferee meets the requirements of the first sentence of Section 5.3(b) of the Shareholders Agreement, to receive copies of all materials and information provided to the members of the Board of Directors (whether in connection with a meeting, an action by written consent or otherwise), including an annual budget and business plan and any multi-year budget or business plan. Shares purchased in the Offering by New Members that are Advised Accounts and have a common or Affiliated investment adviser shall be aggregated for purposes of determining whether such New Member has met the threshold regarding Preference Shares purchased in the Offering.

3.	Conditions to Transfers. In addition to all other terms and conditions contained in this Article II and the Shareholders Agreement, no Transfers (including, for the avoidance of doubt, any Transfers made after the third (3rd) anniversary of the Closing) shall be completed or effective for any purpose unless the following conditions are satisfied:

(a)	prior thereto:

(i)	the Transferor shall have provided to the Company, (x) at least ten (10) Business Days’ prior notice of such Transfer, (y) a certificate of the Transferor, delivered with such notice, containing a statement that such Transfer is permitted under this Article II, and (z) such other information and documents as may be reasonably requested by the Company in order for it to determine whether such Transfer is permitted under this Article II;

(ii)

the Transferee shall have executed and delivered to the Company a written undertaking substantially in the form required under the Shareholders Agreement, pursuant to which such Transferee agrees (x) to be bound by the terms and conditions of the Shareholders Agreement and (y) that the shares acquired by it shall be subject to the terms of the Shareholders Agreement, and the Transferee shall furnish copies of all share certificates effecting the Transfer and

27

such other certificates, instruments and documents as the Company may request; and

(iii)	all necessary third party consents to the Transfer shall have been obtained;

(b)	such Transferee is not a competitor of the Company and its subsidiaries, as determined in the reasonable discretion of the Board of Directors; provided that any private equity fund or other financial investor shall not be deemed to be a competitor of the Company;

(c)	such Transfer would not violate the Securities Act or any state securities or “blue sky” Laws applicable to the Company or the shares to be Transferred;

(d)	such Transfer shall not impose liability or reporting obligations on the Company or any member in any jurisdiction, whether domestic or foreign, or result in the Company or any member becoming subject to the jurisdiction of any Governmental Authority anywhere, other than the Governmental Authorities to which the Company is then subject to such liability, reporting obligation or jurisdiction; and

(e)	such Transfer shall not, in the Board of Directors’ sole discretion, have the effect of requiring the Company to, upon the consummation of such Transfer, register the shares under Section 12(g) of the Exchange Act;

provided, however, that the provisions of (i) Section 3(a) through Section 3(e) shall not apply to a Transfer in connection with a Company Sale, in the IPO or in connection with the liquidation, winding-up or dissolution of the Company and (ii) Section 3(b) shall not apply to an Executive Transfer or a Transfer subject to, or in accordance with, Section 6 (Tag-Along Rights) or Section 7 (Drag-Along Rights).

4.	Effect of Permitted Transfer. Subject to the terms of this Article II and the Shareholders Agreement (including Section 4.1(c) of the Shareholders Agreement), a Permitted Transferee of a member shall be substituted for and shall enjoy the same rights and be subject to the same obligations as the transferring member hereunder with respect to the shares Transferred to such Permitted Transferee.

5	Right of First Offer.

(a)

In the event that any member wishes to Transfer after the third (3rd) anniversary of the Closing or a New Member wishes to Transfer in accordance with Section 2(i) (such member or New Member, a “Transferor”), in one transaction or a series of related transactions, shares to any person, such Transferor, prior to any such Transfer, shall deliver to the Company and the non-Transferring members (collectively, the “ROFO

28

Recipients”) written notice (the “Offer Notice”) stating (i) such Transferor’s intention to effect such a Transfer; (ii) the number of shares proposed to be transferred by the Transferor (the “Transferred Shares”); and (iii) the material terms and conditions of such sale (including the per share purchase price (the “Offer Price”)); and (iv) the proposed effective date of the sale. The failure to provide an Offer Notice shall not relieve such Transferor’s obligations and shall not limit the rights of the Company and the non-Transferring shareholders under this Section 5.

(b)	For a period often (10) Business Days (the “Initial Exercise Period”) after the last date on which the Offer Notice is deemed to have been delivered to the Company and the non-Transferring members, the Company shall have the right to purchase up to all of the Transferred Shares on the same terms and conditions as specified in the Offer Notice and as set forth in this Section 5. In order to exercise its right hereunder, the Company must deliver written notice to such Transferor within the Initial Exercise Period.

(c)	Subject to the limitations of this Section 5(c), if the Company declines to purchase all of the Transferred Shares, then the non-Transferring members shall have the right on a pro-rata basis (assuming the conversion of all Preference Shares) to elect to purchase, during the Initial Exercise Period, up to all of the Transferred Shares after giving effect to those Transferred Shares elected to be purchased by the Company (the “Remaining ROFO Shares”), on the same terms and conditions as specified in the Offer Notice and as set forth in this Section 5. In order to exercise its rights hereunder, such non-Transferring member must provide written notice delivered to the Transferor within the Initial Exercise Period. To the extent the aggregate number of shares that the non-Transferring members desire to purchase (as evidenced in the written notices delivered to such Transferor) exceeds the Remaining ROFO Shares, each non-Transferring member so exercising shall be entitled to purchase the lesser of (x) the number of Remaining ROFO Shares it so elected to purchase and (y) its pro rata share of the Remaining ROFO Shares, which shall be equal to that number of the Remaining ROFO Shares equal to the product obtained by multiplying (x) the number of Remaining ROFO Shares by (y) a fraction, (i) the numerator of which shall be the number of Ordinary Shares held by such non-Transferring member on the date of the Offer Notice and (ii) the denominator of which shall be the number of Ordinary Shares held on the date of the Offer Notice by the non-Transferring member exercising their rights to purchase under this Section 5 (assuming the conversion of all Preference Shares into Ordinary Shares in each of the numerator and the denominator).

(d)

Upon the earlier to occur of (i) the expiration of the Initial Exercise Period or (ii) the time when such Transferor has received written confirmation from the Company or all of the non-Transferring members (if the Company is not purchasing all of the Transferred Shares) regarding its

29

exercise of its right of first offer, the Company and the non-Transferring Members shall be deemed to have made its election with respect to the Transferred Shares. If the Company and/or the non-Transferring members, after following the procedures set forth in Section 5(b) and Section 5(c), elected to acquire all of the Transferred Shares, then within five (5) days after the expiration of the Initial Exercise Period, such Transferor shall give written notice to the Company and each non-Transferring member specifying the number of Transferred Shares that will be purchased by the Company pursuant to Section 5(b) and, if applicable, the number of Transferred Shares that will be purchased by each non-Transferring members pursuant to Section 5(c) (the “ROFO Confirmation Notice”). For purposes of clarity, if the Company and/or the non-Transferring members did not elect to acquire all of the Transferred Shares, then the Company and the non-Transferring members shall not have any right to purchase any Transferred Shares pursuant to this Section 5 and the Transferor shall be free to sell all Transferred Shares to a third party that otherwise meets the requirements of this Article II (including, if applicable, Section 2(i)).

(e)	The purchase price for the Transferred Shares to be purchased by the Company and/or by the non-Transferring members exercising its rights of first offer under this Section 5 will be the Offer Price, in cash, and will be payable as set forth in Section 5(f).

(f)	The Company and the non-Transferring members exercising their rights of first offer under this Section 5 shall effect the purchase of all of the Transferred Shares, including the payment of the purchase price, within twenty (20) Business Days after the delivery of the ROFO Confirmation Notice (the “Right of First Offer Closing”). Payment of the purchase price will be made, at the option of the Transferor, (i) in cash (by check), (ii) by wire transfer or (iii) by cancellation of all or a portion of any outstanding indebtedness of such Transferor to the Company or the non-Transferring members, as the case may be, or (iv) by any combination of the foregoing. At such Right of First Offer Closing, such Transferor shall deliver to either the Company or, if the Company does not elect to purchase all of the Transferred Shares pursuant to Section 5(b), each non-Transferring member exercising its right of first offer, one or more certificates, properly endorsed for transfer, representing such Transferred Shares so purchased.

(g)	This Section Sshall not apply to (i) clauses (a), (b), (c), (d), (f), (g) and (h) of Section 2 (Permitted Transfers) or (ii) Transfers in connection with (A) the consummation of a Company Sale or (B) a liquidation, winding-up or dissolution of the Company.

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6.	Tag-Along Rights.

(a)	In the event that any of the Existing Members, individually or as a group (the “Selling Members”), shall Transfer, in one transaction or a series of related transactions, any of its or their Ordinary Shares (a “Tag-Along Sale”) to any Person (a “Proposed Purchaser”), each other member (each, a “Tagging Member”) shall have the right and option (“Tag-Along Rights”), but not the obligation, to Transfer up to the Requisite Percentage (as defined below) of its Ordinary Shares in such Tag-Along Sale, on the terms and conditions set forth in this Section 6. For the avoidance of doubt, members may only exercise their Tag-Along Rights under this Section 6 in respect of Ordinary Shares (and not any other securities convertible into or exchangeable or exercisable for Ordinary Shares, including any Preference Shares). Upon the consummation of any Tag-Along Sale which, individually or together with all other related Tag-Along Sales involving a single purchaser or group of purchasers, constitutes a Company Sale, before any distribution or payment shall be made to any Selling Members in connection with such Tag-Along Sale, each Tagging Member holding Preference Shares shall be entitled to receive the Sale Payment for each of its Preference Share being sold or converted in connection with such Tag-Along Sale in accordance with the Memorandum.

(b)	The Selling Members shall notify the Tagging Members in writing of any proposed Tag-Along Sale at least twenty (20) days prior to the anticipated closing date for such proposed Tag-Along Sale (a “Tag-Along Notice”). Any such Tag-Along Notice delivered to the Tagging Members in connection with a proposed Tag-Along Sale shall set forth: (i) the number of Ordinary Shares the Selling Members are selling in connection with such Tag-Along Sale (the “Offered Tag-Along Sale Shares”), (ii) the name and address of the Proposed Purchaser in such Tag-Along Sale, (iii) the material terms and conditions of such proposed Tag-Along Sale (including the per Ordinary Share purchase price and description of any proposed purchase price adjustments) and (iv) the proposed effective date of the proposed Tag-Along Sale.

(c)

Each Tagging Member shall have the right to include in the Tag-Along Sale and the Selling Member shall cause the inclusion in the Tag-Along Sale, upon the terms set forth in the Tag-Along Notice, up to that number of Ordinary Shares equal to a percentage of the total number of Ordinary Shares proposed to be sold by the Selling Members determined by dividing (A) the total number of Ordinary Shares then owned by such Tagging Member by (B) the sum of (x) the total number of Ordinary Shares then owned by all Tagging Members exercising their rights pursuant to this Section 6 and (y) the total number of Ordinary Shares owned by the Selling Members (assuming the conversion of all Preference Shares held by the Tagging Members and the Selling Members into

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Ordinary Shares in each of clauses (x) and (y)) (the “Requisite Percentage”); provided, that if such calculation yields a fraction of an Ordinary Share, such fraction shall be rounded up to the nearest whole Ordinary Share if such fraction is equal to or greater than 0.5 and rounded down to the nearest whole Ordinary Share if such fraction is less than 0.5. The Tagging Members may exercise the Tag-Along Rights in connection with a Tag-Along Sale described in a Tag-Along Notice by delivery of a written notice to the Selling Members within ten (10) days following receipt of a Tag-Along Notice from such Selling Members. Each Tagging Member shall be deemed to have waived its Tag-Along Rights if it fails to give notice within the prescribed time period.

(d)	In the event that any Tagging Member does not exercise its Tag-Along Rights or elects to exercise its Tag-Along Rights with respect to less than all of its Requisite Percentage (such remaining securities, the “Non-Electing Shares”), each other Tagging Member who has elected to exercise its Tag-Along Rights in full, may elect to sell (in addition to its Requisite Percentage of the number of Ordinary Shares proposed to be sold by the Selling Members) up to the total number of Non-Electing Shares, provided that such Tagging Member shall only be entitled to sell up to that number of Non-Electing Shares equal to the lesser of (i) the number of Non-Electing Shares it has elected to sell and (ii) its pro rata share of Non-Electing Shares, which shall equal to that number of Non-Electing Shares equal to the product of (A) the number of Non-Electing Shares and (B) the quotient obtained by dividing (1) the total number of Ordinary Shares then owned by such Tagging Member by (2) the sum of (x) the total number of Ordinary Shares then owned by all Tagging Members exercising their rights pursuant to this Section 6(d) (excluding the Non-Electing Shares) and (y) the total number of Ordinary Shares owned by the Selling Members (assuming the conversion of all Preference Shares held by the Tagging Members and the Selling Members into Ordinary Shares in each of clauses (x) and (y)). The Selling Members shall attempt to obtain inclusion in the Tag-Along Sale of the entire number of shares which the Selling Members and the Tagging Members electing to exercise Tag-Along Rights desire to have included in the Tag-Along Sale. In the event the Selling Members shall be unable to obtain the inclusion of such entire number of shares in such Tag-Along Sale, the number of shares to be sold in the Tag-Along Sale by each Selling Member and each Tagging Member electing to exercise Tag-Along Rights shall be reduced on a pro rata basis according to the proportion which the number of shares which each such party desires to have included in the sale bears to the total number of shares desired by all such parties to have included in the sale, and the Transfer to the Proposed Purchaser will otherwise proceed in accordance with the terms of this Section 6 and the Tag-Along Notice.

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(e)	In the event that the Tagging Members shall elect to exercise Tag-Along Rights in connection with a proposed Tag-Along Sale, the Tagging Members shall take, or cause to be taken, all commercially reasonable action, and do, or cause to be done, all things commercially reasonable to consummate and make effective such Tag-Along Sale, including executing any purchase agreement or other certificates, instruments and other agreement required to consummate the proposed Transfer to the Proposed Purchaser and using commercially reasonable efforts to obtain all necessary consents from third parties and take such other actions as may be necessary to effectuate the intent of the foregoing so long as such Selling Members execute the same agreements and other documents on the same terms, provided that:

(i)	a Tagging Member shall not be required to provide representations, warranties, covenants, or agreements other than those individual representations, warranties covenants, or agreements (so long as such Selling Members agree to do the same) related to such Tagging Member’s (A) ownership of and title to the shares it is transferring in such Tag-Along Sale, (B) organization, (C) authority to enter in the Tag-Along Sale and (D) conflicts and consents related to such Tag-Along Sale;

(ii)	any indemnity given by the Selling Members to the purchaser in connection with such Tag-Along Sale applicable to liabilities not specific to the Selling Members shall be apportioned among the Selling Members and the Tagging Members according to the consideration received by each Selling Member and Tagging Member and shall not exceed the lesser of (A) such Selling Member’s or Tagging Member’s (as the case may be) pro rata portion of any such liability, to be determined in accordance with such Selling Member’s or Tagging Member’s (as the case may be) portion of the total value for his, her or its Ordinary Shares included in such Tag-Along Sale or (B) such Selling Member’s or Tagging Member’s (as the case may be) proceeds from the Tag-Along Sale;

(iii)	other than a customary confidentiality covenant, a Tagging Member shall not be obligated to enter into any non-compete, non-solicit or other post-closing covenant that restricts its activities in any way; and

(iv)	a Tagging Member shall not be responsible for breaches of representations, warranties, covenants, or agreements made by any other seller in such Tag-Along Sale with respect to such other seller.

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Subject to clauses (i) through (iv) above, at the closing of any Tag-Along Sale, the Tagging Members shall deliver to the Proposed Purchaser (A) such instruments of transfer as shall be reasonably requested by the Proposed Purchaser with respect to the Ordinary Shares to be Transferred, against receipt of the purchase price therefor (so long as such Selling Members agree to do the same) and (B) such members’ Ordinary Shares, free and clear of any liens (so long as such Selling Members agree to do the same). At the closing of any proposed Tag-Along Sale, the Proposed Purchaser shall deliver payment (in full in immediately available funds) for the Ordinary Shares purchased by such Proposed Purchaser.

(f)	In connection with any Tag-Along Sale, the Tagging Members shall receive for the sale of their Ordinary Shares a pro rata portion of the aggregate consideration paid by the Proposed Purchaser.

(g)	There shall be no liability on the part of the Board of Directors, the Selling Members or the Company to the Tagging Members or any of their respective Affiliates if any Tag-Along Sale is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a Tag-Along Sale shall be in the sole and absolute discretion of the Selling Members.

(h)	This Section 6 shall not apply to Transfers (i) permitted by clauses (a), (b), (c), (d), (g), (h) and (i) of Section 20, (ii) in connection with a liquidation, winding-up or dissolution of the Company, (iii) pursuant to, or consequent upon, the exercise of the right of first offer set forth in Section 5 or (iv) pursuant to, or consequent upon, the exercise of the drag-along rights set forth in Section 7.

7.	Drag-Along Rights.

(a)	If at any time any Existing Member or group of Existing Members holding at least a majority of the outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares) (collectively, the “Dragging Members”) determine to Transfer or cause to be Transferred, in any single arm’s-length transaction or series of related arm’s-length transactions, Ordinary Shares representing all of the then-issued and outstanding Ordinary Shares (assuming the conversion of all Preference Shares into Ordinary Shares) then held by the Existing Members to one or more Persons who are unaffiliated bona fide third-party purchasers (a “Drag-Along Sale”), then the Dragging Members may elect to require all other Members (the “Dragged Members”) to, and the Dragged Members shall, (i) if such Drag-Along Sale is structured as sale of Ordinary Shares, Transfer, or caused to be Transferred, to such Person, concurrently with the Drag-Along Sale, Preference Shares or Ordinary Shares representing all of the Ordinary Shares

34

then held by the Dragged Members (in the case of Preference Shares, assuming the conversion of all Preference Shares into Ordinary Shares) or (ii) if such Transfer is structured as a merger, consolidation or sale of all or substantially all of the assets of the Company, to vote in favor thereof, and otherwise to consent to and raise no objection to such Drag-Along Sale, and the Dragged Members shall waive dissenters’ rights, appraisal rights or similar rights, if any, which the Dragged Members may have in connection therewith; provided that upon the consummation of any Drag-Along Sale, (y) before any distribution or payment shall be made to any Dragging Members in connection with such Drag-Along Sale, each Dragged Member that holds Preference Shares shall be entitled to receive the Sale Payment, for each Preference Share it holds that is to be Transferred in such Drag-Along Sale in accordance with the Memorandum and (z) if such Drag-Along Sale is entered into prior to the three year anniversary of the Closing, then the consideration payable to each Dragged Member that holds Preference Shares shall be payable either (i) solely in cash or Liquid Securities, or (ii) solely to the extent holders of Ordinary Shares are receiving securities, other than Liquid Securities, in such Drag-Along Sale, then each holder of Preference Shares shall have the option of receiving non-Liquid Securities of either the same class received by holders of Ordinary Shares or in the form of Acceptable Securities. For greater certainty, under no circumstances shall any Affiliate of the Company be considered an unaffiliated bona fide third-party purchaser for purposes of this Section 7.

(b)	The Dragging Members may exercise their drag-along rights pursuant hereto by delivering to each Dragged Member and the Company, at least twenty (20) days in advance of the anticipated closing date for the Drag-Along Sale, a written notice (the “Drag Notice”), which shall set forth (i) the number of Ordinary Shares the Dragging Members proposed to be sold in such Drag-Along Sale, (ii) the name and address of the proposed Transferee in such Drag-Along Sale, (iii) the material terms and conditions of such proposed Drag-Along Sale (including the per Ordinary Share purchase price or a reasonable estimate of the maximum and minimum per Ordinary Share purchase price) and (iv) the proposed effective date of the proposed Drag-Along Sale. The Drag Notice shall also specify the number of Ordinary Shares required to be Transferred by the Dragged Member.

(c)

Prior to or in connection with the closing of any such proposed Drag-Along Sale, each Dragged Member shall take, or cause to be taken, all commercially reasonable actions, and do, or cause to be done, all things commercially reasonable or advisable to consummate or make effective such Drag-Along Sale, including (i) together with the proposed purchaser

35

or purchasers, execute any purchase agreement or other certificates, instruments and other agreement required to consummate and make effective such proposed Drag-Along Sale and (ii) using commercially reasonable efforts to obtain all necessary consents from third parties and take such other actions as may be necessary to effectuate the intent of the foregoing so long as such Dragging Members execute the same agreements and other documents on the same terms; provided that:

(i)	a Dragged Member shall not be required to provide representations, warranties, covenants, or agreements other than those individual representations, warranties covenants, or agreements (so long as such Dragging Members agree to do the same) related to such Dragged Member’s (A) ownership of and title to the shares it is transferring in such Drag-Along Sale, (B) organization, (C) authority to enter in the Drag-Along Sale and (D) conflicts and consents related to such Drag-Along Sale;

(ii)	any indemnity given by the Dragging Members to the purchaser in connection with such Drag-Along Sale applicable to liabilities not specific to the Dragging Members shall be apportioned among the Dragging Members and Dragged Members (as the case may be) according to the consideration received by each Dragging Member and Dragged Member and shall not exceed the lesser of (A) such Dragging Member’s or Dragged Member’s (as the case may be) pro rata portion of any such liability, to be determined in accordance with such Dragging Member’s or Dragged Member’s (as the case may be) portion of the total value for his, her or its shares included in such Drag-Along Sale or (B) such Dragging Member’s or Dragged Member’s (as the case may be) proceeds from the Drag-Along Sale;

(iii)	other than a customary confidentiality covenant, a Dragged Member shall not be obligated to enter into any non-compete, non-solicit or other post-closing covenant that restricts its activities in any way; and

(iv)	a Dragged Member shall not be responsible for breaches of representations, warranties, covenants, or agreements made by any other seller in such Drag-Along Sale with respect to such other seller.

Subject to clauses (i) through (iv) above, at the closing of any such proposed Drag-Along Sale, the Dragged Members shall deliver to the proposed purchaser or purchasers (x) such certificates and other instruments of transfer as shall be reasonably requested by the proposed purchaser or purchasers with respect to the Ordinary Shares to be Transferred, against receipt of the purchase price therefor in such Drag-

36

Along Sale (so long as such Dragging Members agree to do the same) and (y) the Dragged Member’s Preference Shares or Ordinary Shares, free and clear of any liens (so long as such Dragging Members agree to do the same). At the closing of any proposed Drag-Along Sale, the proposed purchaser or purchasers shall deliver payment (in full in immediately available funds) for the shares purchased by such proposed purchaser or purchasers.

(d)	In the event that the Drag-Along Sale is effectuated through a business combination (whether by way of merger, recapitalization or otherwise) or asset sale, the members shall use their commercially reasonable efforts to take, or cause to be taken, all commercially reasonable action, and to do, or cause to be done, all things commercially reasonable or advisable to consummate and make effective the business combination.

(e)	There shall be no liability on the part of the Dragging Members, the Board of Directors or the Company to the Dragged Members or any of their respective Affiliates if any Drag-Along Sale is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a Drag-Along Sale shall be in the sole and absolute discretion of the Dragging Members.

(f)	If more than 90 days elapse from the date of delivery of the Drag Notice without the consummation of such Drag-Along Sale, the members shall be released from their obligations with respect to such Drag-Along Sale and the provisions of this Section 7 shall again apply to any future Transfers that otherwise come within its terms.

8.	Supplemental Transfer Provisions.

(a)	Notwithstanding any other provision of this Memorandum or the Articles, no Existing Member shall Transfer any Shares in a Permitted Transfer that constitutes a Tag-Along Sale unless such Transfer is first consented to in writing, or initiated or otherwise participated in, by the Majority Existing Members.

(b)	Notwithstanding any other provision of this Memorandum or the Articles, in addition to the Transfer terms and conditions set forth in this Memorandum or the Articles, except for a Transfer in connection with the sale of Preference Shares in the Offering, a Company Sale or in the IPO, no Transfers of Shares by an Existing Member shall be completed or effective for any purpose unless the Transferee shall have executed and delivered to the Company a written undertaking substantially in the form attached to the Voting and Lock-Up Agreement, pursuant to which such Transferee agrees (x) to be bound by the terms and conditions of the Voting and Lock-Up Agreement and (y) that the Shares acquired by it shall be subject to the terms of the Voting and Lock-Up Agreement.

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(c)

The provisions of this Section 8 shall terminate upon the earlier of (i) the date on which the IPO is consummated, (ii) the consummation of a Company Sale, (iii) a liquidation, winding-up or dissolution of the Company and (iv) the third (3rd) anniversary of the Closing (provided, that the provisions of Section 8(b) shall continue to apply to Transfers permitted by virtue of this subclause (iv)).

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

ARTICLES OF ASSOCIATION

OF

MICHAEL KORS HOLDINGS LIMITED

PRELIMINARY

1.	In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meaning

Acceptable Securities	Any preference or preferred securities of any person that have the substantially similar economic and legal characteristics as the Preference Shares (including lock-up provisions, liquidity and registration rights and other shareholder rights and obligations as nearly equivalent as may be practicable to the lock-up, liquidity and registration rights and obligations provided for in the Shareholders Agreement and the Memorandum).

Accreted Value	As of any date, with respect to each Preference Share, (a) the Preference Share Issue Amount, plus (b) the amount of dividends which have accreted, compounded and been added thereto to such date.

Act	The BVI Business Companies Act, 2004 (as amended).

Advised Account	Any New Member (or Affiliate of any New Member) for whom T. Rowe Price Associates, Inc. or Fidelity Investments, Inc. is the investment adviser.

Affiliate	With respect to any person, another person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise. Advised Accounts that share the same investment adviser (or affiliated investment adviser) shall be deemed to be Affiliates.

Board of Directors	The Board of Directors of the Company.

Business Day	Any day, except a Saturday, Sunday or day on which banking institutions are legally authorized to close in New York City or in the British Virgin Islands.

capital

The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

(a)    the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

2

(b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

Closing	The closing of the Offering.

Company Sale

(a) Any sale or Transfer, in one or more related transactions, of the Company whether by sale or other Transfer of shares, merger, consolidation, amalgamation, recapitalization or equity sale (including a sale of securities by the Company other than in the IPO), which has the effect of the direct or indirect acquisition of the Majority Voting Power in the Company from the member or members who directly or indirectly held such Majority Voting Power immediately prior to such sale; provided, that, for avoidance of doubt, a transaction that results in the member or members who held such Majority Voting Power immediately prior to such sale continuing to directly or indirectly hold (either by remaining outstanding or by being converted into voting Equity Securities of the successor or surviving entity) the Majority Voting Power of the Company or comparable voting Equity Securities of the surviving or successor entity outstanding immediately after such transaction shall not constitute a Company Sale; or

(b) any sale or Transfer, other than to the Company or any wholly-owned subsidiary of the Company, directly or indirectly, in one or more related transactions, of all or substantially all of the consolidated assets of the Company and its subsidiaries (which

3

may include, for the avoidance of doubt, the sale or issuance of Equity Securities of one or more subsidiaries of the Company); provided, that, for avoidance of doubt, a transaction that results in (A) the member or members who held such Majority Voting Power of the Company immediately prior to such sale continuing to directly or indirectly hold the Majority Voting Power of the person that acquires such assets immediately after such transaction and (B) the holders of Preference Shares immediately prior to such sale acquiring Acceptable Securities of the person that acquires such assets immediately after such transaction shall not constitute a Company Sale.

Notwithstanding the foregoing, an IPO or any broadly disseminated Public Offering of Equity Securities of the Company or any of its subsidiaries shall not constitute a Company Sale.

Consent Rights Matters	The matters set out in Regulation 93 of these Articles of Association that require the consent of the holders Preference Shares as further set out therein.

Equity Securities	With respect to any entity, all forms of equity securities in such entity or any successor of such entity (however designated, whether voting or non-voting), all securities convertible into or exchangeable or exercisable for such equity securities, and all warrants, options or other rights to purchase or acquire from such entity or any successor of such entity, such equity securities, or securities convertible into or

4

exchangeable or exercisable for such equity securities, including, with respect to the Company, the Ordinary Shares and any Share Equivalents (including the Preference Shares).

Exchange Act	The United States Securities Exchange Act of 1934, as amended from time to time.

Excluded Transaction	Any issuance of Ordinary Shares (a) pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, officers, directors or consultants of the Company or its subsidiaries; (b) issued as consideration in connection with a bona fide acquisition, merger or consolidation by the Company to an unaffiliated third party provided such acquisition, merger or consolidation has been approved by the Board of Directors; (c) issued in connection with licensing, marketing or distribution arrangements or similar strategic transactions approved by the Board of Directors to an unaffiliated third party; (d) upon conversion of the Preference Shares; (e) as a dividend on Preference Shares; or (f) pursuant to an IPO or any other broadly disseminated public offering of Equity Securities of the Company.

Existing Member	A member as of the date of the Subscription Agreement and its Permitted Transferees (as defined in the Memorandum), excluding New Members.

Governmental Authority	Any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory,

5

administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

IPO	The first Public Offering of Shares in a firm commitment underwriting in (i) the United States or (ii) the United Kingdom with a listing on the London Stock Exchange, in Hong Kong on the Hong Kong Stock Exchange or any other country with a listing on an internationally recognized stock exchange (any such international exchange together with any stock exchange in the United States, an “Approved Exchange”) recommended by the lead managing underwriter or underwriters and approved by the Board of Directors.

Law	Any statute or law (including common law), constitution, code, ordinance, rule, treaty or regulation and any Order.

Liquid Securities	In the case of equity securities, that are of a class listed on one or more Approved Exchanges and that are immediately salable without contractual or legal restrictions on transfer (it being agreed that such securities shall not be deemed to be subject to legal restrictions if such securities are (A) immediately salable pursuant to Rule 144 (or applicable non U.S. equivalent to Rule 144) without volume limitations or (B) entitled to the benefits of a shelf registration or other registration rights that are immediately exercisable).

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Majority Existing Member	The Existing Member or Existing Members holding greater than fifty percent (50%) of the issued and outstanding Ordinary Shares (assuming for this purpose, the conversion of all Preference Shares held by the Existing Members into Ordinary Shares) held by all of the Existing Members at the time of the relevant meeting or consent.

Majority Voting Power	With respect to any person, either (a) the power to elect or direct the election of a majority of the board of directors or other similar body of such person or the power to control such person by contract or as the managing member or general partner (or other equivalent status) of such person, or (b) ownership of Equity Securities representing a majority of the voting interests of such person.

member	A person who holds shares in the Company and whose name is entered in the Company’s register of members as the registered holder of such shares.

Memorandum	The Memorandum of Association of the Company as originally framed or as from time to time amended, and including the Share Transfer Restrictions and the Preemptive Rights.

New Member	A member who acquired its shares under the Subscription Agreement.

Offering	The offering and sale of Preference Shares by the Company and certain members pursuant to the Subscription Agreement.

Order	Any award, injunction, judgment, decree, order, ruling, subpoena,

7

assessment, writ or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

person	An association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Authority.

Preemptive Rights	The preemptive rights set out in Article I of the Schedule to the Memorandum entitled “Preemptive Rights”.

Preference Share Issue Amount	With respect to any Preference Share, US$46.0539.

Pro Rata Share	With respect to any member, a percentage interest (expressed as a percentage) that results from dividing (a) the number of Ordinary Shares held by such member by (b) the aggregate number of Ordinary Shares held by all members electing to participate in the purchase of Offered Securities pursuant to Article I, Section 1 of the Schedule to the Memorandum (assuming the conversion of all Preference Shares held by such member or members into Ordinary Shares in each of (a) and (b) above).

Public Offering	A public offering of Ordinary Shares pursuant to an effective registration statement (other than on Form F-4, Form S-4, Form S-8 or any successor forms) filed by the Company under the Securities Act or any equivalent foreign securities Laws.

Qualified IPO	An IPO for which the aggregate gross cash proceeds to be received by the Company and the selling

8

members of Ordinary Shares in such offering ((or series of related offerings) without deducting underwriter discounts, expenses and commissions) are at least US$250,000,000 or the equivalent in a foreign currency if the Qualified IPO is not in the United States.

resolution of directors

(a)    A resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain; or

(b)    a resolution consented to in writing by all directors or of all members of the committee, as the case may be;

except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

resolution of members

(a)    A resolution approved at a duly convened and constituted meeting of the members of the Company by the affirmative vote of

(i)     a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained, or

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(ii)    a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

(b)    a resolution consented to in writing by

(i)     an absolute majority of the votes of shares entitled to vote thereon, or

(ii)    an absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series and of an absolute majority of the votes of the remaining shares entitled to vote thereon.

Restructuring	The restructuring of the Company and the related transactions contemplated by the Restructuring Agreement.

Restructuring Agreement	The Restructuring Agreement, dated as of July 7, 2011, among the Company, the members named

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therein, SHL Fashion Limited, a British Virgin Islands limited company, SHL-Kors Limited, a British Virgin Islands limited company, Michael Kors Far East Holdings Limited, a British Virgin Islands limited company and Michael Kors (USA), Inc., a Delaware corporation.

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

Securities Act	The United States Securities Act of 1933, as amended from time to time.

Shareholders Agreement	The Shareholders Agreement, dated as of Closing, among the Company and the members named therein.

shares	Collectively, Equity Securities of the Company, including the Ordinary Shares and the Preference Shares.

Share Equivalents	Any securities convertible into or exchangeable or exercisable for Ordinary Shares, and any warrants, options or other rights to purchase or acquire Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares.

Share Transfer Restrictions	The share transfer restrictions set out in Article II of the Schedule to the Memorandum entitled “Transfer”.

Springing Board Seat	The member of the Board of Directors designated by the holders of Preference Shares, as a class, to the extent that a Qualified IPO is not consummated on or prior to March 31, 2012.

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Subscription Agreement	The Subscription Agreement, dated as of Closing, among the Company and the members named therein.

subsidiary	With respect to any specified person, (a) any corporation or company more than 50% of whose voting or capital stock is, as of the time in question, directly or indirectly owned by such person and (b) any partnership, joint venture, association, or other entity in which such person, directly or indirectly, owns more than 50% of the equity or economic interest thereof or has the power to elect or direct the election of more than 50% of the members of the governing body of such entity.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company’s capital.

the Seal	Any Seal which has been duly adopted as the Seal of the Company.

these Articles	The Articles of Association as originally framed or as from time to time amended.

Transaction Documents	Collectively, the Shareholders Agreement, the Subscription Agreement and any other agreements entered into by the Company with the holders of Preference Shares in connection with the Offering.

Transfer	Any transfer, sale, assignment, pledge, hypothecation or other disposition of any shares, whether directly or indirectly (including by merger or sale of equity in any direct or indirect holding company, all or

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substantially all of whose assets consist of shares), irrespective of whether any of the foregoing are effected voluntarily, involuntarily, by operation of Law, pursuant to judicial process or otherwise, or whether inter vivos or upon death; provided, however, that any pledge, hypothecation or grant of any security interest to an institutional lender in which the member of such shares retains the power to vote such shares shall not constitute a Transfer; provided, further, that any foreclosure or other realization upon such pledge, hypothecation or security interest by the creditor with respect thereto shall constitute a Transfer and shall be subject to the Share Transfer Restrictions and the provisions of the Shareholders Agreement. When used as a verb, “Transfer” and “Transferred” shall have the correlative meaning. In addition, “Transferee” shall have the correlative meaning.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

Voting and Lock-Up Agreement	The Voting and Lock-Up Agreement, dated as of July 7, 2011, by and among the Company and the persons listed on Schedule I thereto under the heading “Existing Shareholders”, as it may be amended from time to time.

2.	“Written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

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3.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4.	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5.	A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6.	A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

6A.	A reference to a provision of Law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation.

6B.	A reference to an agreement is a reference to that agreement as amended.

REGISTERED SHARES

7.	Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company, or any other person authorized by resolution of directors, or under the Seal specifying the share or shares held by him and the signature of the director, officer or authorized person and the Seal may be facsimiles.

8.	Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its Board of Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

9.	If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, CAPITAL AND SURPLUS

10.	Subject to the provisions of these Articles, the Memorandum (which includes the Preemptive Rights) and any resolution of members, the unissued shares of the

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Company shall be at the disposal of the Board of Directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

11.	No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

12.	Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

13.	Shares in the Company may be issued for such amount of consideration as the Board of Directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the Board of Directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of Law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

14.	A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

15.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

16.	The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

17.

Upon the issue by the Company of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the Board of Directors and the excess constitutes surplus, except that the Board of Directors must designate as capital an amount of the consideration that is at least equal to

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the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

18.	The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.

19.	Subject to provisions to the contrary in the Memorandum or these Articles, the Company may not purchase, redeem or otherwise acquire its own shares without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.

20.	No purchase, redemption or other acquisition of shares shall be made unless the Board of Directors determines by resolution of directors that immediately after the purchase, redemption or other acquisition Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the Board of Directors as to the realisable value of the assets of the Company is conclusive, unless a question of Law is involved.

21.	A determination by the Board of Directors under the preceding Regulation is not required where shares are purchased, redeemed or otherwise acquired

(a)	pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

(b)	by virtue of a transfer of capital pursuant to Regulation 49;

(c)	by virtue of the provisions of the Act; or

(d)	pursuant to an order of the Court.

22.	Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

23.	Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

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24.	The Company may purchase, redeem or otherwise acquire its shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of

(a)	the Memorandum or these Articles; or

(b)	a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

25.	The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the Board of Directors as to the value of the assets is conclusive, unless a question of Law is involved.

MORTGAGES AND CHARGES OF REGISTERED SHARES

26.	Members may mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

27.	In the case of the mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

(a)	a statement that the shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the aforesaid particulars are entered in the share register.

28.	Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

(a)	with the consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the Board of Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Board of Directors shall consider necessary or desirable.

29.	Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf.

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FORFEITURE

30.	When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the provisions set forth in the following four regulations shall apply.

31.	Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

32.	The written notice specifying a date for payment shall

(a)	name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

(b)	contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

33.	Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the Board of Directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

34.	The Company is under no obligation to refund any monies to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

LIEN

35.

The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board of Directors may at any time either generally, or in any particular case,

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waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

36.	In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the Board of Directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

37.	The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board of Directors may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

38.	Subject to any limitations in these Articles and the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the Board of Directors may accept such evidence of a transfer of shares as they consider appropriate.

39.	The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee’s name has been entered in the share register.

40.

Subject to any limitations in these Articles, the Memorandum, the Shareholders Agreement and the Voting and Lock-up Agreement, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be

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suspended and the share register closed for more than 60 days in any period of 12 months.

TRANSMISSION OF SHARES

41.	The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three regulations.

42.	The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member may be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the Board of Directors may obtain appropriate legal advice. The Board of Directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

43.	Any person becoming entitled by operation of Law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the Board of Directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the Board of Directors shall treat it as such.

44.	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

45.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN MAXIMUM AUTHORISED NUMBER OF SHARES OR CAPITAL

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46.	Subject to any limitations in these Articles or the Memorandum, the Company may by a resolution of directors amend the Memorandum to increase or reduce its maximum authorised number of shares and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

47.	The Company may amend the Memorandum to

(a)	divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

provided, however, that where shares are divided or combined under (a) or (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

48.	The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

49.	Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

50.	No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

51.	No reduction of capital shall be effected unless the Board of Directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the Board of Directors as to the realisable value of the assets of the Company is conclusive, unless a question of Law is involved.

MEETINGS AND CONSENTS OF MEMBERS

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52.	The Board of Directors may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the Board of Directors consider necessary or desirable.

53.	Upon the written request of members holding 10 percent or more of the outstanding Ordinary Shares (including any Ordinary Shares issuable upon conversion of the Preference Shares) the Board of Directors shall convene a meeting of members.

54.	The Board of Directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

55.	The Board of Directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

56.	A meeting of members may be called on short notice:

(a)	if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)	if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

57.	The inadvertent failure of the Board of Directors to give notice of a meeting to a member or the fact that a member has not received a notice that has been properly given, shall not invalidate the meeting.

58.	A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

59.	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

60.	An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

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(Name of Company)

I/We                      being a member of the above Company with                      shares HEREBY APPOINT                      of                      or failing him                      of                      to be my/our proxy to vote for me/us at the meeting of members to be held on the                      day of                      and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this                      day of

Member

61.	The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

62.	A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

63.	A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares (assuming in the case of Ordinary Shares, any Ordinary Shares issuable upon conversion of the Preference Shares) entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

64.

If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the Board of Directors may determine, and if at the adjourned meeting there are present within one hour from

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the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

65.	At every meeting of members, the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose someone of their number to be the Chairman. If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as Chairman failing which the oldest individual member or representative of a member present shall take the chair.

66.	The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

67.	At any meeting of the members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

68.	Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the Law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the Board of Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Board of Directors may rely and act upon such advice without incurring any liability to any member.

69.

Any person other than an individual which is a member of the Company may by resolution of its Board of Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled

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to exercise the same power on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

70.	The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

71.	Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

72.	An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members.

73.	Except as otherwise described in the Memorandum, each holder of Preference Shares shall have the right to vote its Preference Shares in the manner described therein (and not as a separate class or series) together with the members at all meetings of the members.

DIRECTORS

74.	The first directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter, the directors, including the Springing Board Seat, shall be elected by the members for such term as the members determine in the resolution of members approving such appointment.

75.	The minimum number of directors shall be one and the maximum number shall be 12.

76.	Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal; provided that the Springing Board Seat shall serve for the period provided herein.

77.	Other than with respect to the Springing Board Seat, a director may be removed from office, with or without cause, by a resolution of members or, with cause, by a resolution of directors.

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78.	A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

79.	Notwithstanding Regulation 74 above, the Board of Directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors; provided, however, that the holders of Preference Shares, as a class, by approval of holders of a majority of the outstanding Ordinary Shares held by such holders of Preference Shares (assuming all Preference Shares are converted into Ordinary Shares) shall have the right to designate the replacement for the Springing Board Seat to fill any such vacancy. A vacancy occurs through the death, resignation or removal of a director but a vacancy or vacancies shall not be deemed to exist where one or more directors shall resign after having appointed his or their successor or successors. The director in respect of the Springing Board Seat shall resign immediately prior to, and conditioned upon, the consummation of a Qualified IPO; provided that in the event such director does not so resign, such director may be immediately removed by a resolution of directors or a resolution of members.

80.	The Company may determine by resolution of directors to keep a register of the Board of Directors containing

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company; and

(c)	the date on which each person named as a director ceased to be a director of the Company.

81.	If the Board of Directors determines to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the Company may determine by resolution of directors to register a copy of the register with the Registrar of Companies.

82.	With the prior or subsequent approval by a resolution of members, the Board of Directors may, by a resolution of directors, fix the emoluments of the Board of Directors with respect to services to be rendered in any capacity to the Company.

83.	A director shall not require a share qualification, and may be an individual or a company.

POWERS OF DIRECTORS

84.	The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the

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formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the Board of Directors which would have been valid if such requirement had not been made.

85.	The Board of Directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

86.	Every officer or agent of the Company has such powers and authority of the Board of Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

87.	Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

88.	The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of the Board of Directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

89.	The Board of Directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

90.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

91.	The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in

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which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

(a)	the sum secured;

(b)	the assets secured;

(c)	the name and address of the mortgagee, chargee or other encumbrancer;

(d)	the date of creation of the mortgage, charge or other encumbrance; and

(e)	the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

92.	The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

93.	Consent Rights Matters

The Company shall not, and shall cause each of its subsidiaries and each of its and its subsidiaries’ respective directors, officers, committee members, committees, employees, agents or delegates not to, without the affirmative vote or written consent of the holders of a majority of the then outstanding Preference Shares, voting as a separate class:

(a)	enter into any material transaction involving the Company or any subsidiary of the Company, on the one hand, and any Affiliate of the Company, on the other hand, or make or enter into any agreement, arrangement, commitment or understanding to do or cause to be done any of the foregoing, unless such transaction is to be consummated on terms and conditions no less favorable to the Company or its subsidiary (as applicable) than could be obtained in a transaction effected with an unaffiliated third party on an arm’s-length basis by the Company or its subsidiary (as applicable) as determined by a majority of the non-interested members of the Board of Directors in their reasonable discretion; provided, however, that this clause 93(a) shall not apply to any:

(i)	transactions between or among the Company and any of its wholly-owned subsidiaries (or among its wholly-owned subsidiaries);

(ii)

payment of reasonable and customary compensation (including the issuance of Equity Securities) to, provisions of awards and benefits under employee benefit plans, stock option plans and other similar arrangements to, and

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indemnities provided for the benefit of, current, former and future officers, directors, employees or consultants of the Company or any of its wholly-owned subsidiaries and the entry into any agreement or arrangement relating to the foregoing;

(iii)	agreement, instrument or arrangement as in effect as of the Closing (which shall be deemed to include any license agreement to be entered into by the Company and Michael Kors Far East Holdings Limited (or any Affiliate thereof) provided that such license agreement is entered into substantially upon the terms set forth in the Subscription Agreement), or any transaction contemplated thereby, or any amendment, modification or replacement thereof specifically provided for therein (so long as any such amendment, modification or replacement is not materially more adverse to the Company when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Closing); and

(iv)	restructuring or reorganization of the Company, its Affiliates (including any of its direct or indirect parent companies) or any of its subsidiaries in connection with an IPO so long as any such restructuring or reorganization of the Company is not adverse to the Preference Shares in any way and does not cause adverse tax or other structuring consequences to the holders of Preference Shares;

The Company shall provide each holder of Preference Shares with written notice (which notice will include a summary of terms) ten days prior to it or its subsidiary taking any action that requires the affirmative vote or written consent of the holders of a majority of the then outstanding Preference Shares, voting as a separate class, under clause (a) of this Article 93; or

(b)

amend, supplement or restate, by any means, including amendment, reclassification, merger, consolidation, reorganization or otherwise (other than in connection with a Drag-Along Sale), (i) any provision of the Memorandum or the Articles in a manner that (x) alters or changes the rights, preferences or privileges of the Preference Shares, or (y) otherwise materially and disproportionately adversely affects the holders of Preference Shares or (ii) any other organizational documents of the Company and its subsidiaries, or any Transaction Document in a manner that is materially adverse to any rights, preferences, privileges or obligations of the holders of Preference Shares (and notwithstanding that such impact may be the same to all other members and/or their shares in the Company), except, in each case, for any such amendment, supplement

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or restatement (A) to correct any typographical or similar ministerial errors, (B) necessary or appropriate to effect a restructuring or reorganization of, or take other necessary and appropriate actions with respect to, the Company, its Affiliates (including any of its direct or indirect parent companies) or any of its subsidiaries in connection with an IPO, (C) to provide for anti-^controlled foreign corporation” restrictions or similar language in such organizational documents of the Company or its subsidiaries, (D) to create, authorize and/or issue Junior Securities or (E) to comply with any applicable Law or to protect the limited liability of the Company and its members.

PROCEEDINGS OF DIRECTORS

94.	The Board of Directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the Board of Directors may determine to be necessary or desirable.

95.	A director shall be deemed to be present at a meeting of the Board of Directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

96.	A director shall be given not less than 3 days notice of meetings of the Board of Directors, but a meeting of the Board of Directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part.

97.	A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

98.	A meeting of the Board of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

99.	If the Company shall have only one director the provisions herein contained for meetings of the Board of Directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

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100.	At every meeting of the Board of Directors the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose someone of their number to be Chairman of the meeting.

101.	An action that may be taken by the Board of Directors or a committee of the Board of Directors at a meeting may also be taken by a resolution of directors or a committee of the Board of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

102.	The Board of Directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of the Board of Directors, members, committee of the Board of Directors, committees of officers and committees of members;

(b)	copies of all resolutions consented to by the Board of Directors, members, committees of the Board of Directors, committees of officers and committees of members; and

(c)	such other accounts and records as the Board of Directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

103.	The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the Board of Directors determines.

104.	The Board of Directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

105.	Each committee of the Board of Directors has such powers and authorities of the Board of Directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint the Board of Directors or fix their emoluments, or to appoint officers or agents of the Company.

106.	The meetings and proceedings of each committee of the Board of Directors consisting of 2 or more directors shall be governed mutatis mutandis by the

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provisions of these Articles regulating the proceedings of the Board of Directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

107.	The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

108.	The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of the Board of Directors and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable Law, and the Treasurer to be responsible for the financial affairs of the Company.

109.	The emoluments of all officers shall be fixed by resolution of directors.

110.	The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

CONFLICT OF INTERESTS

111.

No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of the Board of Directors or at the meeting of the committee of the Board of Directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to

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any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

112.	A director who has an interest in any particular business to be considered at a meeting of the Board of Directors or members may be counted for purposes of determining whether the meeting is duly constituted.

INDEMNIFICATION

113.	Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

114.	The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

115.	The decision of the Board of Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of Law is involved.

116.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

117.	If a person to be indemnified has been successful in defence of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amount paid in settlement and reasonably incurred by the person in connection with the proceedings.

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118.	The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

SEAL

119.	The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The Board of Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorised from time to time by resolution of directors. Such authorisation may be before or after the seal is affixed may be general or specific and may refer to any number of sealings. The Board of Directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

120.	The Company may by a resolution of directors declare and pay dividends in money, shares, or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the Board of Directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed.

121.	The Board of Directors may from time to time pay to the members such interim dividends as appear to the Board of Directors to be justified by the profits of the Company.

122.	The Board of Directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

123.

No dividend shall be declared and paid unless the Board of Directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and

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the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the Board of Directors as to the realisable value of the assets of the Company is conclusive, unless a question of Law is involved.

124.	Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

125.	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds directly or indirectly, shares having more than 50 percent of the vote in electing directors.

126.	A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

127.	In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

128.	In the case of a dividend of authorised but unissued shares without par value, the amount designated by the Board of Directors shall be transferred from surplus to capital at the time of the distribution, except that the Board of Directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

129.	A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

ACCOUNTS AND AUDIT

130.	The Company may by resolution of members call for the Board of Directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

131.	The Company may by resolution of members call for the accounts to be examined by auditors.

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132.	The first auditors shall be appointed by resolution of directors, subsequent auditors shall be appointed by a resolution of members.

133.	The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

134.	The remuneration of the auditors of the Company

(a)	in the case of auditors appointed by the Board of Directors, may be fixed by resolution of directors;

(b)	subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

135.	The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit or loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period, and

(b)	all the information and explanations required by the auditors have been obtained.

136.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

137.	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

138.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company as which the Company’s profit and loss account and balance sheet are to be presented.

NOTICES

139.	Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register.

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140.	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

141.	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

142.	The Board of Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment, or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

ARBITRATION

143.

Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of the Memorandum, these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, the Memorandum, or to any Act or Ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the

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same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

144.	If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

VOLUNTARY WINDING UP AND DISSOLUTION

145.	The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

CONTINUATION

146.	The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the Laws of a jurisdiction outside the British Virgin Islands in the manner provided under those Laws.

[remainder of page left intentionally blank]

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We, Offshore Incorporations Limited, of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association the 1st day of July, 2002.

SUBSCRIBER	Offshore Incorporations Limited E. T. POWELL

(Sd.) E.T. POWELL Authorised Signatory

in the presence of: WITNESS	FANDY TSOI

(Sd.) Fandy Tsoi 9/F Ruttonjee House 11 Duddell Street, Central Hong Kong Production Supervisor

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EXHIBIT C

FORM OF RESTRUCTURING AGREEMENT

(See fully executed agreement attached as Exhibit 2.1 to the Registration Statement on

Form F-1 filed by Michael Kors Holdings Limited.)

EXHIBIT D

TERM SHEETS FOR FAR EAST HOLDINGS LICENSE AGREEMENT

(See fully executed agreement attached as Exhibit 10.6 to the Registration Statement on

Form F-1 filed by Michael Kors Holdings Limited.)

EXHIBIT E

TERM SHEET FOR FAR EAST HOLDINGS INVESTMENT

(See attached.)

MICHAEL KORS FAR EAST HOLDINGS LIMITED

SUMMARY OF PROPOSED TERMS

Issuer:	Michael Kors Far East Holdings Limited, a company organized under the laws of the British Virgin Islands (the “Company”).

Investors:	Any or all of Brookside Capital, Fidelity Investments, Ontario Teachers Pension Plan and T.Rowe Price (the “Investors”).

Securities Offered:	Ordinary Shares and Preference Shares of the Company (the “Shares”), which shall represent the only classes of securities issued and outstanding by the Company.

Aggregate Offering Amount:	Up to $5.4 million aggregate amount of Ordinary Shares and Preference Shares (the “Offered Shares”), all of which will be offered by the Company. The Offered Shares shall represent the same ownership percentage of the Company on a fully diluted basis (after giving effect to the issuance of the Offered Shares, but excluding equity participation of local management in the Company or any of its subsidiaries) as the Investors are collectively purchasing in Michael Kors Holdings Limited (“MKHL”) on a fully diluted basis. Each Investor may purchase its pro rata share of the Offered Shares based on its investment in MKHL relative to the other Investors. The Investors purchasing Offered Shares are referred to herein as “Purchasing Investors.” Following the offering, all holders will own Preference Shares with a preference equal to (i) their total investment amount less (ii) $1 for each Ordinary Share being purchased.[1]

Preference Shares:	Following completion of the offering, each shareholder of the Company will hold Ordinary Shares and Preference Shares having an aggregate liquidation preference of $6.37 million plus the amount of the investment hereunder. The Preference Shares do not pay dividends, are non-convertible and have no voting rights, but are redeemable at the option of the holder upon certain liquidity events of the Company.

Implied Valuation for Ordinary Shares:	$26 million pre-money.

Use of Proceeds:	The Company intends to use the net proceeds to be received by the Company for general corporate purposes.

Future Funding:	If requested by the Company’s board of directors to fund the operations and expansion of the Company’s business, the Purchasing Investors and the Company’s existing shareholders (the “Existing Shareholders”) (other than Messrs. Kors and Idol) agree to fund up to an additional $40 million on a pro rata basis (“Shareholder Funding”). The Shareholder Funding shall be effected through the sale and issuance of additional Preference Shares. At the discretion of the board of directors, either in addition to or

[1]	600 Ordinary Shares are currently issued and outstanding.

in lieu of any Shareholder Funding, the Company or any of its subsidiaries may also secure from time to time debt or equity funding from the Existing Shareholders and Purchasing Investors and/or any third parties. The Shareholder Funding and any other equity funding or debt funding involving the Existing Shareholders and/or their affiliates shall be subject to the preemptive rights described below.

Dividends:	All holders of Shares will receive dividends on a pari passu basis in accordance with the number of Ordinary Shares held. The Company generally intends to retain future earnings, if any, for use in the operations and expansion of the Company’s business. As a result, the Company does not anticipate paying regular cash dividends in the foreseeable future.

Voting Rights:	Each holder of Ordinary Shares will be entitled to one vote per share on all matters to be voted on by shareholders generally, including the election of directors.

Shareholder Rights:	Purchasing Investor and Existing Shareholder rights and obligations will be as set forth in the existing Share Purchase and Shareholders Agreement (the “Existing Shareholders Agreement”) including the registration rights, preemptive rights, information rights and tag along rights as set forth therein. The Purchasing Investors and Existing Shareholders will be subject to drag along rights substantially similar to those provided for in the MKHL transaction documents (other than provisions relating to the allocation of consideration based on preferences).

Transfer Rights:	Purchasing Investors and Existing Shareholders shall be subject to transfer restrictions (including, without limitation, the right of first negotiation) as set forth in the Existing Shareholders Agreement. In addition, each Existing Shareholder and Purchasing Investor will agree to be bound by the terms of the right of first refusal in favor of Michael Kors, LLC, as described in the term sheets for Far East licenses attached as exhibits to the Subscription Agreement for the MKHL transaction.

Information Rights:	Prior to an IPO, consolidated annual financial statements of the Company and its subsidiaries, as well as a quarterly management letter, will be provided to the Purchasing Investors and the Existing Shareholders.

Consent Rights	Amendment of the A&R Shareholders Agreement (as defined below) will be as currently provided in the Existing Shareholders Agreement. The consent of the Purchasing Investors holding a majority of the outstanding Offered Shares shall be required prior to the amendment of the organizational documents, any other transaction agreement or any other similar documents, in each case of the Company or any of its subsidiaries, that materially adversely affects the rights of the Purchasing Investors.

The consent of the Purchasing Investors holding a majority of the outstanding Offered Shares shall be required prior the Company entering into any affiliate transactions not on arms-length terms (in a manner substantially similar to that provided for in the MKHL transaction documents).

A&R Shareholders Agreement:	The Company, the Purchasing Investors and the Existing Shareholders will enter into an Amended and Restated Share Purchase and Shareholders Agreement (the “A&R Shareholders Agreement”), which will contain provisions that reflect the information and shareholders rights provisions outlined in this term sheet and otherwise as now in effect with Purchasing Investors and Existing Shareholders being treated the same.

Terms of the Offering:	The offering will terminate upon the sale of all of the Offered Shares or such lesser amount of Shares as the Investors elect to purchase.

In order to subscribe for and purchase the Shares, each prospective investor must deliver to the Company a completed A&R Shareholders Agreement (except as otherwise provided herein, with terms substantially similar to that provided for in the Shareholders Agreement).

Governing Law:	The A&R Shareholders Agreement will be governed by the laws of the State of New York.

Non-Binding Term Sheet:	The information contained in this term sheet is intended for discussion purposes only and does not contain an exhaustive list of all principal terms of the offering, and nothing contained herein creates any liability or any obligation on the part of the Company, the Purchasing Investors or the Existing Shareholders. Any agreement between the parties will become binding at such time, if any, as the transaction documents, satisfactory in form and substance to the parties, are executed and delivered by the parties and accepted by the Company.

Agreed and accepted this      day of July, 2011.

MICHAEL KORS FAR EAST HOLDINGS LIMITED	BROOKSIDE CAPITAL PARTNERS FUND L.P.

By:	By:
Name:	Name:

FIDELITY	T.ROWE PRICE

By:	By:
Name:	Name:

OTPP

By:
Name:

EXHIBIT F

FORM OF VOTING AND LOCK-UP AGREEMENT

(See fully executed agreement attached as Exhibit 10.3 to the Registration Statement on

Form F-1 filed by Michael Kors Holdings Limited.)

EXHIBIT G

FORM OF COMPANY COUNSEL OPINION

(See attached.)

212-373-3000

212-757-3990

July 11, 2011

INVESTORS LISTED ON

SCHEDULE A HERETO

Michael Kors Holdings Limited

Offering and Sale of Preference Shares

Ladies and Gentlemen:

We have acted as counsel to Michael Kors Holdings Limited (the “Company”), in connection with the Subscription Agreement, dated as of July 7, 2011 (the “Agreement”), by and among the Company, the persons listed on Schedule I thereto (the “Sellers”) and the investors listed on Schedule A hereto (individually, an “Investor” and collectively, the “Investors”), relating to the offer and the sale by the Company and

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this document is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter that is contained in this document.

the Sellers of an aggregate of 10,856,853 preference shares, no par value, of the Company (collectively, the “Offered Securities”) to the Investors. This opinion is delivered to you pursuant to Section 7(g)(ii) of the Agreement. Terms used but not defined herein have the meaning assigned to them in the Agreement.

In connection with furnishing this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Agreement; and

2.	such other certificates, agreements or documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below.

In our examination of the documents referred to above, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all such documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, (iv) the legal capacity of all individuals (including any Sellers who are individuals) who have executed any of such documents, (v) the due authorization, execution and delivery of the Offered Securities and any documents by the Company and the Sellers, as applicable, (vi) the due authorization, execution and delivery of all such documents by, and the enforceability of all such documents against, all of the parties to such documents and (vii) that each of the Company and each Seller that is not an individual is validly existing under the laws of its jurisdiction of organization. We have also assumed (a) the accuracy of the representations and warranties of the Investors contained in Section 2 of the Agreement

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and each Investor’s compliance with its respective covenants and agreements contained in the Agreement, (b) the accuracy of the representations and warranties of the Company contained in Sections 3(g) and 3(h) of the Agreement and the Company’s compliance with its respective covenants and agreements contained in the Agreement and (c) the accuracy of the representations and warranties of the Sellers contained in Sections 4(f) and 4(g) of the Agreement and each Seller’s compliance with its respective covenants and agreements contained in the Agreement. We have also relied upon oral and written statements of officers and representatives of the Company and the factual matters contained in the representations and warranties of the Company and Sellers made in the documents.

Based upon the above and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that it is not necessary in connection with the offer, sale and delivery of the Offered Securities in the manner contemplated by the Agreement to register the offer or sale of any of the Offered Securities under the Securities Act.

We express no opinion as to (i) the availability of the safe harbor for offers and sales of the Offered Securities provided by Regulation S under the Securities Act or (ii) any subsequent resale of the Offered Securities.

Our opinions expressed above are limited to the federal laws of the United States of America. No opinion is expressed in this letter with respect to the requirements of, or compliance with, any state securities laws or blue sky laws. Our opinions are

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rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be used, circulated to, or relied upon by any other person.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Schedule A

The Investors

Brookside Capital Partners Fund, L.P.

Feinberg Family Trust

Fidelity Financial Trust: Fidelity Independence Fund

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Fidelity Puritan Trust: Fidelity Puritan Fund

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

Flat Plus LLC

ING Partners, Inc. - ING T. Rowe Price Diversified Mid Cap Growth Portfolio

Jeffrey L. Feinberg Family Trust

JNL Series Trust - JNL/T. Rowe Price Mid-Cap Growth Fund

KEC Holdings LLC

Lincoln Variable Insurance Products Trust - LVIP T. Rowe Price Structured Mid Cap Growth Portfolio

MassMutual Select Funds, Inc. - MassMutual Select Mid Cap Growth Equity II Fund

Maxim Series Fund, Inc. - Maxim/T. Rowe Price MidCap Growth Portfolio

Met Investors Series Trust - T. Rowe Price Mid Cap Growth Portfolio

MKFF Investors LLC

MML Series Investment Fund - MML Mid Cap Growth Fund

Ontario Teachers’ Pension Plan Board

Powers Trust

Seasons Series Trust - Mid-Cap Growth Portfolio

State of California - Savings Plus Program

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.

T. Rowe Price Institutional Mid-Cap Equity Growth Fund

T. Rowe Price Mid-Cap Growth Fund, Inc.

T. Rowe Price Mid-Cap Growth Portfolio

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. ROWE PRICE TAX-EFFICIENT EQUITY FUND

T. Rowe Price U.S. Equities Trust

T. Rowe Price U.S. Equities Trust

TD Mutual Funds - TD U.S. Mid-Cap Growth Fund

THE BUNTING FAMILY III, LLC

THE BUNTING FAMILY VI SOCIALLY RESPONSIBLE LLC

Variable Insurance Products Fund V: Asset Manager Portfolio

Variable Insurance Products Fund V: Asset Manager: Growth Portfolio

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EXHIBIT H

FORM OF BRITISH VIRGIN ISLAND COUNSEL OPINION

(See attached.)

Harney Westwood & Riegels Craigmuir Chambers PO Box 71, Road Town Tortola VG1110, British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 www.harneys.com

11 July 2011	Your Ref

Our Ref 034980.0004/JAD

BY E-MAIL	Doc ID ~ 0619830

The Buyers (as listed in the schedule A of this opinion)

Dear Sirs

Michael Kors Holdings Limited, Company No. 524407 (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with:

(a)	a restructuring agreement dated 7 July 2011 entered into by and among (i) the Company, (ii) SHL-Kors Limited, a British Virgin Islands limited company (“SHLK”), (iii) Michael Kors (“MK”), (iv) SHL Fashion Limited (“SHLF”), (v) Michael Kors (USA), Inc. (“Kors (USA)”), (vi) Michael Kors Far East Holdings Limited (“Far East Holdings”), (vii) Sportswear Holdings Limited (“Sportswear Holdings”), (viii) Littlestone, (“Littlestone”), (ix) Northcroft Trading Inc., (“Northcroft”), (x) Vax Trading, Inc. (“Vax”), (xi) OB Kors LLC (“OB Kors”), (xii) John Idol (“Idol”), (xiii) John Muse (“Muse”), (xiv) Muse Children’s GS Trust (“Muse Trust”), (xv) JRM Interim Investors, LP (“JRM”), and (xvi) Muse Family Enterprises (“Muse Enterprises”), which sets out the steps to be taken in connection with the restructuring of the Company (the “Restructuring”), including but not limited to the amendment of the Company’s memorandum and articles of association and the merger of the Company with SHLF and SHLK (the “Restructuring Agreement”);

(b)	a subscription agreement dated 7 July 2011 entered into between (i) the Company, (ii) the Existing Shareholders and (iii) the “Buyers” being the persons listed in the schedule A of this opinion (the “Subscription Agreement”);

(c)	a voting and lock-up agreement dated 11 July 2011 entered into between (i) the Company and (ii) the “Existing Shareholders” being persons listed in schedule I thereto (the “Voting Agreement”); and

(d)	a shareholders agreement dated 11 July 2011 entered into between (i) the Company (ii) the Existing Shareholders and (iii) the Buyers (the “Shareholders Agreement”);

(collectively, the “Documents”).

A list of partners is available for inspection at our offices.

British Virgin Islands | Cayman Islands | Cyprus | London | Hong Kong

This opinion is given pursuant to clause 7(e)(iii) of the Subscription Agreement. Capitalised terms defined in the Subscription Agreement have the same meaning in this opinion unless otherwise defined in this opinion.

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	copies of the executed Documents;

(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 11 July 2011;

(c)	a copy of the unanimous written resolutions of the directors of the Company dated 7 July 2011 approving the Company’s entry into, and authorising the execution and delivery by the Company of the Documents (the “Board Resolutions”); and

(d)	information revealed by our searches of:

(i)	the records and information certified by Offshore Incorporations Limited, the registered agent of the Company, on 11 July 2011 of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 11 July 2011; and

(iii)	the records of proceedings on file with, and available for inspection on 11 July 2011 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out. In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals, and the genuineness of all signatures and seals;

(b)	the accuracy and completeness of all corporate minutes, resolutions, certificates, documents and records which we have seen, and the accuracy of any and all representations of fact expressed in or implied thereby;

(c)	that there are no other resolutions, agreements, documents or arrangements which affect the Documents and the transactions contemplated thereby;

(d)	that the information indicated by the Searches is complete and remains true and correct;

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(e)	that the Documents constitute valid, legally binding and enforceable obligations of the Company under the laws of the State of New York in the United States of America (“New York”) by which law they are expressed to be governed; that the Documents have been duly executed in accordance with the laws of New York and any other applicable foreign laws; and that no matters arising under any foreign law will affect the views expressed in this opinion;

(f)	that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Documents except as expressly disclosed in the Board Resolutions, and that the directors are properly exercising their powers in good faith;

(g)	that the Board Resolutions remain in full force and effect; and

(h)	that the Company does not own, directly or indirectly, any land in the British Virgin Islands.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act, 2004, and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Capacity and Power. The Company has full capacity to enter into and perform its obligations under the Documents and the Company has taken all necessary action to authorise its entry into the Documents and the exercise of its rights and the performance of its obligations under the Documents.

(c)	Due Execution. The Documents have been duly executed for and on behalf of the Company.

(d)	Valid and Binding. The Documents will be treated by the courts of the British Virgin Islands as the legally binding, valid and enforceable obligations of the Company.

(e)	Consents. No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the entry into and performance by the Company of its obligations and the exercise of its rights pursuant to the Documentsor enforcement of the Documents against the Company.

(f)	Non-conflict. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations and the exercise of any of its rights pursuant to the Documents do not and will not conflict with:

(i)	any law or regulation of the British Virgin Islands; or

(ii)	the Memorandum and Articles of Association of the Company.

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(g)	Stamp Duty. No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the Documents.

(h)	Interest. There is no applicable usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by the Company of its obligations under the Documents.

(i)	Withholding. The Company will not be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment it may make under the Documents.

(j)	Exchange Controls. There are no government controls or exchange controls in relation to the observance by the Company of its obligations under the Documents.

(k)	Judgment Currency. Any monetary judgment in a court of the British Virgin Islands in respect of a claim brought in connection with the Documents is likely to be expressed in the currency in which such claim is made, since such courts have power to grant a monetary judgment expressed otherwise than in the currency of the British Virgin Islands, but they may not necessarily do so.

(l)	Enforcement of Judgments. There is no statutory registration regime in the British Virgin Islands for judgments of the courts of New York (the “Courts”). However, any final and conclusive monetary judgment for a definite sum obtained against the Company in the Courts in respect of the Documents would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(i)	the Courts had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)	the judgment given by the Courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii)	the judgment was not procured by fraud;

(iv)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(m)	Sovereign Immunity. The Company is not entitled to claim immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of the British Virgin Islands in respect of proceedings against it in relation to the Documents and the execution of the Documents and performance of its obligations under the Documents by the Company constitute private and commercial acts.

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(n)	Adverse Consequences. Under the laws of the British Virgin Islands, the Buyers will not be deemed to be resident, domiciled or carrying on any commercial activity in the British Virgin Islands or subject to any tax in the British Virgin Islands by reason only of the execution, and performance of the Documents nor is it necessary for the execution, performance and enforcement of the Documents that the Buyers be authorised or qualified to carry on business in the British Virgin Islands.

(o)	Choice of Law and Jurisdiction. The choice of the law of New York as the proper law of the Documents would be upheld as a valid choice of law by the courts of the British Virgin Islands and applied by such courts in proceedings in relation to the Documents as the proper law thereof and the submission by the Company to the jurisdiction of the courts of New York and the nomination by the Company of an agent in New York to accept service of process in respect of proceedings before such courts are valid.

(p)	The Restructuring. The Restructuring has been carried out and completed in compliance with the laws of the British Virgin Islands.

(q)	Shares. Based solely on the Company’s Memorandum and Articles of Association:

(i)	the Company is authorised to issue a maximum of 160,856,853 shares divided into:

(A)	10,856,853 preference shares of no par value each (“Preference Shares”); and

(B)	150,000,000 ordinary shares of no par value each (“Ordinary Shares”);

(ii)	shares in the Company shall be issued in the currency of the United States of America; and

(iii)	subject to the restrictions on transfer contained in the Memorandum and Articles of Association, registered shares are transferred pursuant to an instrument in writing signed by the transferor and containing the name and address of the transferee.

(r)	Authority to Issue Shares. The directors of the Company are duly empowered under the Company’s Memorandum and Articles of Association to issue shares as registered shares only.

(s)	Issued Shares. Based solely on the Company’s register of members as annexed to the Registered Agent’s Certificate (the “Register of Members”), as at the date of this opinion, the Company has issued:

(i)	10,639,716 Preference Shares with no par value per share; and

(ii)	38,719,484 Ordinary Shares with no par value per share,

the number and classes of shares held by each Shareholder is as set out in Schedule B of this opinion.

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(t)	Title to Shares. The entry of the name of a person in the Register of Members as a holder of a registered share in the Company is prima facie evidence that legal title in such share vests in that person.

(u)	Entitlements of Shareholders. The Company may treat the holder of a registered share in the Company as the only person entitled to:

(i)	exercise any voting rights attaching to the share;

(ii)	receive notices;

(iii)	receive a distribution in respect of the share; and

(d)	exercise other rights and powers attaching to the share.

(v)	Security Interests. Nothing in the documents or records that we have examined indicates that the shares issued in the Company are subject to any security interests in favour of any party other than a first and paramount lien in favour of the Company itself arising under the memorandum and articles of association. However, there is no applicable registration regime in the British Virgin Islands for security over shares in British Virgin Islands companies where the shareholder is not itself a British Virgin Islands entity; accordingly, this should not be taken to establish conclusively that no security interests have been created over the Shares.

(w)	Issue of Shares. The shares to be issued by the Company under the Subscription Agreement have been duly authorised, and when the name of the subscriber is entered in the Register of Members against payment therefore in accordance with the terms of the Subscription Agreement, will have been validly issued, will be fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of the shares), and will not be subject to any liens under British Virgin Islands law or the Memorandum and Articles of Association.

(x)	Transferred Shares. Each of the Sellers is the registered holder of the shares to be transferred by him or it under the Subscription Agreement (the “Transferred Shares”). The Transferred Shares were validly issued to the Sellers under the Restructuring and are validly issued, fully paid and non-assessable. The transfer of a registered share in the Company is effective when the name of the transferee is entered in the Register of Members.

(y)	Registrations. It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings of the obligations of the Company or the rights of the Buyers under the Documents that they or any other document be notarised, filed, registered or recorded in the British Virgin Islands except that under British Virgin Islands law, the Company is not required to treat a person as a shareholder of the Company until the person has been entered in the Register of Members. The original Register of Members or a copy thereof must be kept at the registered office of the Company. If the copy of the Register of Members is kept at the registered office, it must be updated within 15 days of any change.

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(z)	Pari Passu Obligations. The obligations of the Company under the Documents constitute direct obligations that rank at least pari passu with all its other unsecured obligations.

(aa)	High Court Searches. No court proceedings pending against the Company are indicated by our searches of the British Virgin Islands High Court Registry referred to at paragraph 2(d)(iii).

(bb)	Registry Searches. On the basis of our searches of the British Virgin Islands Registry of Corporate Affairs and the British Virgin Islands High Court Registry referred to at paragraphs 2(d)(ii) and (iii) respectively, no currently valid order or resolution for liquidation of the Company and no current notice of appointment of a receiver over the Company or any of its assets appears on the records maintained in respect of the Company at the Registry of Corporate Affairs, but it should be noted that failure to file notice of appointment of a receiver does not invalidate the receivership but merely gives rise to penalties on the part of the receiver.

(cc)	Registered Office. In addition to contractual modes of service, service of process in the British Virgin Islands on the Company may be effected by leaving at the Registered Office of the Company the relevant document to be served. On the basis of our search of the British Virgin Islands Registry of Corporate Affairs referred to at paragraph 2(d)(ii) the registered office of the Company is at Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands.

5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Documents. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

6.	The opinions set out above are subject to the following qualifications:

(a)	The term “enforceable” as used above means that the obligations assumed by the Company under the relevant instrument are of a type which the courts of the British Virgin Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(i)	rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors;

(ii)	claims under the Documents may become barred under the laws relating to limitation of actions in the British Virgin Islands or may be or become subject to defences of set-off or counterclaim;

(iii)	equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered

7

an adequate remedy and equitable rights may be defeated by a bona fide purchaser for value without notice;

(iv)	where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to the laws of that jurisdiction or contrary to mandatory laws or public policy of that jurisdiction;

(v)	strict legal rights may be qualified by doctrines of good faith and fair dealing—for example a certificate or calculation as to any matter might be held by a British Virgin Islands court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error;

(vi)	enforcement may be prevented by reason of fraud, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(vii)	provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the British Virgin Islands determines such a provision to be a penalty;

(viii)	enforcement may be limited by the principle of forum non conveniens or analogous principles; and

(ix)	an agreement made by a person in the course of carrying on unauthorised financial services business is unenforceable against the other party to the agreement under section 50F of the Financial Services Commission Act, 2001.

(b)	Upon being appointed, a liquidator must file notice of their appointment within 14 days at the Registry of Corporate Affairs; and accordingly, it is possible that our Searches may not reveal the appointment of a liquidator if the notice has not yet been filed at the relevant time.

(c)	Amendments to the Memorandum and Articles of Association of a company are normally effective from the date of registration with the Registry of Corporate Affairs. However, it is possible for a British Virgin Islands court to order that they be treated as being effective from an earlier date, and searches would not reveal the amendments until the court order was subsequently filed.

(d)	The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

(e)	The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

(f)	In certain circumstances provisions in the Documents that (i) the election of a particular remedy does not preclude recourse to one or more others, or (ii) delay or failure to exercise a right or remedy will not operate as a waiver of any such right or remedy, may not be enforceable.

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(g)	We express no opinion in respect of the enforceability of any provision in the Documents which purports to fetter the statutory powers of the Company.

(h)	We express no opinion in relation to provisions making reference to foreign statutes in the Documents.

(i)	The rights and obligations of a party to the Documents may be subject to restrictions if it or another party has been made subject to United Nations or European Union sanctions as implemented under the laws of the British Virgin Islands. We have not conducted any investigations in this respect, and we express no opinion in relation thereto.

7.	This opinion is rendered for the benefit of the Buyers and the benefit of their legal counsel (in that capacity only) in connection with the transactions contemplated by the Documents only. It may not be disclosed to or relied on by any other party or for any other purpose.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

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SCHDEULE A

LIST OF BUYERS

Brookside Capital Partners Fund, L.P.

Feinberg Family Trust

Fidelity Financial Trust: Fidelity Independence Fund

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Fidelity Puritan Trust: Fidelity Puritan Fund

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

Flat Plus LLC

ING Partners, Inc.—ING T. Rowe Price Diversified Mid Cap Growth Portfolio

Jeffrey L. Feinberg Family Trust

JNL Series Trust—JNL/T. Rowe Price Mid-Cap Growth Fund

KEC Holdings LLC

Lincoln Variable Insurance Products Trust—LVIP T. Rowe Price Structured Mid Cap Growth Portfolio

MassMutual Select Funds, Inc.—MassMutual Select Mid Cap Growth Equity II Fund

Maxim Series Fund, Inc.—Maxim/T. Rowe Price MidCap Growth Portfolio

Met Investors Series Trust—T. Rowe Price Mid Cap Growth Portfolio

MKFF Investors LLC

MML Series Investment Fund—MML Mid Cap Growth Fund

Ontario Teachers’ Pension Plan Board

Powers Trust

Seasons Series Trust—Mid-Cap Growth Portfolio

State of California—Savings Plus Program

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.

T. Rowe Price Institutional Mid-Cap Equity Growth Fund

T. Rowe Price Mid-Cap Growth Fund, Inc.

T. Rowe Price Mid-Cap Growth Portfolio

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. ROWE PRICE TAX-EFFICIENT EQUITY FUND

T. Rowe Price U.S. Equities Trust

T. Rowe Price U.S. Equities Trust

TD Mutual Funds—TD U.S. Mid-Cap Growth Fund

THE BUNTING FAMILY III, LLC

THE BUNTING FAMILY VI SOCIALLY RESPONSIBLE LLC

Variable Insurance Products Fund V: Asset Manager Portfolio

Variable Insurance Products Fund V: Asset Manager: Growth Portfolio

A list of partners is available for inspection at our offices.

British Virgin Islands | Cayman Islands | Cyprus | London | Hong Kong

SCHDEULE B

REGISTER OF MEMBERS

A list of partners is available for inspection at our offices.

British Virgin Islands | Cayman Islands | Cyprus | London | Hong Kong